Exhibit 4.13

Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Such excluded information has been marked with “[****]”

EXECUTION COPY

PRENETICS GLOBAL LIMITED

THE PERSONS LISTED IN SCHEDULE 1

AND

ACT GENOMICS HOLDINGS COMPANY LIMITED

AGREEMENT FOR SALE AND PURCHASE OF THE

ISSUED SHARES IN ACT GENOMICS HOLDINGS

COMPANY LIMITED

Schedule 9 Specific Indemnification	100

Schedule 10 MCD Warranties	101

THIS AGREEMENT is made on 16 December 2022

BETWEEN:

(1)

PRENETICS GLOBAL LIMITED, a company incorporated under the laws of the Cayman Islands, trading on NASDAQ with ticker PRE, having its principal executive office at 7/F, K11 Atelier King’s Road, 728 Kings Road, Hong Kong (the “Buyer”);

(2)	THE PERSONS whose names and addresses are set out in column (A) of Schedule 1 (the “Sellers” and each a “Seller”); and

(3)

ACT GENOMICS HOLDINGS COMPANY LIMITED, a company incorporated under the laws of the Cayman Islands (registered number: 336039), having its registered office at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the “Company”).

THE PARTIES AGREE as follows:

1.	INTERPRETATION

1.1	In this Agreement:

“Accounts” means the consolidated audited accounts of the Company, consolidating the financial position of all of the Group Companies, including the profit and loss statement, balance sheet, cashflow statement, the auditors’ reports on those accounts, the directors’ reports and the notes to those accounts, for the financial years ended on or as of 31 December 2020 and the Last Accounting Date, each prepared in accordance with the IFRS;

“Accounts Relief” means a Relief which has been shown or treated as an asset in the Accounts or Management Accounts, or which has been taken into account in computing a provision for Tax which appears in the Accounts or Management Accounts (or which has resulted in no such provision for Tax being made);

“ACT Disclosure Letter” means the letter from the Warrantors to the Buyer in relation to the ACT Warranties having the same date as this Agreement;

“ACT HK” means ACT Genomics (Hong Kong) Limited 行動基因(香港)股份有限公司, a limited liability company incorporated in Hong Kong with its registered office at Unit 803, 8/F, Building 15W, 15 Science Park West Avenue, Pak Shek Kok, N.T., Hong Kong;

“ACTHK HKSTP Consent” has the meaning given in clause 13.2.2;

“ACTHK-HKSTP Funding Agreement” means the funding agreement entered into between ACTHK and Hong Kong Science and Technology Parks Corporation on 18 October 2019 (as supplemented by the first supplemental funding agreement dated 4 May 2021);

“ACT Japan” means ACT Genomics Japan Co., Ltd. アクトゲノミクス株式会社, a kabushiki gaisha incorporated in Japan with its registered office at TTD Building, No. 18, Sanada Ichome, Minato-ku, Tokyo (东京都港区三田一丁目2番 18号TTDビル);

“ACT Singapore” means ACT Genomics (Singapore) Pte. Ltd., a limited liability company incorporated in Singapore with its registered office at 1 Phillip Street, #09-00, Royal One Phillip, Singapore 048692;

“ACT Taiwan” means ACT Genomics Co., Ltd. 行動基因生技股份有限公司, a company limited by shares incorporated under the laws of the R.O.C. with its registered address at 3F., No. 345, Xinhu 2nd. Rd., Neihu Dist., Taipei City 11494, Taiwan (R.O.C.);

“ACT Warranty” means a statement contained in Part B of Schedule 4;

“ACT Warranty Claim” means any claim made by the Buyer for breach of an ACT Warranty;

“Actual Tax Liability” means a liability of a Group Company to make a payment (or an increased payment) of, or in respect or on account of, Tax whether or not the Tax is chargeable directly or indirectly to the Group Company or against or attributable to another person;

“Affiliate” means:

(a)

in respect of a person who is a natural person, his or her Immediate Family Members or any other person directly or indirectly Controlled by such natural person or his or her Immediate Family Members; and

(b)	in respect of a person who is not a natural person, any other person which, directly or indirectly, Controls, is Controlled by or is under the common Control of the first mentioned person;

“Amended Articles” means the Memorandum and Articles of Association in the agreed form to be adopted by the Company at Completion;

“Amended Shareholders’ Agreement” means the amendment deed to amend the Shareholders’ Agreement in the agreed form to be entered into by the Buyer, the Company and the Shareholders at Completion;

“Applicable Laws” means, with respect to a person, any laws, regulations, rules, measures, guidelines, treaties, judgments, determination, orders or notices of any Government Authority or stock exchange that is applicable to such person;

“AstraZeneca Consent” has the meaning given in clause 13.2.3;

“AstraZeneca MSA” means the master services agreement entered into between ACT Taiwan and AstraZeneca Taiwan Limited on 1 April 2021;

“Blue Sky Laws” means the state securities or “blue sky” laws;

“Business Day” means any day (other than a Saturday or Sunday or public holiday) on which banks in Hong Kong, the Cayman Islands, Taiwan and the United States are open for the transaction of normal business;

“Business IP” means all Intellectual Property legally or beneficially owned by any Group Company, including all Registered Owned IP;

“Business IT” means all Information Technology which is owned or used by the Group Companies in conducting the business of the Group;

“Buyer Group” means the Buyer and its subsidiaries from time to time;

“Buyer Material Adverse Effect” means any breach of Applicable Laws, any non-renewal of material licences or permits of the Buyer Group, any material change in business of the Buyer Group, and any action taken or omitted to be taken outside of the ordinary course of business of the Buyer Group which result or would reasonably be expected to result in a material adverse effect on the financial results of the Buyer Group, taken as a whole, but excluding any events to the extent arising from:

(A) any change in financial markets, interest rates, exchange rates, commodity prices or other general economic, business or political or geopolitical conditions;

(B) any change in the trading price of the Prenetics Shares or other financial market fluctuations or conditions;

(C) any natural disaster, including any hurricane, flood, tornado, earthquake or other natural disaster;

(D) any changes in the Applicable Law or applicable accounting standards and principles, including the IFRS, or the enforcement or interpretation in respect of any of the foregoing;

(E) any act of civil unrest, war, sabotage, cyberattack, terrorism or military action, or any outbreak or escalation of hostilities involving the United States or another sovereign political power, the declaration by the United States, the Taiwan Government Authority or another sovereign political power of a national emergency or war or the occurrence of any other calamity or crisis, including the war in Ukraine, Taiwan Strait, or the escalation or worsening of any of the foregoing;

(F) any epidemics or pandemics or other public health crisis (including the COVID-19 pandemic), including any worsening, deterioration or improvement of any of the foregoing;

(G) changes in conditions generally affecting the industry in which the Buyer Group operates; or

(H) any action or omission by the Buyer Group as required under Applicable Law, except in the case of items (A) to (H) above, to the extent that such change or event does not materially and disproportionately affect the Buyer Group taken as a whole when compared with other businesses operating in the same industry;

“Buyer’s Pro Rata Share” has the meaning given in Schedule 9;

“Buyer’s Relief” means:

(a)	any Accounts Relief;

(b)	any Relief arising to any Group Company in respect of any acts, omissions, events or circumstances occurring or in any period falling after Completion; and

(c)	any Relief arising to the Buyer or any Affiliate of the Buyer (other than any Group Company);

“Buyer SEC Documents” has the meaning given in paragraph 3.1 of Schedule 5;

“Buyer Warranty” means a statement contained in Schedule 5;

“Canon Medical” means Canon Medical Systems Corporation, a corporation incorporated in Japan with its principal office at 1385 Shimoishigami, Otawara-shi, Tochigi, Japan;

“Canon MoU” has the meaning given in clause 13.1.2;

“Cash Incentive Payee” means any Seller who receives any Cash Incentive Payment;

“Cash Incentive Payment” has the meaning given in clause 3.3;

“CERBACT Consent” has the meaning given in clause 13.1.1;

“CERBACT JV Agreement” means the joint venture shareholders’ agreement entered into between ACT Singapore, CERBA Research NV and CERBACT JVCo on 11 August 2021 in relation to the establishment of CERBACT JVCo in Singapore;

“CERBACT JVCo” means CERBACT Asia Holdings Pte. Ltd., a company incorporated with limited liability in Singapore, with its registered office located at 380 Jalan Besar, #06-06, ARC 380, Singapore 209000;

“CERBACT Waiver” has the meaning given in clause 13.2.5;

“Completion” means completion of the sale and purchase of all of the Sale Shares and the subscription for the Convertible Bond, in each case in accordance with this Agreement;

“Completion Date” has the meaning given in clause 6.1;

“Condition” means a condition set out in clause 5.1;

“Confidential Information” means all information which relates to the business and affairs of any Group Company or any party and the Transaction Information, but does not include information:

(a)	to the extent that it is generally known to the public not as a result of any breach of duty of confidentiality;

(b)	(other than in respect of the Transaction Information) that was lawfully in the possession of the receiving party prior to its disclosure by the disclosing party; or

(c)

(other than in respect of the Transaction Information) that is or becomes available to the receiving party other than as a result of a disclosure by a person which the receiving party knows is in breach of a duty of confidentiality owed to the disclosing party;

“Consideration Shares” has the meaning given in clause 3.2.1;

“Consideration Shares Seller” means any Seller who receives Consideration Shares at Completion under this Agreement;

“Control” means the ownership, directly or indirectly, of more than 50 per cent. (50%) of the voting shares, registered capital or other equity interest of the relevant person or the possession, directly or indirectly, of the power to direct the shareholders’ general meeting, to appoint or elect a majority of the directors, or otherwise to direct the management of the relevant person;

“Convertible Bond” means the convertible bond in the principal amount of US$10,000,000 to be issued by the Company at Completion in accordance with this Agreement, which shall be convertible into Investor Ordinary Shares of the Company, the terms of which are as set out in Schedule 8;

“CP Defaulting Party” has the meaning given in clause 5.6;

“CP Non-defaulting Party” has the meaning given in clause 5.6;

“Cure Period” has the meaning given in clause 5.6;

“Deemed Tax Liability” means the loss, unavailability, or reduction in the amount of an Accounts Relief or the use or set off of any Buyer’s Relief in circumstances where, but for such use or set off, any Group Company would have had an Actual Tax Liability in respect of which the Buyer would have been able to make a claim against any Seller under paragraph 2.1 of Schedule 9;

“Defaulting Party” has the meaning given in clause 6.7;

“Designated Bank Account” means the bank account set out opposite the name of each Seller in column (F) of Schedule 1;

“Disclosed” has the meaning given in clause 7.6;

“Disclosure Letter” means each of the ACT Disclosure Letter and the MCD Disclosure Letter, and together the “Disclosure Letters”;

“Dispose” means, in respect of any Consideration Shares Seller, directly or indirectly:

(a)	transfer, hypothecate, pledge, encumber, grant any option to purchase, dispose of or otherwise deal with any of the Locked-up Securities;

(b)	enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of such Locked-up Securities,

whether any such transaction described in paragraph (a) or (b) above is to be settled by delivery of Locked-up Securities or such other securities, in cash or otherwise; or

(c)	publicly announce an intention to effect any such transaction described in paragraph (a) or (b) above,

and “Disposal” shall be construed accordingly;

“Dispute” has the meaning given in clause 22.1;

“Encumbrance” means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third-party right or interest, assignment, deed of trust, other encumbrance or security interest of any kind, or another type of preferential arrangement (including a title transfer or retention arrangement) having similar effect;

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Shareholder Ordinary Shares” means the ‘existing shareholder ordinary shares’ of par value US$0.0001 each in the capital of the Company;

“Financial Investor Sellers” means the Sellers identified as “Financial Investor Seller” in column (G) of Schedule 1;

“Fundamental Warranty” means a statement contained in Part A of Schedule 4;

“Fundamental Warranty Claim” means any claim made by the Buyer for breach of any Fundamental Warranty;

“Government Authority” means any national, provincial, municipal or local government, administrative or regulatory body or department, court, tribunal, arbitrator or any body that exercises the function of a regulator;

“Government Official” means:

(a)	an employee, officer or representative of, or any person otherwise acting in an official capacity for or on behalf of, a Government Authority;

(b)	a person holding any legislative, administrative or judicial position of any kind, regardless of whether elected or appointed;

(c)	an officer of, or an individual who holds a position in, a political party;

(d)	a candidate for political office;

(e)	an individual who holds any other official, ceremonial or other appointed or inherited position with a government or any of its agencies; or

(f)	an individual who exercises a public function for or on behalf of a country or territory or for any public agency or public enterprise of that country or territory;

“Group Company” means the Company or any of its Subsidiaries, and “Group” and “member of the Group” shall be construed accordingly, save that for the purposes of the ACT Warranties, any reference to “Group Companies” or “Group Company” shall not include MCD;

“Group Company Material Adverse Effect” means any change, fact, circumstance, event, condition, development, effect or occurrence that, individually or in the aggregate with all other changes, facts, circumstances, events, conditions, developments, effects or occurrences has had or would reasonably be expected to (i) have a material adverse effect on the condition (financing, trading or otherwise), assets, liabilities, revenue, profits, prospects, operations, results or business of the Group, taken as a whole; or (ii) prevent or materially impair the ability of the Buyer to consummate the transactions contemplated under this Agreement, but excluding any results, occurrences, facts, changes, conditions, circumstances, events or effects to the extent arising from:

(A) any change in financial markets, interest rates, exchange rates, commodity prices or other general economic, business or political or geopolitical conditions;

(B) financial market fluctuations or conditions;

(C) any natural disaster, including any hurricane, flood, tornado, earthquake or other natural disaster;

(D) any changes in the Applicable Law or applicable accounting standards and principles, including the IFRS, or the enforcement or interpretation in respect of any of the foregoing;

(E) any act of civil unrest, war, sabotage, cyberattack, terrorism or military action, or any outbreak or escalation of hostilities involving the United States or another sovereign political power, the declaration by the United States, the Taiwan Government Authority or another sovereign political power of a national emergency or war or the occurrence of any other calamity or crisis, including the war in Ukraine, Taiwan Strait, or the escalation or worsening of any of the foregoing;

(F) any epidemics or pandemics or other public health crisis (including the COVID-19 pandemic), including any worsening, deterioration or improvement of any of the foregoing;

(G) changes in conditions generally affecting the industry in which the Group operates; or

(H) any action or omission by any Group Company as required under Applicable Law,

except in the case of items (A) to (H) above, to the extent that such change or event does not materially and disproportionately affect the Group taken as a whole when compared with other businesses operating in the same industry;

“HKIAC” has the meaning given in clause 22.1;

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“IFRS” means the International Financial Reporting Standards and applicable accounting requirements set by the International Standards Board or any successor thereto, as in effect from time to time;

“Immediate Family Members” means:

(a)	spouse, parents, parents-in-law, grandparents, children, grandchildren, siblings and spouses of children, grandchildren and siblings (in each case, whether adoptive or biological); and

(b)	estates, trusts, partnerships and other persons which directly or indirectly through one or more intermediaries are Controlled by the foregoing;

“Indemnifying Party” or “Indemnifying Parties” has the meaning given in paragraph 2.1 of Schedule 6;

“Information Technology” means material computer systems, communication systems, software, hardware, databases and related services;

“Institutional Investor Sellers” means the Sellers identified as “Institutional Investor Seller” in column (H) of Schedule 1;

“Intellectual Property” means all industrial and intellectual property rights, whether registered or not, including pending applications for registration of such rights and the right to apply for registration or extension of such rights including patents, petty patents, utility models, design patents, designs, copyright (including moral rights and neighbouring rights), database rights, rights in integrated circuits and other sui generis rights, trade marks, trading names, company names, service marks, logos, the get-up of products and packaging, geographical indications and appellations and other signs used in trade, internet domain names, social media user names, rights in know-how (including information comprised in formulae, algorithms, techniques, specifications, computation models, software and manuals), trade secrets, right to use and protection of the confidentiality of Confidential Information and any rights of the same or similar effect or nature as any of the foregoing anywhere in the world;

“Investor Ordinary Shares” means the ‘investor ordinary shares’ of par value US$0.0001 each in the capital of the Company;

“Japan JV Agreement” means the shareholders’ agreement entered into between ACT Japan and Canon Medical on 22 June 2018 with respect to their joint venture company, ACTMed Co., Ltd.;

“Last Accounting Date” means 31 December 2021;

“Lilly Consent” has the meaning given in clause 13.2.4;

“Lilly Services Agreement” means the clinical laboratory services agreement entered into between ACT Taiwan and Eli Lilly and Company (Taiwan), Inc. on 2 November 2020;

“Lock-up Period” has the meaning given in clause 9.1.7;

“Locked-up Securities” has the meaning given in clause 9.1;

“Longstop Date” means the date which is six (6) months following the date of this Agreement, or such later date as the Buyer and the Sellers may agree in writing;

“Mainland Chinese Investor” means an ‘investor’ subject to the regulations under the Act Governing Relations between the People of the Taiwan Area and the Mainland Area (臺灣地區與大陸地區人民關係條例), the Enforcement Rules for the Act Governing Relations between the People of the Taiwan Area and the Mainland Area (臺灣地區與大陸地區人民關係條例施行細則), the Measures Governing Investment Permit to the People of Mainland Area (大陸地區人民來台投資許可辦法) and the orders and regulations announced by the Government Authority from time to time;

“Management Accounts” means the unaudited consolidated profit and loss account of the Group in respect of the period starting on the day after the Last Accounting Date and ending on the Management Accounts Date and the unaudited consolidated balance sheet of the Group as at the Management Accounts Date to which the relevant Management Accounts have been drawn up;

“Management Accounts Date” means 31 August 2022;

“Material Contract” has the meaning given in paragraph 9.2 of Part B of Schedule 4;

“MCD Acquisition” means the acquisition of MC Diagnostics Limited by the Company in 2021;

“MCD Disclosure Letter” means the letter from the MCD Warrantors in relation to the MCD Warranties having the same date as this Agreement;

“MCD Warrantor” means each of Peter MAGUIRE, Ian CROSBY and John CULKIN;

“MCD Warranty” means a statement contained in Schedule 10;

“MCD Warranty Claim” means any claim made by the Buyer for breach of an MCD Warranty;

“MPF Schemes” means the mandatory provident fund schemes as established under the Mandatory Provident Fund Schemes Ordinance (Cap. 485, Laws of Hong Kong);

“Notice” has the meaning given in clause 20.1;

“Ordinary Course of Business” means the ordinary and usual course of the operations of the business of the relevant Group Company and/or the Group, conducted on an arm’s length basis in compliance in all material respects with Applicable Laws and in accordance with the relevant Group Company’s and/or the Group’s practices or policies consistently applied over the twenty-four (24) months preceding the date of this Agreement;

“Other Ordinary Shares” means the ‘other ordinary shares’ of par value US$0.0001 each in the capital of the Company;

“Personal Information” means any information about an identifiable individual (including any Group Company’s employees, customers, suppliers, directors and officers), regardless of whether the information is Confidential Information;

“Prenetics Shares” means the class A ordinary shares of par value US$0.0001 each in the share capital of the Buyer;

“Properties” means the properties of the Group as Disclosed in the Disclosure Letters;

“Protected Information” means Confidential Information and Personal Information;

“Purchase Price” has the meaning given in clause 3.1;

“Registered Owned IP” has the meaning given in paragraph 8.1.1 of Part B of Schedule 4;

“Reimbursement Cap” is US$500,000.

“Relevant Claim” means any Warranty Claim or any other claim made by the Buyer under this Agreement;

“Relief” means any loss, relief, allowance, exemption, set-off, deduction, right to repayment or credit or other relief of a similar nature granted by or available in relation to Tax pursuant to any legislation or otherwise;

“Represented Sellers” means all of the Sellers other than the Institutional Investor Sellers;

“Rules” has the meaning given in clause 22.1;

“Sale Shares” means the Shares as set out in Schedule 1 to be sold by the Sellers in accordance with this Agreement, and with respect to each Seller, means those shares set out against its name in column (C) of Schedule 1;

“Sanomics Acquisition” means the acquisition of Sanomics Holdings Limited by the Company, pursuant to the Sanomics SPA;

“Sanomics HKSTP Consent” has the meaning given in clause 13.2.1;

“Sanomics-HKSTP Funding Agreement” means the funding agreement entered into between Sanomics Limited and Hong Kong Science and Technology Parks Corporation on 25 October 2019 (as supplemented by the first supplemental funding agreement dated 16 November 2020);

“Sanomics Sellers” means the Sellers identified as “Sanomics Seller” in column (I) of Schedule 1;

“Sanomics Settlement Deed” means the settlement deed in the agreed form to be entered into by the Company and the Sanomics Sellers at Completion;

“Sanomics SPA” means the sale and purchase agreement dated 18 October 2021 entered into between the Company as the buyer and the selling shareholders of Sanomics Holdings Limited as sellers;

“SEC” means the United States Securities and Exchange Commission;

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“Seller Affiliate” means an Affiliate of a Seller;

“Sellers’ Representative” means Dr. Hua Chien Chen;

“Sellers’ Representative Expenses” has the meaning given in clause 11.2;

“Sellers’ Representative Group” has the meaning given in clause 11.2;

“Senior Management” has the meaning given in clause 9.3.1;

“Shareholder” means a holder of Shares in the Company;

“Shareholders’ Agreement” means the shareholders’ agreement in relation to the Company dated 15 March 2022, as supplemented and amended;

“Shares” means the Investor Ordinary Shares, the Existing Shareholder Ordinary Shares and the Other Ordinary Shares;

“SOX” means the Sarbanes-Oxley Act;

“Subsidiaries” means the subsidiaries of the Company listed in Part B of Schedule 2;

“Tax” and “Taxation” mean any form of taxation, levy, duty, charge, contribution, withholding or impost of whatever nature (including any related fine, penalty, surcharge or interest) imposed, collected or assessed by, or payable to, a Tax Authority;

“Tax Authority” mean any government, state or municipality or any local, state, federal or other authority, body or official anywhere in the world exercising a fiscal, revenue, customs or excise function;

“Tax Warranty” means a statement contained in paragraph 14 of Part B of Schedule 4;

“Tax Warranty Claim” means any claim made by the Buyer for breach of any Tax Warranty;

“Third Parties Ordinance” means the Contracts (Rights of Third Parties) Ordinance (Cap. 623, Laws of Hong Kong);

“TIC” means the Ministry of Economic Affairs Investment Commission of Taiwan;

“Transaction Documents” means:

(a)	this Agreement;

(b)	the Disclosure Letters;

(c)	the Convertible Bond;

(d)	the Sanomics Settlement Deed;

(e)	the Amended Shareholders’ Agreement; and

(f)	the Amended Articles;

“Transaction Information” means any information relating to the terms of the transactions contemplated under and the provisions or subject matter of this Agreement or any other Transaction Document;

“Tribunal” has the meaning given in clause 22.2.1;

“US$” or “USD” means United States dollars, the lawful currency of the United States of America;

“Warrantor” means each of CHEN Hua Chien, CHEN Shu Jen and CHAN Yiu Keung Victor;

“Warranty” means a statement contained in Schedule 4 or Schedule 10; and

“Warranty Claim” means any claim made by the Buyer for breach of a Warranty.

1.2	In this Agreement, a reference to:

1.2.1	a “subsidiary” or “holding company” is to be construed in accordance with sections 13 to 15 of the Companies Ordinance (Cap. 622, Laws of Hong Kong);

1.2.2

liability under, pursuant to or arising out of (or any analogous expression) any agreement, contract, deed or other instrument includes a reference to contingent liability under, pursuant to or arising out of (or any analogous expression) that agreement, contract, deed or other instrument;

1.2.3

a party being liable to another party, or to liability, includes any liability in equity, contract or tort (including negligence) or under the Misrepresentation Ordinance (Cap. 284, Laws of Hong Kong);

1.2.4	a document in the “agreed form” is a reference to a document in a form approved and confirmed in writing by or on behalf of each party;

1.2.5

a statutory provision includes a reference to the statutory provision as modified or re-enacted or both from time to time before the date of this Agreement and any subordinate legislation made under the statutory provision (as so modified or re-enacted) before the date of this Agreement;

1.2.6

a “person” includes a reference to any individual, firm, company, corporation or other body corporate, government, state or agency of a state or any joint venture, association or partnership, works council or employee representative body (whether or not having separate legal personality);

1.2.7	a person includes a reference to that person’s legal personal representatives, successors and permitted assigns;

1.2.8	a “party” includes a reference to that party’s successors and permitted assigns;

1.2.9	a clause, paragraph or Schedule, unless the context otherwise requires, is a reference to a clause or paragraph of, or Schedule to, this Agreement;

1.2.10

any Hong Kong legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than Hong Kong be deemed to include what most nearly approximates in that jurisdiction to the Hong Kong legal term and to any Hong Kong ordinance or regulation shall be construed so as to include equivalent or analogous laws of any other jurisdiction;

1.2.11	time of the day is to Hong Kong time;

1.2.12	the singular includes the plural and vice versa; and

1.2.13	one gender includes all genders.

1.3

The ejusdem generis principle of construction shall not apply to this Agreement. Accordingly, general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class of acts, matters or things or by examples falling within the general words. Any phrase introduced by the terms “other”, “including”, “include” and “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.4	The headings in this Agreement do not affect its interpretation.

1.5

A reference in Schedule 4 to “to each Warrantor’s knowledge” includes the knowledge, information and belief of such Warrantor acquired on or after the date on which such Warrantor becomes an employee of any Group Company. A reference in Schedule 5 to “to the Buyer’s knowledge” includes the knowledge, information and belief of each of YEUNG Danny and LO Stephen acquired on or after the date on which he becomes an employee of the Buyer.

1.6	Notwithstanding anything contained herein to the contrary, all liabilities and obligations of the Sellers, Warrantors and MCD Warrantors shall be several and not joint.

2.	SALE AND PURCHASE

2.1

Subject to the terms and conditions of this Agreement, each Seller agrees to sell to the Buyer, and the Buyer agrees to buy, the Sale Shares set out opposite such Seller’s name in column (C) of Schedule 1 and each right attaching to such Sale Shares at Completion, free from any Encumbrance.

2.2

Each Seller hereby consents to the sale and purchase of the Sale Shares, and waives all rights of pre-emption and other restrictions on transfer over, the Sale Shares conferred on them (if any) so as to permit the sale and purchase of the Sale Shares.

2.3

Each Seller that holds Investor Ordinary Shares hereby approves that the transactions contemplated in this Agreement shall not constitute a “Deemed Liquidation Event” set forth in Section 2.2 of the Shareholders’ Agreement and Article 11.2 of the Third Amended and Restated Memorandum and Articles of Association of the Company, and the execution of this Agreement shall serve as a written notice to the Company thereunder.

3.	PURCHASE PRICE AND CASH INCENTIVE PAYMENT

3.1

The total purchase price for the Sales Shares (the “Purchase Price”) shall be US$[•], being an amount equal to the total number of Sale Shares multiplied by a Purchase Price per Sale Share of US$1.6. The implied valuation of the Company at Completion on a fully diluted basis (taking into account the issue of Investor Ordinary Shares to the Sanomics Sellers in accordance with the Sanomics Settlement Deed and any other Shares on or prior to Completion) shall be US$270,000,000.

3.2	The Purchase Price shall be satisfied by:

3.2.1

the allotment and issue by the Buyer of Prenetics Shares at the subscription price of US$10 per Prenetics Share at Completion, each credited as fully paid, in accordance with paragraph 3.1.1(a) of Schedule 3 (the “Consideration Shares”), at an exchange ratio of 6.25 Sale Shares to one (1) Prenetics Share (the “Exchange Ratio”); and

3.2.2

each Seller shall be entitled to receive such number of Consideration Shares as set out opposite its name in column (E) of Schedule 1, calculated by dividing the number of Sale Shares held by it as at Completion divided by the Exchange Ratio and rounded down to the nearest whole number.

3.3

In addition to the Purchase Price, the Buyer shall pay a total sum of US$10,000,000 as a cash incentive payment (the “Cash Incentive Payment”) to the Sellers for entering into the transactions contemplated under this Agreement, of which:

3.3.1

a total sum of US$5,000,000 shall be paid to the Sellers who are not Sanomics Sellers in respect of Sale Shares held by them at Completion, provided that, for this purpose, Sale Shares which are eligible for the Cash Incentive Payment shall exclude the Other Ordinary Shares issued upon the exercise of stock options under the existing Equity Incentive Plan (as defined in the Shareholders’ Agreement) that were not transferred to the relevant Shareholders pursuant to the ordinary shares subscription agreements entered into between the Company and such Shareholders dated 24 August 2018 (such Sale Shares after excluding the relevant Other Ordinary Shares, the “Eligible Sale Shares”), and each such Seller shall be entitled to an amount set out opposite its name in column (D) of Schedule 1, which is determined in accordance with the formula below:

where:

A = the portion of the Cash Incentive Payment entitled to be received by each Seller that is not a Sanomics Seller;

B = the number of the Eligible Sale Shares held by such Seller;

C = the total number of the Eligible Sale Shares held by all of the Sellers that are not Sanomics Sellers; and

D = US$5,000,000; and

3.3.2

a total sum of US$5,000,000 shall be paid to the Sanomics Sellers in respect of the Sale Shares held by them at Completion, and each such Sanomics Seller shall be entitled to an amount set out opposite its name in column (D) of Schedule 1.

4.	CONVERTIBLE BOND

4.1

Subject to the sale and purchase of the Sale Shares taking place and the terms and conditions of this Agreement, the Company shall issue, and the Buyer shall subscribe for, the Convertible Bond at Completion, in accordance with the terms of Schedule 8.

5.	CONDITIONS

5.1

Completion by the Buyer is conditional on the following Conditions being satisfied (in addition to the Conditions set out in clause 13.1) on terms that are reasonably satisfactory to the Buyer, or waived by the Buyer in accordance with clause 5.5:

5.1.1	each of the Warranties remaining true, accurate and not misleading in all material respects as at Completion;

5.1.2

there having been no material breach by any Seller of its obligations under this Agreement between the date of this Agreement and Completion, provided that any failure by the Sellers to obtain the approval of all Shareholders to amend the Shareholders’ Agreement shall not constitute a material breach for the purposes of this clause 5.1.2;

5.1.3

any and all consents, approvals and waivers in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated under this Agreement (including the acquisition of the Sale Shares by the Buyer, the issuance of the Convertible Bond, the amendment of the Shareholders’ Agreement in the form of the Amended Shareholders’ Agreement and the amendment and restatement of the memorandum and articles of association of the Company in the form of the Amended Articles) having been obtained and remaining in full force and effect as at Completion, and no such consent, approval or clearance having been revoked or modified prior to Completion;

5.1.4

there being no litigation, regulatory action or other legal, regulatory, or other administrative proceedings that would reasonably be expected to prohibit, enjoin, challenge, interfere or delay the consummation of any of the transactions contemplated under this Agreement;

5.1.5	no Group Company Material Adverse Effect having occurred between the date of this Agreement and Completion; and

5.1.6

the Sellers being, and remaining as, shareholders of the Company and holding in aggregate more than fifty per cent. (50%) of the total issued share capital in the Company at all times between the date of this Agreement and Completion.

5.2	Completion by the Sellers is conditional on the following Conditions being satisfied on terms that are reasonably satisfactory to the Sellers, or waived in accordance with clause 5.5:

5.2.1

each of the Buyer Warranties that are qualified with respect to materiality shall remaining true, accurate and not misleading in all respects, and each of the Buyer Warranties that are not so qualified shall be true, accurate and not misleading in all material respects, in each case as of the date hereof and as at Completion, except for those Buyer Warranties that are as of a specific date, which shall be true, accurate and not misleading as of such date;

5.2.2

any and all consents, approvals and waivers in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated under this Agreement (including the acquisition of the Sale Shares by the Buyer, the issuance of the Consideration Shares and the purchase of Convertible Bond by the Buyer) having been obtained and remaining in full force and effect as at Completion, and no such consent, approval or clearance having been revoked or modified prior to Completion;

5.2.3

there being no litigation, regulatory action or other legal, regulatory or other administrative proceedings that would reasonably be expected to prohibit, enjoin, challenge, interfere or delay the consummation of any of the transactions contemplated under this Agreement; and

5.2.4	no Buyer Material Adverse Effect having occurred between the date of this Agreement and Completion.

5.3

Each Warrantor shall use its reasonable endeavours to achieve satisfaction of each of the Conditions set out in clause 5.1 and undertakings set out in clause 13.1 as soon as possible after the date of this Agreement and in any event not later than the Completion Date. The Buyer shall use its reasonable endeavours to achieve satisfaction of each of the Conditions set out in clause 5.2 as soon as possible after the date of this Agreement and in any event not later than the Completion Date.

5.4

If, at any time, any of the parties becomes aware of a fact or circumstance that might prevent a Condition being satisfied by the Longstop Date, it shall immediately inform the Buyer (in the case of any Seller becoming aware of such fact or circumstance) or the Sellers (in the case of the Buyer becoming aware of such fact or circumstance).

5.5

At any time on or before the Completion Date, the Buyer may waive any Condition set out in clauses 5.1 or undertakings set out in clause 13.1 by Notice to the Sellers on any terms it decides, and the Sellers may waive any Condition set out in clause 5.2 by Notice to the Buyer on any terms he decides.

5.6

If the Warrantors fail to satisfy, or procure the satisfaction of, any Condition set out in clauses 5.1 or 13.1 or the Buyer fails to satisfy, or procure the satisfaction of, any Condition set out in clause 5.2 (each a “CP Defaulting Party”), in each case by 5.00 p.m. on the Longstop Date, and the Buyer (if any Warrantor is a CP Defaulting Party) or the Sellers (if the Buyer is a CP Defaulting Party) does not waive such Condition, the CP Defaulting Party shall be entitled to remedy such failure and achieve the satisfaction of the relevant Condition within twenty (20) Business Days after the Longstop Date (the “Cure Period”). If, following expiry of the Cure Period, the relevant Condition remains unsatisfied and the Buyer (for any Condition set out in clause 5.1 or 13.1) or the Sellers (for any Condition set out in clause 5.2) has not waived such Condition before the expiry of the Cure Period, this Agreement shall automatically terminate with immediate effect, and the Company shall indemnify the Buyer (if any Warrantor is the CP Defaulting Party) or the Buyer shall indemnify the Company (if the Buyer is the CP Defaulting Party) (the Buyer or the Company (as applicable) who is being indemnified shall be a “CP Non-defaulting Party”) for a breach of the obligations of the Buyer or the Warrantors respectively under clause 5.3, and keep the CP Non-defaulting Party indemnified, on demand against all external advisor fees and any other fees directly incurred by the CP Non-defaulting Party relating to the transactions contemplated by the Transaction Documents (including the negotiation, preparation, execution and performance by it of this Agreement and of each other Transaction Document), up to the Reimbursement Cap.

5.7

If this Agreement is terminated pursuant to clause 5.6, each party’s further rights and obligations cease immediately on termination, but termination does not affect a party’s accrued rights and obligations as at the date of termination or its rights and obligations arising as a result of termination, provided that the remedies set forth in clause 5.6 shall be the CP Non-defaulting Party’s sole and exclusive remedy for any claim made by CP Non-defaulting Party against the CP Defaulting Party for the termination of this Agreement pursuant to clause 5.6 (unless the termination of this Agreement is as a result of any fraud or wilful misconduct of the CP Defaulting Party).

6.	COMPLETION

6.1

Completion shall take place via electronic exchange on the date that is ten (10) Business Days after the date on which the last of the Conditions is satisfied or waived (not being later than the date on which the Cure Period expires), or such other date as the Buyer and the Sellers may agree in writing (the “ Completion Date”).

6.2	At Completion, the relevant Sellers, the Warrantors, the Company and the Buyer shall each do all those things respectively required of them in Schedule 3.

6.3

Each relevant Seller and Sanomics Seller hereby agrees that, in respect of the obligation of the Buyer to pay the Cash Incentive Payment under clause 3.3, the payment by the Buyer to the Designated Bank Account of each such Seller in accordance with paragraph 3.1.1(b) of Schedule 3 shall constitute full and valid discharge of the Buyer’s obligations to each such Seller under clause 3.3, and following such payment the Buyer shall not be further concerned as to the application of the moneys so paid or have any further obligation to any such Seller under clause 3.3.

6.4	The Buyer is not obliged to proceed to Completion unless:

6.4.1	the Sellers, the Warrantors and the Company comply with all their obligations under this clause 6 and Schedule 3; and

6.4.2	the purchase of all the Sale Shares is completed simultaneously.

6.5	The Sellers, the Warrantors and the Company are not obligated to proceed to Completion unless the Buyer complies with its obligations under this clause 6 and Schedule 3.

6.6

All documents and items delivered and payments made in connection with each Completion shall be held by the recipient to the order of the person delivering or paying them (as the case may be) until such time as Completion takes place.

6.7

If Completion does not take place on the Completion Date because any Seller, any Warrantor, the Company or the Buyer (each a “Defaulting Party”) fails to comply with any of its obligations under this clause 6 and Schedule 3 (whether or not such failure by such Seller, Warrantor, the Company or Buyer would amount to a repudiatory breach at common law), the Buyer (if any Seller, any Warrantor or the Company is a Defaulting Party) or the Sellers, the Warrantors and the Company (if the Buyer is a Defaulting Party) (in each case, the “Non-defaulting Party”) shall by Notice to the Sellers, the Warrantors and the Company (if any Seller, any Warrantor or the Company is the Defaulting Party) or the Buyer (if the Buyer is the Defaulting Party):

6.7.1	proceed to Completion to the extent reasonably practicable;

6.7.2	postpone Completion to such date as the Non-defaulting Party may specify (being a date not later than the date on which the Cure Period expires); or

6.7.3	terminate this Agreement.

6.8

If the Non-defaulting Party chooses to postpone Completion to another date in accordance with clause 6.7.2, the provisions of this Agreement apply as if that other date is the relevant Completion Date.

6.9	If the Non-defaulting Party terminates this Agreement pursuant to clause 6.7.3:

6.9.1

the Defaulting Party shall indemnify the Buyer (if any Seller, any Warrantor or the Company is the Defaulting Party) or the Sellers, the Warrantors and the Company (if the Buyer is the Defaulting Party), and keep such party indemnified, on demand against all external advisor fees and any other fees directly incurred by the Non-defaulting Party relating to the transactions contemplated by the Transaction Documents (including the negotiation, preparation, execution and performance by it of this Agreement and of each other Transaction Document), up to the Reimbursement Cap; and

6.9.2

each party’s further rights and obligations cease immediately on termination and none of the parties shall be liable to the other parties on account of such termination, provided that the remedies set forth in clause 6.9.1 shall be the Non-defaulting Party’s sole and exclusive remedy for any claim made by Non-defaulting Party against the Defaulting Party for the termination of this Agreement pursuant to clause 6.7.3 (unless the termination of this Agreement is as a result of any fraud or wilful misconduct of the Defaulting Party).

7.	WARRANTIES AND PRE-COMPLETION CONDUCT

7.1

Each Seller represents and warrants to the Buyer that each Fundamental Warranty is, solely with respect to himself/herself/itself, true, accurate and not misleading as at the date of this Agreement. Immediately before Completion, each Seller is deemed to represent and warrant to the Buyer that each Fundamental Warranty is, solely with respect to himself/herself/itself, true, accurate and not misleading by reference to the facts and circumstances as at Completion. For this purpose only, where there is an express or implied reference in a Fundamental Warranty to the “date of this Agreement”, that reference is to be construed as a reference to the Completion Date.

7.2

Each Warrantor severally and not jointly represents and warrants to the Buyer that each ACT Warranty is true, accurate and not misleading as at the date of this Agreement. Immediately before Completion, each Warrantor is deemed to severally and not jointly represent and warrant to the Buyer that each ACT Warranty is true, accurate and not misleading by reference to the facts and circumstances as at Completion. For this purpose only, where there is an express or implied reference in an ACT Warranty to the “date of this Agreement”, that reference is to be construed as a reference to the Completion Date.

7.3

Each MCD Warrantor severally and not jointly represents and warrants to the Buyer that each MCD Warranty is true, accurate and not misleading as at the date of this Agreement. Immediately before Completion, Each MCD Warrantor is deemed to severally and not jointly represent and warrant to the Buyer that each MCD Warranty is true, accurate and not misleading by reference to the facts and circumstances as at Completion. For this purpose only, where there is an express or implied reference in an MCD Warranty to the “date of this Agreement”, that reference is to be construed as a reference to the Completion Date.

7.4

Each of the ACT Warranties and the MCD Warranties are qualified by the facts and circumstances Disclosed in the ACT Disclosure Letter and the MCD Disclosure Letter respectively. No other knowledge of the Buyer relating to any Group Company (actual, constructive or imputed) prevents or limits a claim made by the Buyer for breach of clause 7.1 to 7.3 above. No Seller shall invoke the Buyer’s knowledge (actual, constructive or imputed) of a fact or circumstance which might make a Warranty untrue, inaccurate or misleading as a defence to a claim for breach of clause 7.1 to 7.3 above or to reduce any amount recoverable.

7.5

The Buyer represents and warrants to the Company and each Seller that each Buyer Warranty is true, accurate and not misleading as at the date of this Agreement. Immediately before Completion, the Buyer is deemed to represent and warrant to the Company and each Seller that each Buyer Warranty is true, accurate and not misleading by reference to the facts and circumstances as at Completion. For this purpose only, where there is an express or implied reference in a Buyer Warranty to the “date of this Agreement”, that reference is to be construed as a reference to the Completion Date.

7.6

Reference to any facts and circumstances being “Disclosed” shall be deemed to be a reference to them being fully, fairly, specifically and accurately disclosed in the Disclosure Letters in such a manner that:

7.6.1	in the context of the disclosures contained in the Disclosure Letters:

(a)

the significance of the information disclosed and its relevance to a particular ACT Warranty or MCD Warranty ought reasonably to be appreciated by the Buyer, taking into account the paragraphs or subject matters in relation to which the information was disclosed;

(b)	there is not omitted from the information disclosed any information which would have the effect of rendering the information so disclosed misleading in any respect; and

7.6.2	in the context of any document treated as disclosed by the Disclosure Letters, the matter disclosed is reasonably apparent from the terms of the document,

and nothing disclosed by the Warrantors or MCD Warrantors to the Buyer other than in the Disclosure Letters and in accordance with the provisions of this clause 7.6 shall constitute disclosure for the purposes of this Agreement.

7.7	The Sellers’ and the Company’s liability for Relevant Claims shall be limited as set out in Schedule 6.

7.8

Each Seller agrees and undertakes to the Buyer and to each of the persons referred to in this clause 7.8 that, except in the case of fraud, he/she/it (and his/her/its respective Affiliates) will not make any claim against any Group Company or any director, officer, employee or agent of any Group Company on whom he/she/it may have relied before agreeing any term of this Agreement or any of the transactions contemplated by this Agreement which he/she/it (or his/her/its respective Affiliates) may have in respect of a misrepresentation, inaccuracy or omission in or from information or advice provided by any such person for the purpose of assisting any Seller to make a representation, give a Warranty or, where such Seller is a Warrantor or MCD Warrantor, prepare the Disclosure Letters. Any Group Company or any director, officer, employee or agent of any Group Company may enforce the terms of this clause 7.8 subject to and in accordance with the provisions of the Third Parties Ordinance.

7.9	Each Warranty is to be construed independently and (except where this Agreement provides otherwise) is not limited by a provision of this Agreement or another Warranty.

7.10	Between the execution of this Agreement and Completion, the Company shall comply, and the Company and each Warrantor shall procure that each of the Group Companies complies with, Schedule 7.

7.11

Between the execution of this Agreement and Completion, each Warrantor shall use his best endeavours to procure that each Shareholder (other than any Shareholder who ceases to hold any Shares immediately after Completion) shall approve the amendment of the Shareholders’ Agreement and execute the Amended Shareholders’ Agreement in the agreed form.

7.12	Between the execution of this Agreement and Completion, no Seller shall:

7.12.1

enter into or be involved in any discussion or negotiation with any person except the Buyer in connection with the sale of any Share or any share of any Group Company, the sale or merger of any Group Company or the sale of the business or any part of the business of or the disposal of any of the assets or the business of any Group Company;

7.12.2

enter into an agreement or arrangement with any person except the Buyer in connection with the sale of any Share or any share of any Group Company, the sale or merger of any Group Company or the sale of the business or any part of the business of or the disposal of any of the assets of any Group Company; or

7.12.3

make available to any person except the Buyer any information relating to the sale of any Share or any share of any Group Company, the sale or merger of any Group Company or the sale of the business or any part of the business of or the disposal of any of the assets of any Group Company.

7.13

Between the execution of this Agreement and Completion, each Seller shall notify the Buyer immediately if he/she/it or any of his/her/its or his/her/its Affiliates’ directors, employees or advisors becomes aware of a matter, fact or circumstance which constitutes or which would or might constitute a breach (whether repudiatory in nature or not) of clauses 7.1 to 7.3 and clause 7.10 or any other provision under this Agreement or which would or might cause a Warranty to be untrue, inaccurate or misleading if given in respect of the matters, facts or circumstances at the relevant time between signing and Completion.

8.	INDEMNITIES

8.1

The Company shall indemnify the Buyer, and keep the Buyer indemnified, on demand against each loss, liability and cost which the Buyer incurs, in each case, whether before or after the start of an action arising (directly or indirectly) out of:

8.1.1	in respect of any ACT Warranty Claim:

(a)	the settlement of such ACT Warranty Claim against any Warrantor; and

(b)	legal proceedings against any Warrantor in respect of any ACT Warranty Claim;

8.1.2	in respect of any MCD Warranty Claim:

(a)	the settlement of such MCD Warranty Claim against any MCD Warrantor; and

(b)	legal proceedings against any MCD Warrantor in respect of any MCD Warranty Claim; and

8.1.3	in respect of any Relevant Claim under clause 7.10, 7.11, 13.1, 13.2 or 13.5:

(a)	the settlement of such Relevant Claim against any Warrantor; and

(b)	legal proceedings against any Warrantor in respect of such Relevant Claim.

8.2

Any indemnification made by the Company to the Buyer under clause 8.1 shall be grossed-up by the amount of payment that is indirectly borne by the Buyer by reason of the Buyer’s beneficial interest in the Company at the time of such payment (and in calculating such gross-up, any gross-up amounts shall also be taken into account and in turn grossed-up).

8.3

Subject to the limitations set out in Schedule 6, each Seller shall, in respect of any Relevant Claim against such Seller (including any Fundamental Warranty Claim against such Seller or a breach or an alleged breach of any obligation of such Seller under this Agreement) which is not an ACT Warranty Claim, an MCD Warranty Claim or a Relevant Claim under clause 7.10, 7.11, 13.1, 13.2 or 13.5, indemnify the Buyer, and keep the Buyer indemnified, on demand against each loss, liability and cost which the Buyer incurs, in each case, whether before or after the start of an action arising (directly or indirectly) out of:

(a)	the settlement of such Relevant Claim against such Seller; and

(b)	legal proceedings against such Seller in respect of such Relevant Claim.

8.4

Without prejudice to any right that the Buyer may have against any Seller under this Agreement, each Seller and the Company agrees that, as between the Warrantors, the MCD Warrantors, the Sellers and the Company, no Warrantor or MCD Warrantor (as applicable) shall be liable to him/her/it for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the sale of the Sale Shares by any Seller including any breach of the ACT Warranties or MCD Warranties (as applicable) or of the obligations under clause 7.10, 7.11, 13.1, 13.2 or 13.5.

9.	LOCK-UP

9.1

Without prejudice to any requirement under Applicable Law in respect of any Disposal, each Consideration Shares Seller undertakes to the Buyer that, in respect of any Consideration Share it receives at Completion and any other equity securities issued by Prenetics in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalisation (the “Locked-up Securities”), he/she/it shall not, and shall procure that none of its Affiliates, nominees, trusts associated with him/her/it or any person acting on its or their behalf shall, without the prior written consent of the Buyer:

9.1.1	from and including the Completion Date to and excluding the date falling six (6) months after the Completion Date (the “First Lock-up Period”), Dispose of any Locked-up Securities;

9.1.2

from and including the date on which the First Lock-up Period expires to and excluding the date falling three (3) months after the date on which the First Lock-up Period expires (the “Second Lock-up Period”), Dispose of more than twenty-five per cent. (25%) of the Consideration Shares held by such Consideration Shares Seller immediately following Completion (subject to such adjustment as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalisation);

9.1.3

from and including the date on which the Second Lock-up Period expires to and excluding the date falling three (3) months after the date on which the Second Lock-up Period expires (the “Third Lock-up Period”), Dispose of more than thirty-seven and a half per cent. (37.5%) of the Consideration Shares held by such Consideration Shares Seller immediately following Completion (subject to such adjustment as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalisation);

9.1.4

from and including the date on which the Third Lock-up Period expires to and excluding the date falling three (3) months after the date on which the Third Lock-up Period expires (the “Fourth Lock-up Period”), Dispose of more than fifty per cent. (50%) of the Consideration Shares held by such Consideration Shares Seller immediately following Completion (subject to such adjustment as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalisation);

9.1.5

from and including the date on which the Fourth Lock-up Period expires to and excluding the date falling three (3) months after the date on which the Fourth Lock-up Period expires (the “Fifth Lock-up Period”), Dispose of more than sixty-two and a half per cent. (62.5%) of the Consideration Shares held by such Consideration Shares Seller immediately following Completion (subject to such adjustment as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalisation);

9.1.6

from and including the date on which the Fifth Lock-up Period expires to and excluding the date falling three (3) months after the date on which the Fifth Lock-up Period expires (the “Sixth Lock-up Period”), Dispose of more than seventy-five per cent. (75%) of the Consideration Shares held by such Consideration Shares Seller immediately following Completion (subject to such adjustment as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalisation); and

9.1.7

from and including the date on which the Sixth Lock-up Period expires to and excluding the date falling three (3) months after the date on which the Sixth Lock-up Period expires (the “Seventh Lock-up Period”, and together with the First Lock-up Period, the Second Lock-up Period, the Third Lock-up Period, the Fourth Lock-up Period, the Fifth Lock-up Period and the Sixth Lock-up Period, the “Lock-up Period”), Dispose of more than eighty-seven and a half per cent. (87.5%) of the Consideration Shares held by such Consideration Shares Seller immediately following Completion (subject to such adjustment as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalisation).

9.2	The restrictions set out in clause 9.1 shall not prohibit any transfer of any Locked-up Securities by a Consideration Shares Seller to an Affiliate of such Seller.

9.3

The restrictions set out in clause 9.1 prohibiting the Disposal of any Locked-up Securities by a Consideration Shares Seller shall cease to apply in the event if, at any time during the Lock-up Period:

9.3.1

material changes are made to the functions of the chief executive officer, chief scientific officer or chief financial officer of the Buyer (“Senior Management”), which materially impact the Buyer’s ability to carry out its ordinary course of business;

9.3.2

any person holding any Senior Management position intentionally fails to perform the functions of such Senior Management position, which materially impacts the Buyer’s ability to carry out its ordinary course of business;

9.3.3	any member of the Senior Management of the Buyer being indicted of any criminal offence or any offence relating to fraud, bribery or corruption;

9.3.4	a change of Control occurs in respect of the Buyer; or

9.3.5	the Buyer becomes insolvent under the laws of its jurisdiction of incorporation.

10.	SALE OF THE CONSIDERATION SHARES

10.1

With a view to making available to the Consideration Shares Sellers the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any applicable securities laws that may at any time permit a Consideration Shares Seller to sell securities of the Buyer to the public without registration, the Buyer shall:

10.1.1

deliver instructions (and, if required, a legal opinion) to the transfer agent to release the Consideration Shares from the lock-up arrangements pursuant to clause 9.1 and to issue the direct registration statement (DRS) statements to the Consideration Shares Sellers;

10.1.2	use reasonable endeavours to timely file all reports and take such other action as is required to make adequate current public information available as set forth in Rule 144; and

10.1.3

use reasonable efforts to take any such further action as any Consideration Shares Seller may reasonably request or as may be reasonably required by the relevant transfer agent, in each case to the extent required from time to time to enable the holder of the relevant Consideration Shares to sell Consideration Shares held by him/her/it without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act and any comparable provision of any applicable securities laws.

10.2

The Buyer will not require any Consideration Share Seller to provide a legal opinion for the sale of any Consideration Shares under Rule 144 and if the transfer agent of the Buyer requests for such a legal opinion, the Buyer shall engage its own counsel to issue such a legal opinion at the Buyer’s cost.

11.	SELLERS’ REPRESENTATIVE

11.1

The Represented Sellers and the Company hereby acknowledge and agree that, by virtue of the approval of the transactions contemplated by this Agreement by the Represented Sellers and without further action of any of the Represented Sellers or the Company, Dr. CHEN Hua Chien is hereby irrevocably appointed as the Sellers’ Representative and shall have full power and authority, for the benefit of the Represented Sellers as the exclusive agent and true and lawful attorney-in-fact to act on behalf of each Represented Seller under this Agreement, in connection with, and to facilitate the consummation of, the transactions contemplated by this Agreement. Such agency and appointment includes the power and authority, as the Sellers’ Representative may deem necessary or desirable in his sole discretion: (a) to negotiate, execute and deliver such waivers, consents and amendments (other than any written consent of the Represented Sellers adopting this Agreement or appointing the Sellers’ Representative) under this Agreement and the consummation of the transactions contemplated by this Agreement; (b) to refrain from enforcing any right of the Represented Sellers arising out of or in any way relating to this Agreement; provided, however, that no such failure to act, except as otherwise expressly provided in this Agreement, shall be deemed a waiver of any such right or interest by the Sellers’ Representative or the Represented Sellers unless such waiver is a writing signed by the Sellers’ Representative or waiving party; (c) as the Sellers’ Representative, to enforce and protect the interests and rights of the Represented Sellers and the rights and interests of such persons arising out of or in any manner relating to this Agreement and the transactions contemplated by this Agreement, and to take any and all actions under this Agreement for and on behalf of the Represented Sellers, including, consenting to, compromising or settling any such claims, negotiating with the Buyer and its representative regarding such claims, and, in connection therewith, to (i) investigate, contest, defend or litigate any claim, action, proceeding or investigation initiated by the Buyer, against the Sellers’ Representative and/or any of the Represented Sellers, and receive process on behalf of any or all Represented Sellers therefor and compromise or settle, and give receipts, releases and discharges with respect to, any such claim, action, proceeding or investigation; (ii) assert any claim or institute any action, proceeding or investigation; (iii) settle or compromise any claims asserted under this Agreement; (iv) file any proofs of debt, claims and petitions; and (v) file and prosecute appeals from any decision, judgment or award rendered in any such action, proceeding or investigation, provided that the Sellers’ Representative shall not have any obligation to take any such actions, and shall not have any liability for the failure to so take any such action; (d) assert any claim or institute any action, proceeding or investigation; and (e) to make, execute, and deliver all such other agreements, payments, receipts, guarantees, endorsements, notices, requests, instructions, certificates, letters, stock powers, and other writings, and, in general, to do any and all things and to take any and all action that the Sellers’ Representative, in its sole and absolute discretion, may deem necessary, proper or convenient in connection with or to carry out the transactions contemplated by this Agreement or otherwise in connection with the subject matter of this Agreement. Notwithstanding the foregoing, the Sellers’ Representative shall have no obligation to act on behalf of the Represented Sellers, except as expressly provided herein, and for purposes of clarity, there are no obligations of the Sellers’ Representative in any ancillary agreement, schedule, exhibit or the Disclosure Letters. The Sellers’ Representative may be changed by the holders of a majority in interest of the Represented Sellers as determined by the Sale Shares of each Represented Seller set forth in Schedule 1 upon not less than ten (10) days’ prior written notice to all of the Represented Sellers and to Buyer. If the Sellers’ Representative shall resign, a replacement shall be promptly named by the holders of a majority in interest of the Represented Sellers as determined by the Sale Shares of each Represented Seller set forth in Schedule 1. No bond shall be required of the Sellers’ Representative.

11.2

The Represented Sellers shall indemnify, defend and hold harmless the Sellers’ Representative from and against any and all losses, claims, damages, liabilities, fees, costs, expenses (including fees, disbursements and costs of counsel and other skilled professionals and in connection with seeking recovery from insurers), judgments, fines or amounts paid in settlement (collectively, the “Sellers’ Representative Expenses”) incurred without gross negligence or wilful misconduct on the part of the Sellers’ Representative and arising out of or in connection with the acceptance or administration of its duties hereunder. Such Sellers’ Representative Expenses may be recovered from any distribution or other amounts otherwise distributable to the Represented Sellers and directly from the Represented Sellers. The Represented Sellers acknowledge that the Sellers’ Representative shall not be required to expend or risk its own funds or otherwise incur any financial liability in the exercise or performance of any of its powers, rights, duties or privileges or pursuant to this Agreement, or the transactions contemplated hereby or thereby. Furthermore, the Sellers’ Representative shall not be required to take any action unless the Sellers’ Representative has been provided with funds, security or indemnities which, in its determination, are sufficient to protect the Sellers’ Representative against the costs, expenses and liabilities which may be incurred by the Sellers’ Representative in performing such actions. The Sellers’ Representative shall be entitled to: (i) rely upon Schedule 1, (ii) rely upon any signature believed by it to be genuine, and (iii) reasonably assume that a signatory has proper authorisation to sign on behalf of the applicable Represented Seller or other party.

11.3

All of the indemnities and immunities granted to the Sellers’ Representative under this Agreement shall survive Completion, the resignation or removal of the Sellers’ Representative, and/or any termination of this Agreement. All of the indemnities, immunities and powers granted to the Sellers’ Representative under this Agreement (i) are coupled with an interest, shall be irrevocable and shall survive the death, incompetency, bankruptcy or liquidation of any Represented Seller and shall be binding on any successor thereto and (ii) shall survive the consummation of the transactions contemplated by this Agreement. Any action taken by the Sellers’ Representative pursuant to the authority granted hereunder or otherwise under this Agreement shall be effective and absolutely binding on each Represented Seller and such Represented Seller’s successors as if expressly confirmed and ratified in writing by such Represented Seller notwithstanding any contrary action of or direction from such Represented Seller, and all defences which may be available to any Represented Seller to contest, negate or disaffirm the action of the Sellers’ Representative taken in good faith under this Agreement are waived.

11.4

The Buyer shall have the right to rely upon all actions taken or omitted to be taken by the Sellers’ Representative pursuant to this Agreement, all of which actions or omissions shall be legally binding upon the Represented Sellers, and the Buyer shall have no obligation to monitor or supervise the performance of the obligations of the Sellers’ Representative. The Buyer shall not be liable to any of the Sellers for any action taken or omitted to be taken by the Sellers’ Representative.

12.	UNDERTAKINGS BY THE SELLERS

12.1

Each Seller undertakes to the Buyer, acting for himself/herself/itself that he/she/it will not, and will procure that none of its Affiliates will, do any of the following things, whether directly or indirectly and whether alone or jointly with, or on behalf of, or as agent for, any other person or as shareholder, partner, director, principal, consultant, officer, agent, employee or otherwise, for a period of two (2) years starting on the date of this Agreement, do or say anything which is harmful to a Group Company’s goodwill (subsisting as at the date of this Agreement) or which would reasonably be expected to lead a person who has dealt with a Group Company at any time during the twelve (12) months prior to the date of this Agreement to cease to deal with a Group Company on substantially equivalent terms to those previously offered or at all.

12.2

Each Seller (other than any Financial Investor Seller) undertakes to the Buyer, acting for himself/herself/itself that he/she/it will not, and will procure that none of its Affiliates will, do any of the following things, whether directly or indirectly and whether alone or jointly with, or on behalf of, or as agent for, any other person or as shareholder, partner, director, principal, consultant, officer, agent, employee or otherwise:

12.2.1

for a period of one (1) year starting on the date of this Agreement, carry on or be engaged, concerned or interested in or assist a business which competes, directly or indirectly, with a business of a Group Company as carried on as at the date of this Agreement or at any time in the twelve (12) months prior to that date in a territory in which that business is or was carried on at any such date or time;

12.2.2

for a period of two (2) years starting on the date of this Agreement, in respect of the products or services of a business of a Group Company either seek to obtain orders from, or do business with, or encourage another person to obtain orders from or do business with, a person who has been a customer of that business at any time during the twelve (12) months prior to the date of this Agreement for the products or services of that business in its territory of operation;

12.2.3

for a period of two (2) years starting on the date of this Agreement, solicit or contact with a view to his/her engagement or employment by another person, a director, officer, employee or manager of a Group Company or a person who was a director, officer, employee or manager of a Group Company at any time during the twelve (12) months prior to the date of this Agreement, in either case where the person in question either has any Protected Information or would be in a position to exploit a Group Company’s trade connections; or

12.2.4

for a period of two (2) years starting on the date of this Agreement, engage or employ a director, officer, employee or manager of a Group Company or a person who was a director, officer, employee or manager a Group Company at any time during the twelve (12) months prior to the date of this Agreement, in either case where the person in question either has any Protected Information or would be in a position to exploit a Group Company’s trade connections.

12.3

Each undertaking in clauses 12.1 and 12.2 constitutes an entirely independent undertaking and if one or more of the undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, the remaining undertakings shall continue to bind the Seller.

12.4

The parties consider that the restrictions contained in clauses 12.1 and 12.2 are reasonable but if any such restriction shall be found to be unenforceable but would be valid if any part of it were deleted or the period or area of application reduced such restriction shall apply with such modification as may be necessary to make it valid and effective.

12.5

Nothing contained in clauses 12.1 and 12.2 shall preclude or restrict any Seller and his/her/its Affiliates from holding not more than five per cent. (5%) of the issued share capital of any company whose shares are listed on a recognised stock exchange.

13.	FURTHER UNDERTAKINGS

13.1	Each Warrantor agrees and undertakes to the Buyer that he/she will, prior to Completion, and will procure each Group Company to:

13.1.1

procure ACT Singapore to request any and all written consents from CERBA Research NV under the CERBACT JV Agreement to waive the right to the exercise of its call option under Section 16.8 of the CERBACT JV Agreement in connection with the change of control in the Company contemplated under this Agreement (such request being in the agreed form), and no objection to granting such waiver having been received from CERBA Research NV prior to Completion (the “CERBACT Consent”);

13.1.2

procure ACT Japan and ACT Taiwan to request Canon Medical to enter into a memorandum of understanding with ACT Japan and ACT Taiwan (such request being in the agreed form) pursuant to which (i) Canon Medical waives the right to exercise its call option pursuant to Section 9.6 of the Japan JV Agreement; and (ii) ACT Japan, ACT Taiwan and Canon Medical agree that ACTMed Co., Ltd. will not be liquidated notwithstanding the applicable provisions of the Japan JV Agreement (the “Canon MoU”), and no objection to entering into the Canon MoU having been received from Canon Medical prior to Completion,; and

13.1.3

at Completion, deliver to the Purchaser evidence of the each of the requests made pursuant to clauses 13.1.1 and 13.1.2 and (if available at Completion) duly executed copies of each of the CERBACT Consent and Canon MoU.

13.2	Each Warrantor agrees and undertakes to the Buyer that he/she will, within a period of one (1) month following the Completion Date, and will procure each Group Company to:

13.2.1

procure Sanomics Limited to request any and all written consents from Hong Kong Science and Technology Parks Corporation under the Sanomics-HKSTP Funding Agreement approving the change of ultimate beneficial owners of the Company contemplated under this Agreement on terms that are reasonably satisfactory to the Buyer (the “Sanomics HKSTP Consent”);

13.2.2

procure ACT HK to request any and all written consents from Hong Kong Science and Technology Parks Corporation under the ACTHK-HKSTP Funding Agreement approving the change of ultimate beneficial owners of the Company contemplated under this Agreement on terms that are reasonably satisfactory to the Buyer (the “ACTHK HKSTP Consent”);

13.2.3

procure ACT Taiwan to request any and all written consents from AstraZeneca Taiwan Limited under the AstraZeneca MSA approving the change of ultimate beneficial owners of the Company contemplated under this Agreement on terms that are reasonably satisfactory to the Buyer (the “AstraZeneca Consent”);

13.2.4

procure ACT Taiwan to request any and all written consents from Eli Lilly and Company (Taiwan), Inc. under the Lilly Services Agreement approving the change of ultimate beneficial owners of the Company contemplated under this Agreement on terms that are reasonably satisfactory to the Buyer (the “Lilly Consent”);

13.2.5

procure ACT Singapore to request any and all written waivers from CERBA Research NV and/or CERBACT JVCo in respect of the transfer prohibition of ACT Singapore’s shares in CERBACT JVCo pursuant to section 16.1 of the CERBACT JV Agreement on terms that are reasonably satisfactory to the Buyer (the “CERBACT Waiver”); and

13.2.6

procure any Group Company to request any and all written consents from third parties, including but not limited to National Health Research Institute of Taiwan, BAG HealthCare GmbH and Kaohsiung Veterans General Hospital, in each case, approving the change in ultimate beneficial owner of the Company contemplated under this Agreement on terms that are reasonably satisfactory to the Buyer.

13.3

Except as arising pursuant to the Transaction Documents, with effect from Completion, each Seller irrevocably waives, and procures each of its Affiliates to waive, any and all claims against each of the Group Companies in respect of any liabilities or obligations, whether actual or contingent, of such Group Company to that Seller or Seller’s Affiliates (as applicable).

13.4

Upon the written request by the Company following any written enquiry from the TIC and other Government Authority in Taiwan, the Buyer shall use reasonable endeavours to provide all such information and documents reasonably requested by the Company within ten (10) Business Days for the purposes of establishing that the Buyer is not a Mainland Chinese Investor, nor is the Buyer affiliated with or substantially controlled by a Mainland Chinese Investor.

13.5	Subject to the limitations set out in Schedule 6, the Company and each Warrantor shall indemnify and hold harmless the Buyer for the amounts set out in Schedule 9.

14.	CONFIDENTIAL INFORMATION

14.1	Each party undertakes to the other parties, that before and after Completion such party shall:

14.1.1	not use or disclose to any person Protected Information he/she/it has or acquires;

14.1.2

make every effort to erase from any computer under the control of any party any document, disk or file containing, reflecting or generated from any Protected Information, and following such erasure, not attempt to recover such material;

14.1.3	make every effort to prevent the use or disclosure of Protected Information; and

14.1.4	procure that each of his/her/its Seller Affiliates complies with sub-clauses 14.1.1 to 14.1.3.

14.2	Clause 14.1 does not apply to disclosure of Protected Information:

14.2.1	to the extent that it is generally known to the public not as a result of a breach of any duty of confidentiality;

14.2.2	to a director, officer or employee of the Buyer or of a Group Company whose function requires him to have the Protected Information;

14.2.3

to the extent that it is required to be disclosed by Applicable Law or by a Government Authority or other authority with relevant powers to which the party disclosing the Protected Information is subject or submits, whether or not the requirement has the force of law provided that the disclosure shall so far as is practicable be made after consultation with the Buyer (if the disclosing party is any Seller) or the Sellers (if the disclosing party is the Buyer) and after allowing such party the opportunity to contest such disclosure and after taking into account such party’s reasonable requirements as to its timing, content and manner of making or despatch; or

14.2.4

to an adviser for the purpose of advising such party in connection with the transactions contemplated by this Agreement and the Transaction Documents, provided that such disclosure is essential for these purposes and is on the basis that clause 14.1 applies to the disclosure by the adviser.

15.	ANNOUNCEMENTS

15.1

Subject to clause 15.2, no Seller may, before or after Completion, make, issue or send a public announcement, communication or circular concerning the transactions referred to in this Agreement and any other Transaction Document unless he/she/it has first obtained the Buyer’s prior written consent.

15.2

Clause 15.1 does not apply to a public announcement, communication or circular, required by Applicable Law, by a rule of a listing authority by which any Seller’s shares or shares of such Seller’s holding company are listed, by a stock exchange on which such Seller’s shares or shares of such Seller’s holding company are listed or traded or by a Government Authority or other authority with relevant powers to which such Seller or such Seller’s holding company is subject or submits, whether or not the requirement has the force of law, provided that the public announcement, communication or circular shall so far as is practicable be made after consultation with the Buyer and after taking into account the reasonable requirements of the Buyer as to its timing, content and manner of making or despatch.

16.	COSTS

16.1

Except where this Agreement or the relevant Transaction Document provides otherwise, each party shall pay its own fees, costs, expenses and taxes relating to the negotiation, preparation, execution and performance by it of this Agreement and of each document referred to in it.

17.	GENERAL

17.1	A variation of this Agreement is valid only if it is in writing and signed by or on behalf of each party.

17.2

The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not impair or constitute a waiver of the right or remedy or an impairment of or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

17.3

Except with respect to fraud, the remedies provided in this Agreement shall be the parties’ sole and exclusive remedy for any and all breaches of the representations, warranties and/or covenants contained herein or in any certificate delivered pursuant to this Agreement or any claims arising relating to or arising from or in connection with this Agreement, the transactions contemplated by this Agreement or any other certificate delivered pursuant hereto, in all cases, except for claims based on fraud.

17.4	Except to the extent that they have been performed and except where this Agreement provides otherwise, the obligations contained in this Agreement remain in force after Completion.

17.5

If a party fails to pay a sum due from it under this Agreement on the due date of payment in accordance with the provisions of this Agreement, that party shall pay interest on the overdue sum from the due date of payment until the date on which its obligation to pay the sum is discharged at the rate per annum of five per cent (5%). Interest accrues and is payable from day to day.

17.6

All payments made by any Seller under this Agreement shall be made gross, free of right of counterclaim or set-off and without deduction or withholding of any kind other than any deductions or withholding required by Applicable Law.

17.7

If a party makes a deduction or withholding required by Applicable Law from a payment made pursuant to this Agreement for a breach of the Agreement or any payment by way of indemnity or of a compensatory nature under this Agreement, the sum due from the payer shall be increased to the extent necessary to ensure that, after the making of any deduction or withholding, the recipient receives a sum equal to the sum it would have received had no deduction or withholding been made.

17.8

If a payment made pursuant to this Agreement for a breach of the Agreement or any payment by way of indemnity or of a compensatory nature under this Agreement will be or has been subject to Tax in the hands of the payee (or would have been subject to Tax in the hands of the payee but for the availability of Relief), the payer shall pay to the recipient the amount (after taking into account Tax payable in respect of the amount or that would be payable but for the availability of Relief) that will ensure that the recipient receives and retains a net sum equal to the sum it would have received had the payment not been subject to Tax (or not been subject to Tax disregarding the availability of Relief).

17.9

Except as provided in clauses 7.8 and 18.4, a person who is not a party to this Agreement has no right under the Third Parties Ordinance to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from the Third Parties Ordinance.

17.10

Any payment made pursuant to this Agreement for a breach of the Agreement or any payment by way of indemnity or of a compensatory nature under this Agreement will be treated as (to the extent possible) an increase in the Purchase Price (if paid by the Buyer to a Seller) or a decrease in the Purchase Price (if paid by a Seller to the Buyer).

17.11

Each of the parties agrees to perform (or procure the performance of) all such acts and things and/or to execute and deliver (or procure the execution and delivery of) all such documents, as may be required by Applicable Law or as may be necessary or requested by the Buyer for giving full effect to the Transaction Documents and securing to the Buyer the full benefit of the rights, powers and remedies conferred upon the Buyer by the Transaction Documents. Unless otherwise agreed, each party shall be responsible for its own costs and expenses incurred in connection with the provisions of this clause 17.11.

17.12	If, at any time, any provision of this Agreement is or becomes void, illegal, invalid or unenforceable in any respect, whether pursuant to any judgment or otherwise:

17.12.1	that voidness, illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of any other provision of this Agreement; and

17.12.2	the void, illegal, invalid or unenforceable provision shall be deemed never to have been a part of this Agreement.

18.	ENTIRE AGREEMENT

In this clause 18, “Representation” means an assurance, commitment, condition, covenant, guarantee, indemnity, representation, statement, undertaking or warranty of any sort whatsoever (whether contractual or otherwise, oral or in writing, or made negligently or otherwise).

18.1

The Transaction Documents constitute the entire agreement between the parties. They supersede any previous agreements relating to the subject matter of the Transaction Documents, and set out the complete legal relationship of the parties arising from or connected with that subject matter.

18.2	Accordingly, the Buyer:

18.2.1	represents and agrees that:

(a)	no Seller or adviser to the Sellers has made any Representation that the Buyer considers material which is not set out in the Transaction Documents; and

(b)	it has not entered into the Transaction Documents in reliance on any Representation except those set out in the Transaction Documents,

and will not contend to the contrary; and

18.2.2	for the avoidance of doubt, agrees that:

(a)	no adviser to the Sellers has any liability to the Buyer for any Representation except set out where third parties have given opinions etc.;

(b)	the Sellers have no liability of any kind to the Buyer for any Representation except in respect of those set out in the Transaction Documents; and

(c)	its only rights and remedies in respect of any Representations are those rights and remedies set out in the Transaction Documents.

18.3	Likewise, each Seller:

18.3.1	represents and agrees that:

(a)	no adviser to the Buyer or provider of finance to the Buyer has made any Representation that such Seller considers material which is not set out in the Transaction Documents, and

(b)	it has not entered into the Transaction Documents in reliance on any Representation except those set out in the Transaction Documents,

and will not contend to the contrary; and

18.3.2	for the avoidance of doubt, agrees that:

(a)	no adviser to the Buyer or provider of finance to the Buyer has any liability to any Seller for any Representation except set out where third parties have given opinions etc.;

(b)	the Buyer has no liability of any kind to any Seller for any Representation except in respect of those set out in the Transaction Documents; and

(c)	its only rights and remedies in respect of any Representations are those rights and remedies set out in the Transaction Documents.

18.4

Each Affiliate of the Buyer or any Seller, the advisers to the Buyer, the advisers to any Seller and providers of finance to the Buyer may enforce the terms of this clause 18 subject to and in accordance with the provisions of the Third Parties Ordinance.

18.5	Nothing in this clause 18 shall have the effect of limiting any liability arising from fraud.

19.	ASSIGNMENT, AMENDMENT AND MODIFICATION

19.1

This Agreement is personal to each Seller. Accordingly, no Seller shall assign, transfer, declare a trust of the benefit of or in any other way alienate any of its rights under this Agreement whether in whole or in part.

19.2

Each Seller agrees that the benefit of every provision in this Agreement is given to the Buyer for itself and its successors in title and assigns. Accordingly, the Buyer (and its successors and assigns) may, without the consent of the Sellers, assign the benefit of all or any of the Sellers’ obligations under this Agreement and/or any other benefit arising under or out of this Agreement.

19.3	This Agreement may not be amended, restated or otherwise modified except by a written instrument specifically referring to this Agreement that is executed by the Company, the Buyer and the Sellers.

20.	NOTICES

20.1	A notice or other communication under or in connection with this Agreement (a “Notice”) shall be:

20.1.1	in writing;

20.1.2	in English; and

20.1.3

delivered personally or sent by courier by an internationally recognised courier company (e.g. FedEx, DHL) or by email, to the party due to receive the Notice at its address set out in clause 20.3 or to such other address, person or email address as the party may specify by not less than seven days’ written notice to the other party received before the Notice was despatched.

20.2	In the absence of evidence of earlier receipt, a Notice shall be deemed to have been duly given if:

20.2.1	delivered personally, when left at the address referred to in sub-clause 20.1.3;

20.2.2	sent by courier, two (2) Business Days after posting it; and

20.2.3	sent by email, when the email is sent.

20.3	The address referred to in sub-clause 20.1.3 is:

Name of party	Address	Email address	Marked for the attention of
Institutional Investor Sellers	As set out in column (A) Schedule 1 opposite the name of such Institutional Investor Seller.	As set out in column (A) Schedule 1 opposite the name of such Institutional Investor Seller.	As set out in column (A) Schedule 1 opposite the name of such Institutional Investor Seller.

Sellers’ Representative	3F., No. 345, Xinhu 2nd Road, Neihu Dist. Taipei 114, Taiwan	[****]	Dr. Hua Chien Chen

Name of party	Address	Email address	Marked for the attention of
The Company	3F., No. 345, Xinhu 2nd Road, Neihu Dist. Taipei 114, Taiwan	[****]	Dr. Hua Chien Chen

The Buyer	7/F, K11 Atelier, 728 King’s Road, Quarry Bay, Hong Kong	[****]	Danny Yeung and Stephen Lo

20.4	Each Represented Seller agrees and acknowledges that any Notice duly given under this clause 20 to the Sellers’ Representative shall be deemed to be given to all of the Represented Sellers.

21.	GOVERNING LAW

21.1	This Agreement is governed by, and shall be construed in accordance with, the laws of Hong Kong.

22.	DISPUTE RESOLUTION

22.1

Any dispute, controversy or claim arising in any way out of or in connection with this Agreement (including: (1) any issue regarding contractual, pre-contractual or non-contractual rights, obligations or liabilities; and (2) any issue as to the existence, validity, breach or termination of this Agreement) (a “Dispute”) shall be referred to and finally resolved by binding arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted in accordance with such Rules (the “Rules”). The Rules are deemed to be incorporated by reference into this clause and as may be amended by the rest of this clause.

22.2	The arbitration shall be conducted as follows:

22.2.1

The arbitration tribunal (“Tribunal”) shall consist of three (3) arbitrators. The claimant(s) and the respondent(s) shall each nominate one (1) arbitrator, and the two (2) arbitrators thus appointed shall nominate the third arbitrator who shall be the presiding arbitrator; if the claimant(s) or the respondent(s) fails to appoint the arbitrator within fourteen (14) days of a request to do so from the other party(ies), or if the two (2) arbitrators fail to nominate the third arbitrator within fourteen (14) days after the appointment of the second arbitrator, the appointment shall be made, upon request of a party, by the HKIAC in accordance with the Rules.

22.2.2	The seat of the arbitration shall be Hong Kong. This clause 22 shall be governed by the laws of Hong Kong.

22.2.3	The language of the arbitration proceedings shall be English.

22.2.4	Any award of the Tribunal shall be made in writing and shall be final and binding on the parties from the day it is made. The parties undertake to carry out any award without delay.

22.2.5

The parties waive any right to apply to any court of law and/or other judicial authority to determine any preliminary point of law and/or review any question of law and/or the merits, insofar as such waiver may validly be made. The parties shall not be deemed, however, to have waived any right to challenge any award on the ground that the Tribunal lacked substantive jurisdiction and/or on the ground of serious irregularity affecting the Tribunal, the proceedings or the award to the extent allowed by the law of the seat of arbitration. Nothing in this clause 22 shall be construed as preventing any party from seeking conservatory or interim relief from any court of competent jurisdiction.

23.	GOVERNING LANGUAGE

23.1	This Agreement is drawn up in the English language. If this Agreement is translated into another language, the English language text prevails.

23.2

Each Notice, demand, request, statement, instrument, certificate, document, information or other communication given, delivered, supplied or made by a party to any other party under or in connection with this Agreement shall be:

23.2.1	in English; or

23.2.2	if not in English, accompanied by an English translation made by a translator, and certified by such translator to be accurate.

23.3	The receiving party shall be entitled to assume the accuracy of and rely upon any English translation of any document provided pursuant to clause 23.2.2.

24.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original and all of which together evidence the same agreement.

SCHEDULE 1

SELLERS

[****]

SCHEDULE 2

INFORMATION ABOUT THE COMPANY

AND THE SUBSIDIARIES

PART A

THE COMPANY

Name of company and registered number	ACT Genomics Holdings Company Limited (No. MC-336039)

Place of incorporation	Cayman Islands

Company Type	Exempted Company with Limited Liability

Date of incorporation	20 April 2018

Directors	1. Tony Shu Kam Mok

2. Hua Chien Chen

3. Yiu Keung Chan

4. Maria LL Chiang

5. CDIB Capital Healthcare Ventures Limited

6. I-Chang Chow

7. CLSACP Holdings Ltd.

8. Hotung Venture Capital Corporation

9. Shu Jen Chen

10. Louie, Siu Keung Chris

Company secretary	N/A

Registered Office	Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

Issued Share Capital	• 92,487,411 Investor Ordinary Shares of par value of US$0.0001 each

• 27,834,960 Existing Shareholder Ordinary Shares of par value of US$0.0001 each

33,107,244 Other Ordinary Shares of par value of US$0.0001 each

Shareholders	1. Chen Hua Chien

2. Hsueh, Po-Jen

3. Hsu, Tsung-Shih

4. Lee, Wen Hung

5. Tsung-Kai Wu

6. Chen, Shu-Jen

7. Huang, Ho-Chih

8. Chi Ying Hsu

9. Wu, Ko-Wen

10. Weng, Ming-Sheng

11. Wu, Tsai-Yun

12. Lu, Yen-Jung

13. Liu, Ming Shiuan

14. Lu Po Sung

15. Chen Yi Hsuan

16. Chen Kuan-Ying

17. Hong, Huei-Chueh

18. Chen, Yo-Chin

19. Hsu, Ming-Chu

20. Chung, Tien-Kuen

21. Huang, Shih-Chien

22. John Fenyu Jin

23. Sung-Hsien Huang

24. Hsu An

25. Wu, Ping-Fang

26. Chen Chien-Hung

27. Sun, Yi-Ching

28. Ai, Hsin-Hsin

29. Wei, Terng-Lih

30. Wang, Shan-Shan

31. Hsieh, Pi-Lien

32. Wang, Ying-Mei

33. Chen, Li-Chiu

34. Wang Hsiang-Li

35. Eminent II Venture Capital Corporation

36. Hotung Venture Capital Corporation

37. Hua Nan Venture Capital Co., Ltd.

38. Fortune Venture Capital Corporation

39. Hsieh, Chi-Yin

40. Wang, Ching-Ju

41. Yang, Ming-Ying

42. Chen, Chun-Kai

43. Lai Shu Jung

44. Hsu, Ching-Hung

45. Chiu, Lu Ting

46. Chu, Hsuan-Yih

47. Tseng, Chiung-Ying

48. Chang, Teng-Yuan

49. Wang, Chih-Li

50. Shih, Ya-Feng

51. Pan, May-Chun

52. Hsu, Chen-Yun

53. Wei, Shu-Ching

54. Tseng, Li-Wei

55. Chang, Yi-Feng

56. Chou, Yu-Wei

57. Chou, Wan-Ju

58. Chang Chuan-Yueh

59. Li, Tsai-Ling

60. Lin, Yu-Hui

61. Jian Siao-Cheng

62. Kung, Hui-Ping

63. Tsai, Chun-Miao

64. Wu, Li-Chun

65. Chen, Chen-Yi

66. Tseng, Mei-Chia

67. Huang, Tsai-Yun

68. Nina Lapke

69. Wu, Yi-Jiun

70. Lee Wen-Tsao

71. Li, Kun-Lin

72. Lin, Pei-Yi

73. Lin, Ting-Yu

74. Lin, Chia-Wen

75. Lin, Hui-Chen

76. Hsu, Chieh-Yi

77. Yuan Chung Kao

78. Kuo, Hui-Chun

79. Chun-Hsiang Chen

80. Chen, Hung-Ling

81. Tan Kien Thiam

82. Liao, Yun-Ru

83. Chao Wei-chen

84. Chi, Bei-Ching

85. Liu, Shang-Yun

86. Jen-Hao Cheng

87. Cheng, Su-Wen

88. Tsung-Chieh Hsieh

89. Yuh-Sung Ting

90. Chen, Chien-Ho

91. Yang, Szu-Tung

92. Chen, Yi-Wen

93. Chen, Yi-Fan

94. Chen, Yueh-Ying

95. CDIB Capital Healthcare Ventures Limited

96. Yuan-Xiang Investment Corp.

97. Wang, Chia-Chi

98. Tse Ka Po

99. Chang, Yu-Hua

100. Huang, Ying-Hui

101. Lee, Chun-Yi

102. Sun, Chin-Feng

103. Shih, Li-Hua

104. Lu, Yun-Fu

105. Maxpro Investment Co., Ltd.

106. Lai, Yu-Hao

107. Chen, Pao-Mei

108. Lai, Shu-Chen

109. Chan, Wen-Kung

110. Chen, Wei-Yi

111. Chang Ya Ling

112. Shih, Kuei-Fang

113. Lin, Man-Tung

114. Hsieh, Pi-Hsia

115. Huang, Chien-Chin

116. Lo, Pei-Chi

117. Wang, I-Ping

118. Lin, Yung-Yuan

119. Lo, Chi-Chih

120. Chou, Shih-Wen

121. Chen, Shou-Hsun

122. Hsieh, Cheng-Chung

123. Lo, Yu-Shan

124. Chang, Chih-Jung

125. Liu, Hung-Chung

126. Wu, Kai-Di

127. Wei, Datsen

128. Huang, Chi Hung

129. Graceful Life Limited

130. CAVALLI ENTERPRISES INC.

131. CVF NINE Limited

132. JAFCO Asia Technology Fund VII Pte. Ltd.

133. PixArt Investment (Samoa) Ltd.

134. Prestige Noble Limited

135. SERES INVESTMENTS LIMITED

136. U Think Limited

137. Unique Life Limited

138. UVM 3 VENTURE INVESTMENTS LP acting through its General Partner UOB Bioventures Management Pte Ltd

139. Wealth Power Asia Investment Limited

140. Chan Yiu Keung

141. Liu Kwok Wai

142. Ample Pacific Development Limited

143. Tsai, Wan-Chuan

144. Chen, Shu-Jung

145. Hsu, Tseng-Hsien

146. Chen, Chi-Jui

147. Yu, I Ting

148. Yi-Wei Lin

149. Kai-Che Tung

150. Chen, Chiu-Chin

151. Wei-Wei Chiang

152. Yang, Szu Yi

153. Chen Bo Shau

154. Chen Hui-shan

155. YenTing Liu

156. Yi-Ting Yang

157. Hsu Ching Yi

158. Hsu Chih Hao

159. Allen Lai

160. Lee Yuan

161. Aflac Ventures LLC

162. Canon Medical Systems Corporation

163. Innovation Kyoto 2016 Limited Liability Partnership

164. Ng Po Kay Andy

165. YUNG Lap Hang

166. Eliza Jayne McCoy

167. Donald William Lennox Skinner

168. TANG Ka Yee Miranda

169. Chan Cheuk Wing Andy

170. Drive Catalyst SPC

171. Primus Braginskii Limited

172. KUI Yee Lun Gordon

173. CHOW, I-Chang

174. Empire Partners Investments Limited

175. Koon, Say Ming William

176. Chien Yu Yang

177. Global Logistic Investment Limited

178. Peter Maguire

179. Susan Maguire

180. Ian Crosby

181. Joanne Crosby

182. John Culkin

183. Andrew Williamson

184. BAG Diagnostics GmbH

185. Chuin-Ju Hsieh

186. Chen Tsui Fang

187. Keen Hunter Limited

188. Sy Ming Yiu

189. Lee Hon Nam

190. Lo Pui Ying

191. Zhong Jiefu

192. Chan Wai Lung

193. Wong Hoi Ting

194. Cheung Yiu Wai

195. Lee Wai Chung Kristy

196. Ting Ling Yin

197. Wu Shu Ting

198. Somruethai Wongwirattana

199. Ng Pui Keung

200. CTGA Limited

201. Techno-Novum Limited

202. Premium Alpha Limited

203. Hongkong Berry Genomics Co., Limited

204. Lucky Ventures Capital Limited

205. Chuang’s China Capital Limited

206. Grand Bond Investments Limited

207. Wang, Ko-Li

208. Wang, Yu Chen

209. Kuan-Han Lin

210. Hsu, Shan-Hu

211. Tzu-wei Kuo

212. Kuo Yi-Tsen

213. Genda Chen

214. Pei-Ning Yu

215. Huang Yi

216. Huang, Wan-Ting

217. Ling-Yi Huang

218. Yang, Pei-Jia

219. Peng Hsuan Liu

220. Kuan-Yu, Liu

221. Hsiao, Hong-Kung

222. Chung, Yu-Han

223. Chung, Pei-Fang

224. Timothy Tak-Chun Yip

225. Poon Song Ling

226. Wu Chin-Fang

227. Yu Lin

228. Ying-Ja Chen

229. Wang, Lien-Tu

230. Seo Tho Wee Siang

231. Cassian Yee

232. Yeung Tze Shan

Accounting Reference Date	31 December

PART B

THE SUBSIDIARIES

Name of company and registered number	ACT Genomics Co., Ltd. 行動基因生技股份有限公司 (No. 54650959)

Place of incorporation	Taiwan (R.O.C.)

Company Type	Private Company Limited by Shares

Date of incorporation	25 November 2013

Directors	1. Hua Chien Chen

2. Yiu Keung Chan

3. Shu Jen Chen

Supervisor	HSU CHING SUNG

Company secretary	N/A

Registered Office	3F., No. 345, Xinhu 2nd. Rd., Neihu Dist., Taipei City 11494, Taiwan (R.O.C.)

Issued Share Capital	NTD 455,080,000 of 45,508,000 shares at NTD 10 per share

Shareholders	ACT Genomics Holdings Company Limited (99.92%) 傅威勝 (0.08%)

Accounting Reference Date	31 December

Name of company and registered number	ACT Genomics (Hong Kong) Limited 行動基因(香港)股份 有限公司 (No. 2243121)

Place of incorporation	Hong Kong

Company Type	Private Company Limited by Shares

Date of incorporation	28 May 2015

Directors	1. Yiu Keung Chan

2. Hua Chien Chen

Company secretary	Prosper Pledge Accounting Limited 盈沛會計有限公司

Registered Office	Unit 803, 8/F, Building 15W, 15 Science Park West Avenue, Pak Shek Kok, N.T., Hong Kong

Issued Share Capital	USD 100,000 of 100,000 shares at USD 1

Shareholders	ACT Genomics Holdings Company Limited (100%)

Accounting Reference Date	31 December

Name of company and registered number	ACT Genomics (Singapore) Pte. Ltd. (No. 201536840C)

Place of incorporation	Singapore

Company Type	Private Company Limited by Shares

Date of incorporation	6 October 2015

Directors	1. Hua Chien Chen

2. Yiu Keung Chan

3. Florensia Leovanny Liong

Company secretary	Florensia Leovanny Liong

Registered Office	1 Phillip Street, #09-00, Royal One Philip, Singapore 048692

Issued Share Capital	SGD 2,785,000 of 2,785,000 shares at SGD 1 per share

Shareholders	ACT Genomics Holdings Company Limited (100%)

Accounting Reference Date	31 December

Name of company and registered number	ACT Genomics Japan Co., Ltd. アクトゲノミクス株式会社 (No. 0104-01-130615)

Place of incorporation	Japan

Company Type	Private Company Limited by Shares

Date of incorporation	29 March 2017

Directors	1. Hua Chien Chen

2. Yiu Keung Chan

Company secretary	N/A

Registered Office	TTD Building, No. 18, Sanada Ichome, Minato-ku, Tokyo 东京都港区三田一丁目 2 番 18 号 TTD ビル

Issued Share Capital	JPY 20,000,000

Shareholders	ACT Genomics Holdings Company Limited (100%)

Accounting Reference Date	31 December

Name of company and registered number	ACT Biotechnology Shanghai Ltd 艾序特生物科技(上海)有 限公司 (No. 91310115MA1K3GW86P)

Place of incorporation	People’s Republic of China

Company Type	Private Company Limited by Shares

Date of incorporation	21 September 2016

Directors	Hua Chien Chen

Legal Representative	Hua Chien Chen

Registered Office	Room 313-34, Floor 3, No. 38, Heidelberg Road, Shanghai Free Trade Zone, Shanghai, China 中国(上海)自由贸易试验区德堡路 38 号 1 幢 3 层 313-34 室

Issued Share Capital	CNY 10,000,000

Shareholders	ACT Genomics (Hong Kong) Limited (100%)

Accounting Reference Date	31 December

Name of company and registered number	ACT Genomics (IP) Limited 行動基因(智財)有限公司 (No. 2839434)

Place of incorporation	Hong Kong

Company Type	Private Company Limited by Shares

Date of incorporation	11 June 2019

Directors	1. Yiu Keung Chan

2. Hua Chien Chen

Company secretary	Golden Mean Accounting Limited 中正會計有限公司

Registered Office	Unit 803, 8/F, Building 15W, 15 Science Park West Avenue, Pak Shek Kok, N.T., Hong Kong

Issued Share Capital	HKD 10,000 of 10,000 shares at HKD 1 per share

Shareholders	ACT Genomics Holdings Company Limited (100%)

Accounting Reference Date	31 December

Name of company and registered number	ACT Genomics HK Lab Limited (No. 2848931)

Place of incorporation	Hong Kong

Company Type	Private Company Limited by Shares

Date of incorporation	5 July 2019

Directors	1. Yiu Keung Chan

2. Hua Chien Chen

3. Hoi Ki Ku

Company secretary	Golden Mean Accounting Limited 中正會計有限公司

Registered Office	Unit 803, 8/F, Building 15W, 15 Science Park West Avenue, Pak Shek Kok, N.T., Hong Kong

Issued Share Capital	HKD 10,000 of 10,000 shares at HKD 1 per share

Shareholders	ACT Genomics (Hong Kong) Limited (100%)

Accounting Reference Date	31 December

Name of company and registered number	ACT Biotechnology (Suzhou) Co. Ltd.艾序特生物科技(苏州) 有限公司 (No. 91320594MA1WTD8961)

Place of incorporation	People’s Republic of China

Company Type	Private Company Limited by Shares

Date of incorporation	2 July 2018

Directors	Hua Chien Chan

Legal Representative	Hua Chien Chan

Registered Office	Unit 7, 5th Floor, Building 22, 388 Xinping Street, Suzhou Industrial Park, Suzhou, China 中国苏州工业园区新平街 388 号 22 幢 5 层 07 单元

Issued Share Capital	CNY 10,000,000

Shareholders	ACT Biotechnology Shanghai Ltd (100%)

Accounting Reference Date	31 December

Name of company and registered number	AI Technology (Suzhou) Co., Ltd.艾序诺科技（苏州）有限 公司 (No. 91320594MA1WX6864C)

Place of incorporation	People’s Republic of China

Company Type	Private Company Limited by Shares

Date of incorporation	19 July 2018

Directors	Hua Chien Chan

Legal Representative	Hua Chien Chan

Registered Office	Unit 7, 5th Floor, Building 22, 388 Xinping Street, Suzhou Industrial Park, Suzhou, China 中国苏州工业园区新平街 388 号 22 幢 5 层 07 单元

Issued Share Capital	CNY 10,000,000

Shareholders	ACT Biotechnology (Suzhou) Co. Ltd. (100%)

Accounting Reference Date	31 December

Name of company and registered number	MC Diagnostics Limited (No. 05843597)

Place of incorporation	England and Wales

Company Type	Private Company Limited by Shares

Date of incorporation	12 June 2006

Directors	1. Yiu Keung Chan

2. Hua Chien Chen

3. Ian Crosby

4. Peter Michael Maguire

5. Lap Hang Yung

Company secretary	The company has no company secretary.

Registered Office	Unit 5 Optic Technium, Ffordd William Morgan, St Asaph, Denbighshire, LL17 0JD

Issued Share Capital	GBP 1,164 of 1,164 shares at GBP 1 per share

Shareholders	ACT Genomics Holdings Company Limited (100%)

Accounting Reference Date	31 December

Name of company and registered number	AM Robotics 2018 Ltd (No. 11173912)

Place of incorporation	England and Wales

Company Type	Private Company Limited by Shares

Date of incorporation	29 January 2018

Directors	1. Peter Michael Maguire

2. Adrian Charles McQuillan

Company secretary	The company has no company secretary.

Registered Office	Unit 5, Optic Technium, Unit 5, Optic Technium, Ffordd William

Morgan, St. Asaph, Denbighshire LL17 0JD, United Kingdom

Issued Share Capital	GBP 100 of 100 shares at GBP 1 per share

Shareholders	MC Diagnostics Limited (80%)
Adrian Charles McQuillan (20%)

Accounting Reference Date	31 December

Name of company and registered number	Sanomics Holdings Limited (No. 1972173)

Place of incorporation	British Virgin Islands

Company Type	Private Company Limited by Shares

Date of incorporation	6 March 2018

Directors	1. Tony Shu Kam Mok

2. Hua Chien Chen

3. Yiu Keung Chan

Company secretary	The company has no company secretary.

Registered Office	Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands

Issued Share Capital	The Company is authorised to issue a maximum of 2,000,000 no par value shares of a single class, 911,681 of which have been issued and outstanding.

Shareholders	ACT Genomics Holdings Company Limited (100%)

Accounting Reference Date	31 December

Name of company and registered number	Sanomics Limited 善覓有限公司 (No. 2206533)

Place of incorporation	Hong Kong

Company Type	Private Company Limited by Shares

Date of incorporation	26 February 2015

Directors	1. Yiu Keung Chan

2. Hua Chien Chen

3. Hoi Ki Ku

Company secretary	Eastpark Holdings Limited 東岸集團有限公司

Registered Office	Unit 318, Biotech Centre 2, No. 11 Science Park West Avenue, Hong Kong Science Park, Shatin, Hong Kong

Issued Share Capital	HKD 500,000 of 500,000 shares at HKD 1 per share

Shareholders	Sanomics Holdings Limited (100%)

Accounting Reference	31 December

Date

Name of company and registered number	Sanomics (Thailand) Limited (No. 0105561133747)

Place of incorporation	Thailand

Company Type	Private Company Limited by Shares

Date of incorporation	6 August 2018

Directors	1. Tony Shu Kam Mok

2. Man Wa Lam

3. Ling Yin Ting

4. Hua Chien Chen

5. Yiu Keung Chan

Company secretary	N/A

Registered Office	No.4, 4/5 Unit 1503, Unit 1509, Central Tower, 15th Floor, Ratchadamri Road, Pathumwan Sub-district, Pathumwan District, Bangkok Metropolis, Thailand

Issued Share Capital	Baht 28,000,000 divided into 28,000 shares, each with a par value of Baht 1,000

Shareholders	1. Sanomics Limited (27,998 shares)

2. Hua-Chien Chen (1 share)

3. Yiu Keung Chan (1 share)

Accounting Reference Date	31 December

Name of company and registered number	ACT Medical Instrument Co., Ltd.行動基因醫療器材股份有 限公司 (No. 90874222)

Place of incorporation	Taiwan (R.O.C.)

Company Type	Private Company Limited by Shares

Date of incorporation	12 April 2021

Directors	Hua Chien Chen

Company secretary	N/A

Registered Office	10F.-1, No. 6, Ln. 180, Sec. 6, Minquan E. Rd., Neihu Dist., Taipei City 114 , Taiwan (R.O.C.)

Issued Share Capital	NTD 1,000,000 of 100,000 shares at NTD 10 per share

Shareholders	ACT Genomics Co., Ltd. (100%)

Accounting Reference Date	31 December

SCHEDULE 3

COMPLETION REQUIREMENTS

1.	Sellers’ obligations

1.1	At Completion, the Sellers shall deliver or procure to be delivered to the Buyer (unless otherwise indicated below, copies of each item):

1.1.1	duly executed instrument(s) of transfer in respect of the Sale Shares in favour of the Buyer or its nominee(s);

1.1.2	as evidence of the authority of each person executing a document referred to in this Schedule 3 on any Seller’s behalf:

(a)

a copy of the minutes of a duly held meeting of the directors of such Seller (or a duly constituted committee thereof) authorising the execution by such Seller of the document and, where such execution is authorised by a committee of the board of directors of such Seller, a copy of the minutes of a duly held meeting of the directors constituting such committee or the relevant extract thereof; or

(b)	a copy of the power of attorney conferring the authority.

2.	Company’s and Warrantors’ obligations

2.1	At Completion, the Company shall, and the Warrantors shall procure that the Company shall, deliver or procure to be delivered to the Buyer (unless otherwise indicated below, copies of each item):

2.1.1	evidence in a form satisfactory to the Buyer (by way of a certificate signed by the chief executive officer of the Company) of satisfaction of the Conditions;

2.1.2

copies of any waiver, consent, release or other document necessary to give the Buyer or its nominee(s) full legal and beneficial ownership of the Sale Shares (or appropriate negative written confirmation);

2.1.3	a certified true copy of the updated register of members of the Company, reflecting the Buyer as a shareholder;

2.1.4	a certified true copy of the updated register of directors of the Company, reflecting the director changes outlined in paragraphs 2.3.2 and 2.3.3 of this Schedule 3;

2.1.5	new share certificate(s) for the Sale Shares in the name of the Buyer;

2.1.6	the Amended Shareholders’ Agreement duly executed by the parties thereto (other than the Buyer);

2.1.7	the Sanomics Settlement Deed duly executed by the parties thereto (other than the Buyer);

2.1.8	the Disclosure Letters duly executed by the parties thereto (other than the Buyer);

2.1.9	the Convertible Bond duly executed by the Company;

2.1.10

(if not already delivered) a copy of the shareholders’ resolutions or minutes of a meeting of the shareholders of the Company certified by the chief executive officer of the Company duly held at which the shareholders of the Company approved:

(a)	the Amended Shareholders’ Agreement in the agreed form; and

(b)	the Amended Articles in the agreed form;

2.1.11

resignations in the agreed form from the relevant directors and if applicable, company secretary of each Group Company (to be identified and agreed between the Company and the Buyer prior to Completion) expressed to take effect on the Completion Date;

2.1.12

a copy of each bank mandate of each Group Company and copies of statements of each bank account of each Group Company made up to a date not earlier than two (2) Business Days before the Completion Date; and

2.1.13	certified copies of the Accounts and the Management Accounts.

2.2	Further, the Company and the Warrantors shall ensure or procure that:

2.2.1

the company chop, common seal (if any) of each Group Company, each register, statutory book, minute book, financial and accounting books and other books required to be kept by each Group Company under Applicable Laws made up to the Completion Date, and each certificate of incorporation and certificate of incorporation on change of name, business registration certificate, and all documents and papers in connection with the affairs of each Group Company and all documents of title to assets of each Group Company; and

2.2.2	share certificates for all issued shares in the capital of each Group Company (other than the Company),

shall be kept at the principal business office of the Company at Completion for inspection by the Buyer or its advisers.

2.3

Each of the Sellers who have appointed directors to the board of directors of the Company shall procure that the directors appointed by it shall, at a meeting of the board of directors of the Company duly held on the Completion Date (which shall include at least six (6) members of the board), vote in favour of resolutions to:

2.3.1	approve the transfer of the Sale Shares and the registration of the Buyer as a member of the Company in respect of the Sale Shares;

2.3.2	appoint the Prenetics Directors, the Management Director and the Minority Director (as such terms defined in the Amended Shareholders’ Agreement) of the Company with effect from Completion;

2.3.3	accept the resignations of the relevant directors of the Company (to be identified and agreed between the Company and the Buyer prior to Completion) with effect from Completion;

2.3.4	approve the issuance of the Convertible Bond;

2.3.5	approve the issuance of 7,718,696 Investor Ordinary Shares in the Company to the Sanomics Sellers pursuant to the Sanomics Settlement Deed immediately prior to Completion; and

2.3.6	approve and authorise the Company’s execution of the Transaction Documents (to the extent it is a party), or to pass written board resolutions of the Company approving the same.

2.4

The Sellers shall, at the general meeting of the Company duly held on or prior to the Completion Date, vote in favour of resolutions to approve the adoption of the Amended Articles from Completion and to approve the Amended Shareholders’ Agreement or to pass written shareholder resolutions of the Company to approve the same.

2.5

The Company and the Warrantors shall deliver or procure the delivery to the Buyer a copy of the above board and shareholder resolutions of the Company certified by the chief executive officer of the Company.

2.6

If required by the Buyer, the Sellers who have appointed directors to the board of directors of the Company shall procure and ensure that, immediately after the board resolutions referred to in paragraph 2.3 are passed, board resolutions of each Group Company other than the Company are passed to deal with any matter referred to in paragraph 2.3 as applicable to the relevant Group Company.

3.	Buyer’s obligations

3.1	At Completion, the Buyer shall:

3.1.1	pay or cause to be paid to each Seller the Purchase Price and Cash Incentive Payment as follows:

(a)

in respect of the Consideration Shares, allot and issue such number of Consideration Shares to each Consideration Shares Seller as set out opposite his/her/its name in column (E) of Schedule 1, credited as fully paid free from any Encumbrance, and shall provide a copy of the extract of its register of members on the Completion Date showing the registration of each such Seller as the registered owner of such Consideration Shares, and

(b)

in respect of the Cash Incentive Payment, irrevocably instruct its bank to pay to each relevant Seller or Sanomics Seller such portion of the Cash Incentive Payment as set out opposite his/her/its name in column (D) of Schedule 1 by transfer of funds for same day value to his/her/its Designated Bank Account and deliver to each such Seller or Sanomics Seller a copy of such irrevocable payment instructions;

3.1.2	as evidence of the authority of each person executing a document referred to in this Schedule 3 on the Buyer’s behalf:

(a)

a copy of the minutes of a duly held meeting of the directors or written board resolutions of the Buyer (or a duly constituted committee thereof) authorising the execution by the Buyer of the document and, where such execution is authorised by a committee of the board of directors of the Seller, a copy of the minutes of a duly held meeting of the directors constituting such committee or the relevant extract thereof or written resolutions of such committee; or

(b)	a copy of the power of attorney conferring the authority;

3.1.3	deliver or procure to be delivered to the Company:

(a)	the Amended Shareholders’ Agreement duly executed by the Buyer;

(b)	the Sanomics Settlement Deed duly executed by the Buyer; and

(c)	the Disclosure Letters duly executed by the Buyer.

SCHEDULE 4

WARRANTIES

Part A: Fundamental Warranties

1.	Title and Capacity

1.1	Authority and Capacity

1.1.1	Each Seller (to the extent it is a company) is validly existing and is a company duly incorporated under the law of its jurisdiction of incorporation.

1.1.2	Each Seller has the legal right and full power and authority and has taken all action necessary to enter into and perform this Agreement and the other Transaction Documents to be executed by it.

1.1.3	The Transaction Documents to which any Seller is a party will, when executed, constitute valid and binding obligations on such Seller in accordance with their respective terms.

1.1.4

The execution, delivery and performance by each Seller of this Agreement and the other Transaction Documents (to the extent that such Seller is a party to such Transaction Document) do not and will not result in a breach of (a) any provision of its constitutional documents (to the extent it is a company), (b) any Applicable Laws or regulations or any order, judgment or decree of any court, arbitral tribunal or Government Authority, and/or (c) any agreement or arrangement to which it is party or by which its assets are bound.

1.2	Sale Shares

1.2.1	Each Seller:

(a)

is the legal and beneficial owner of the Sale Shares set out opposite its name in column (B) of Schedule 1 (as at the date of this Agreement) and column (C) of Schedule 1 (as at the Completion Date); and

(b)

has the right to exercise all voting and other rights over the Sale Shares set out opposite its name in column (B) of Schedule 1 (as at the date of this Agreement) and column (C) of Schedule 1 (as at the Completion Date).

1.2.2	The Sale Shares have been properly and validly issued and are each fully paid.

1.2.3

There are no Encumbrances, and there is no agreement, arrangement or obligation to create or give an Encumbrance, in relation to the Sale Shares. No person has claimed to be entitled to an Encumbrance in relation to any of the Sale Shares.

1.2.4

No third party and regulatory consents or notifications, including the approval of or notification to any Government Authority, Tax Authority, court, arbitral tribunal, regulatory body or administrative body, are or will be required or desirable for the transfer of the Sale Shares or any interest in or part thereof to the Buyer.

1.2.5	The particulars contained in Schedule 2 are true, accurate and not misleading as at the date of this Agreement.

1.3	Sellers’ Status and Investment Intent

1.3.1

Each Seller has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in Prenetics Shares. Each Seller is capable of bearing the economic risks of such investment, including a complete loss of its investment.

1.3.2

Each Seller is acquiring the relevant Prenetics Shares that it is purchasing pursuant to this Agreement for investment for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof in a manner that would violate the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

1.3.3

Each Seller acknowledges that the Prenetics Shares are “restricted securities” that have not been registered under the Securities Act or any applicable state securities law. Each Seller further acknowledges that, absent an effective registration under the Securities Act, the Prenetics Shares may only be offered, sold or otherwise transferred to (i) the Buyer, (ii) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act or (iii) pursuant to an exemption from registration under the Securities Act.

1.3.4	Each Seller acknowledges that he or she is not a “U.S. Person” as defined in Rule 902 of Regulation S.

1.3.5	Each Seller is acquiring the Prenetics Shares in an offshore transition executed in reliance upon the exemption from registration provided by Regulation S under the Securities Act.

1.3.6	No Seller is or was in the past five (5) years a Government Official.

1.4	No Registration

Assuming the accuracy of the representations and warranties set forth in this Agreement, it is not necessary in connection with the issuance and sale of the Sale Shares to register the Sale Shares under the Securities Act or to qualify or register the Sale Shares under applicable U.S. state securities laws. No directed selling efforts (as defined in Rule 902 of Regulation S under the Securities Act) have been made by any of the Sellers, any of their respective affiliates or any person acting on its behalf with respect to any Sale Shares; and none of such persons has taken any actions that would result in the sale of the Sale Shares to the Buyer under this Agreement requiring registration under the Securities Act; and the Company is a “foreign issuer” (as defined in Regulation S).

Part B: ACT Warranties

2.	Corporate

2.1	Group Companies

2.1.1

The Group Companies are exempted limited liability companies, limited companies or companies limited by shares (as applicable) duly incorporated under the laws of their respective jurisdiction of incorporation and have been in continuous existence since incorporation.

2.1.2

There are no Encumbrances, and there is no agreement, arrangement or obligation to create or give an Encumbrance, in relation to any of the shares or unissued shares in the capital of each Group Company.

2.1.3

Other than this Agreement, there is no agreement, arrangement or obligation requiring the creation, allotment, issue, transfer, redemption or repayment of, or the grant to a person of the right (conditional or not) to require the allotment, issue, transfer, redemption or repayment of, a share in the capital of a Group Company (including, in each case, an option or right of pre-emption or conversion).

2.1.4	No Group Company has any interest in, or has agreed to acquire, any share capital or other security in any other company other than the Group Companies.

2.1.5

Save for the Company, CERBACT JVCo, CERBACT Asia Holdings Pte. Ltd. Taiwan Branch, AM Robotics 2018 Ltd., ACTMed Co., Ltd., ACT Genomics Co., Ltd. and Sanomics (Thailand) Limited, the allotted and issued share in the capital of each Group Company is legally and beneficially owned by a Group Company alone, has been properly allotted and issued and is fully paid or credited as fully paid.

2.1.6	The structure and the details of the Group as set out in Schedule 2 are true, accurate and not misleading. Except as set out in Schedule 2, no Group Company has any other subsidiary.

2.1.7

All actions carried out in connection with any corporate restructuring or reorganisation undertaken by any Group Company were in compliance with any and all Applicable Laws in all material respects. No objection has been received, nor is there any expectation that an objection will be received, from any person (including any credit, contract counterparty, customer or supplier of the Group) and no Group Company shall be liable for loss of any kind (including Tax liability) arising out of or in connection with such restructuring or reorganisation.

2.1.8

All obligations arising out of the Sanomics Acquisition and MCD Acquisition have been fully and timely complied with and there are no outstanding obligations or liabilities on any Group Company connected with such transactions.

2.2	Constitution, Registers and Returns

2.2.1	Each of the Group Companies is operating and has always operated its business in all respects in accordance with its memorandum and articles of association at the relevant time.

2.2.2

Each register, minute book and other book which each of the Group Companies is required by law to keep has been properly kept and contains a true, accurate and not misleading record of the matters which it is required by Applicable Laws to record in all material respects. No notice has been received that a register or book is incorrect or should be rectified (other than changes to the members’ English names and addresses in the Company’s register of members).

2.2.3

All returns, particulars, resolutions and other documents required to be delivered or registered by the Group Companies to or with any Government Authority have been properly prepared and delivered in all material respects.

2.2.4

No Group Company has given a power of attorney or other authority by which a person may enter into an agreement, arrangement or obligation on such Group Company’s behalf (other than an authority for a director, other officer or employee to enter into an agreement in the usual course of that person’s duties).

2.3	Effect of Transaction

2.3.1	Neither the execution nor the performance of this Agreement or any document to be executed at or before Completion will:

(a)	result in any Group Company losing the benefit of an asset, grant, subsidy, right or privilege which it enjoys as at the date of this Agreement;

(b)	cause any person who normally does business with or gives credit to any Group Company not to continue to do so on the same basis; or

(c)

prejudicially affect the attitude or action of customers, suppliers, employees and other persons with regard to any Group Company where it could reasonably be expected to have a material and adverse effect on any Group Company or its business.

2.3.2

Neither the execution nor the performance of this Agreement or any document to be executed at or before Completion will conflict with, result in a breach of, give rise to an event of default under, require the consent of a person under, enable a person to terminate, or relieve a person from an obligation under any agreement or arrangement to which any Group Company is a party or any legal or administrative requirement by which any Group Company is bound.

2.4	No Leakage

2.4.1	Between the Last Accounting Date and the date of this Agreement:

(a)

no dividend or other distribution of profits or assets has been declared, paid or made by any Group Company or would be treated as having been paid or made by any Group Company to or for the benefit of any Seller or any Seller Affiliate;

(b)	no payment has been made by or on behalf of a Group Company to or for the benefit of any Seller or any Seller Affiliate;

(c)

no share or loan capital or other securities of any Group Company has been redeemed, repurchased or repaid or results in a payment to or an agreement or obligation to make a payment to any Seller or any Seller Affiliate;

(d)	no amount, liability or obligation owed to any Group Company by any Seller or any Seller Affiliate has been waived or forgiven or discounted;

(e)	no asset, right or other benefits has been transferred by any Group Company to any Seller or any Seller Affiliate;

(f)	no liabilities have been assumed or incurred (or any indemnity given in respect thereof) by any Group Company for the benefit of any Seller or any Seller Affiliate;

(g)	no Encumbrance has been created over any of the assets of any Group Company in favour of or for the benefit of any Seller or any Seller Affiliate;

(h)

no management, monitoring or other shareholder or directors’ fees or bonuses or payments of a similar nature have been paid by or on behalf of any Group Company to or for the benefit of any Seller or any Seller Affiliate, except that the payment of such fees or bonuses is consistent with past practice;

(i)

no costs or expenses of any Seller or any Seller Affiliate relating to the transactions contemplated by the Transaction Documents (to any person), or to the other transactions contemplated by this Agreement (including any professional advisers’ fees and any transaction or sale bonuses or other payments payable as a result of the completion of the sale of the Sale Shares (to any person)), have been paid or incurred, by or on behalf of any Group Company to or on behalf of any Seller or any Seller Affiliate;

(j)

no Group Company has amended the terms of its borrowing or indebtedness in the nature of borrowing owed by it to any Seller or any Seller Affiliate or for the benefit of any Seller or any Seller Affiliate;

(k)

no payment of exit bonus has been made to any Seller, any Seller Affiliate or any director, employee, representative or consultant of any Group Company, any Seller or any Seller Affiliate as a result of Completion, and no obligation to make such payment will arise as a result of Completion;

(l)

no agreements, understandings or arrangements have been entered into whereby the person directly benefiting from any of the matters referred to in paragraphs 2.4.1(a) to 2.4.1(k) above confers (directly or indirectly) a benefit on a Seller or any Seller Affiliate;

(m)	none of the Sellers nor any Seller Affiliate has agreed or committed to do any of the things set out in paragraphs 2.4.1(a) to 2.4.1(l) above; and

(n)

no Tax has been or will be paid, payable or agreed to be paid, by any Group Company in connection with any of the matters set out above (and no Tax would be so paid or payable but for the availability of Relief),

(each item set out in paragraphs 2.4.1(a) to 2.4.1(n) above, a “Leakage”).

3.	Information

3.1

All information contained in this Agreement and the Disclosure Letter (including any annex thereof) is true, accurate and not misleading in all material respects, and, to each Warrantor’s knowledge, there is no fact, matter or circumstances which renders any such information untrue, inaccurate or misleading.

4.	Accounts

4.1	Accounts

4.1.1	The Accounts have been prepared:

(a)	in accordance with Applicable Law and with the IFRS at the Last Accounting Date; and

(b)	subject to sub-paragraph (a) above, on a basis consistent with that adopted in preparing the Accounts for each of the financial years or periods to which the Accounts relate.

4.1.2

The Accounts show a true and fair view of the assets, liabilities and state of affairs of each of the Group Companies as at the Last Accounting Date and of the profits and losses and cash flow of each of the Group Companies for the financial years ended on the Last Accounting Date.

4.1.3	Debts and liabilities

The Accounts fully disclose and provide adequately for all bad and doubtful debts, all material liabilities (actual, contingent or otherwise) and all material financial commitments of each of the Group Companies existing as at the Last Accounting Date.

4.1.4	Extraordinary and exceptional items

The results shown by the audited profit and loss account of each of the Group Companies in the Accounts as of the Last Accounting Date have not (except as disclosed in those accounts) been affected by any extraordinary, exceptional or non-recurring item or by another fact or circumstance making the profit or loss for a period covered by any of those accounts unusually high or low.

4.1.5	Provision for Tax

The Accounts reserve or provide in accordance with applicable standards, principles and the IFRS for all Tax liable to be assessed on each of the Group Companies, or for which it is or may become accountable, for all periods starting on or before the Last Accounting Date (whether or not the relevant Group Company has or may have a right of reimbursement against another person). The Accounts reserve in accordance with applicable standards, principles and the IFRS for all material contingent or deferred liabilities to Tax for all periods starting on or before the Last Accounting Date.

4.1.6	Depreciation

(a)	The bases and rates of depreciation and amortisation used in the Accounts were the same as those used for each of the financial years to which the Accounts relate.

(b)

The rates of depreciation and amortisation used in Accounts for the financial years to which the Accounts relate were sufficient to ensure that each fixed asset of the relevant Group Company will be written down to nil by the end of its useful life.

4.1.7	Filing of Accounts

Each of the Accounts has been duly filed with the appropriate body in each of the relevant jurisdictions the Group Companies operate in or to which they are subject on a timely basis.

4.2	Management Accounts

4.2.1

The Management Accounts have been prepared with all due care and attention and in accordance with accounting policies used in preparing the Accounts applied on a consistent basis and fairly present and disclose with reasonable accuracy the assets, liabilities, financial position and state of affairs of the Group as at (as applicable) the Management Accounts Date in all material respects.

4.2.2

The Management Accounts are fair and not misleading and do not materially misstate the assets and liabilities of each of the Group Companies as at the Management Accounts Date and the profits and losses and cash flow of each of the Group Companies for the period concerned.

4.2.3

The Management Accounts fully disclose and provide adequately for all bad and doubtful debts, all liabilities (actual, contingent or otherwise) and all financial commitments existing at the Management Accounts Date in all material respects.

4.2.4	The Management Accounts are not affected by any unusual, exceptional or non-recurring items.

4.2.5

As at the Management Accounts Date, no material liability, obligation or commitment of any nature whatsoever (asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise) existed in relation to any Group Company which was not required to, or permitted not to, be included in the (as applicable) Management Accounts in accordance with applicable accounting policies.

5.	Changes Since the Last Accounting Date

Since the Last Accounting Date:

5.1	the Group’s business has been operated in the usual way so as to maintain it as a going concern;

5.2

there has been no material change or interruption to the Group’s business or operations, no material change in the level of borrowing or in the working capital requirements of the Group, and no material reduction in the cash balance or debtors of the Group;

5.3

there has been no Group Company Material Adverse Effect on the Group as a whole and, to each Warrantor’s knowledge, there are no facts or circumstances likely to give rise to such a Group Company Material Adverse Effect on the Group as a whole;

5.4	no Group Company has declared, paid or made a dividend or distribution to its members;

5.5

no Group Company has created, allotted, issued, sold, transferred, acquired, repaid, redeemed, leased, subleased, pledged, encumbered, hypothecated, disposed of or granted share or loan capital or any other securities;

5.6	no Group Company has changed its accounting reference date or accounting procedures, policies, principles or practices unless such changes are required pursuant to Applicable Law;

5.7	no Group Company has assumed or incurred any material liability (including any contingent liability), obligation, commitment or expenditure other than in the Ordinary Course of Business;

5.8	no Group Company has written off or released debts owed to it;

5.9

no Group Company has acquired or disposed of or agreed to acquire or dispose of any material asset, or interest in any share, debenture or any other security of any entity, in each case other than in the Ordinary Course of Business;

5.10	no liability or contingent liability for Tax has arisen otherwise than as a result of trading activities of the Group in the Ordinary Course of Business;

5.11

no material supplier or customer has ceased or substantially reduced its trade with the Group or materially altered the terms under which such suppliers or customers trade to the Group Companies’ material disadvantage;

5.12

other than pay raises consistent in the Group Companies’ Ordinary Course of Business, no change has been made in the emoluments or other terms of employment of any of the employees and the Group Companies have not paid any bonus or special remuneration of more than (a) US$100,000 per annum to any person, or (b) US$300,000 per annum to all persons in the aggregate; and

5.13	no Group Company has made an agreement or arrangement or undertaken an obligation to do any of the foregoing.

6.	Financial Obligations

6.1	Except as disclosed in the Accounts, the Group Companies do not have outstanding and have not agreed to create or incur loan capital, borrowings or indebtedness in the nature of borrowings.

6.2

None of the Group Companies is party to and is not liable under any guarantee, indemnity or other agreement to secure or incur a financial or other obligation with respect to another person’s obligation, nor has any Group Company factored any of its debts, or engaged in financing of a type which would not be required to be shown or reflected in the Accounts.

6.3	To each Warrantor’s knowledge, no event has occurred, or has been alleged by notice in writing to a Group Company, to have occurred which:

6.3.1

constitutes an event of default, or otherwise gives rise to an obligation to repay, under an agreement relating to borrowing or indebtedness in the nature of borrowing (or will do so with the giving of notice or lapse of time or both); or

6.3.2

will lead to an Encumbrance constituted or created in connection with borrowing or indebtedness in the nature of borrowing, a guarantee, an indemnity or other obligation of any Group Company becoming enforceable (or will do so with the giving of notice or lapse of time or both).

7.	Assets

7.1	The Properties

7.1.1	None of the Group Companies owns any premises, buildings, land or other real property right.

7.1.2	All of the premises, buildings, land or other property rights occupied or otherwise used by the Group have been Disclosed in the Disclosure Letter.

7.2	Leases

Where any Property is leased by a Group Company:

7.2.1	the requisite details have been Disclosed in the Disclosure Letter and are true and accurate;

7.2.2	there is no fact or circumstance (and, to each Warrantor’s knowledge, no fact or circumstance will within six (6) months starting on the date of this Agreement occur or arise) which:

(a)	could entitle or require a person (including a landlord or licensor) to forfeit or enter on, or take possession of, or occupy, the relevant Property;

(b)	could restrict or terminate the Group Company’s continued and uninterrupted possession or occupation of the relevant Property; or

(c)	could prevent or restrict the relevant Property’s development for which planning permission has been or is expected to be obtained;

7.2.3	a rent or fee payable in respect of the relevant Property is not as at the date of this Agreement being reviewed;

7.2.4

the lease of such Property does not contain an unusually onerous covenant or condition including a covenant or condition allowing the landlord or licensor unreasonably to withhold or delay consent to an assignment of the whole or to an application to carry out a non-structural obligation;

7.2.5

the lease of such Property is valid, binding, enforceable and in full force and effect, and the applicable Group Company holds a valid and existing leasehold interest under such Property leases free and clear of any Encumbrances. To each Warrantor’s knowledge, there has been no actual termination of any such lease agreement due to any material breach on the part of the applicable Group Company of any covenants, conditions and agreements contained in the agreement; and

7.2.6	all of the rent payable under such Property lease has been paid up to date.

7.3	Condition of Property

To each Warrantor’s knowledge:

7.3.1	there is no material deficiency which requires correction in the state or condition of any building or other structure on or forming part of any Property; and

7.3.2	no flooding, subsidence or other material defect of any kind (including a design or construction defect) affects or has affected any Property.

7.4	Properties subject to Leases and Other Agreements

None of the Group Companies has leased, subleased, licensed or granted occupancy rights in any parcel or any portion of any parcel of the Group’s Properties to any other person and no other person has any rights to the use, occupancy or enjoyment thereof pursuant to any lease, sublease, licence, occupancy or other agreement, and none of the Group Companies has assigned its interest under any lease or sublease listed in the Disclosure Letter to any third party. Where any Property is the subject of any lease or other agreement relating to its occupation or use for the benefit of any person other than a Group Company, the requisite details have been Disclosed in the Disclosure Letter.

7.5	Assets

7.5.1

All material assets included in the Management Accounts or acquired by a Group Company since the Management Accounts Date, other than the Properties, the rights in Intellectual Property and any assets disposed of or realised in the Ordinary Course of Business, and excepting rights and retention of title arrangements arising by operation of law in the Ordinary Course of Business, are (i) legally and beneficially owned solely by the relevant Group Company; (ii) where capable of possession, in the possession or under the control of the relevant Group Company, and (iii) free from Encumbrances.

7.5.2	Each of the Group Companies owns or has the right to use such asset used in and is necessary for the effective operation of its business.

7.5.3	No Group Company is party to, nor is liable under, a lease or hire, hire purchase, credit sale or conditional sale or similar agreement.

7.5.4

All inventory, machinery, vehicles and equipment owned, possessed or used by the Group Companies are in good condition and working order and have been regularly and properly maintained in all material respects, except for normal wear and tear. None is in need of material renewal or replacement or surplus to such Group Company’s requirements, except for routine or regular maintenance works.

7.5.5	Each Group Company’s inventory or stock (subject to normal wear and tear) is of satisfactory quality and saleable in the Ordinary Course of Business in all material respects.

7.5.6

Each material asset of the Group, which is normal to have maintained by independent or specialist contractors, has been regularly maintained to a good technical standard and in accordance with safety regulations required to be observed in relation to it.

7.6	Debts

7.6.1	No debt shown in the Accounts, the Management Accounts or a Group Company’s accounting records is overdue by more than twelve (12) weeks] or is the subject of an arrangement.

7.6.2

No Group Company has released a material debt shown in the Accounts, the Management Accounts or its accounting records so that the debtor has paid or will pay less than the debt’s book value. None of the material debts shown in the Accounts, the Management Accounts or a Group Company’s accounting records has been deferred, subordinated or written off or become irrecoverable to any extent. To each Warrantor’s knowledge, each of those debts will realise its book value in the usual course of collection.

8.	Intellectual Property and Information Technology

8.1	General

8.1.1

The Disclosure Letter contains true, accurate and not misleading details in all material respects of all the Intellectual Property which are used by the Group for the operation of the business in respect of which any Group Company is registered as the owner or is the applicant for registration (the “Registered Owned IP”).

8.1.2	The trademarks, patents and domain names listed in the Disclosure Letter constitute all Registered Owned IP that is necessary for the operation of the business of the Group.

8.1.3

Except for the Disclosed Registered Owned IP, no member of the Group has rights to (whether as owner, licensee, licensor or otherwise) any registered or applied for Intellectual Property that is material to the operation of the Group’s business.

8.1.4	All of the Registered Owned IP is valid and enforceable and nothing has been done or omitted to be done by which it may cease to be valid or enforceable, or affect the ownership of any Business IP.

8.1.5

All renewal and maintenance fees and taxes due up to and including the date of this Agreement in respect of each of the Registered Owned IP have been paid in full and on time. All other actions due or required to maintain and protect the Registered Owned IP have been taken on time.

8.1.6	The Business IP as Disclosed in the Disclosure Letter comprise all of the Intellectual Property which is necessary for the operation of the Group’s business.

8.1.7

To each Warrantor’s knowledge, each Group Company has taken all steps necessary or desirable for the fullest protection of all Business IP. Each Group Company has not disposed of, agreed to dispose of or granted to any person any rights over any Business IP.

8.1.8

No Group Company has granted or is obliged to grant any licence, assignment, Encumbrance, consent, undertaking or other right in respect of the Business IP or agreed to any restriction on use or any disclosure obligation or entered into any co-existence agreement in respect of the Business IP.

8.1.9	None of the Business IP or any Group Company’s ownership or rights in the Business IP will be materially and adversely affected by the transactions contemplated by this Agreement.

8.1.10	There is no Intellectual Property used or required for the operation of the Group’s business that is licensed from third parties.

8.1.11

All Intellectual Property which is or is likely to be material to the business of the Group, including all Intellectual Property developed by employees or consultants of the Group, or by a third party for the Group, is legally and beneficially vested exclusively in a Group Company.

8.1.12	There is no outstanding obligation or restriction owed by a Group Company that may materially impact the business or freedom of the Group to develop other works in the Ordinary Course of Business.

8.1.13	All agreements to which any of the Group Companies is a party, or by which it is bound relating to the Business IP, are disclosed in the Disclosure Letter.

8.2	Trade secrets

8.2.1

The Group has taken all commercially reasonable and necessary steps to maintain the secrecy of all its Confidential Information, trade secrets and know-how used in the operation of the business of the Group.

8.2.2

All Confidential Information, trade secrets and know-how used or in connection with the business of the Group have been kept confidential and have not been disclosed to third parties (other than parties who have signed written confidentiality undertakings in respect of such information or such disclosure is required pursuant to Applicable Law or order from Government Authorities). To each Warrantor’s knowledge, no person has breached an obligation of confidence which it owes to the Group with respect to any Confidential Information.

8.3	Infringement

8.3.1

To each Warrantor’s knowledge, there is not, and has not at any time been, an infringement, misappropriation, misuse, violation or other unauthorised use of any of the Business IP. No such proceedings (including any litigation, arbitration, or other dispute resolution mechanism) have been threatened, and no Group Company has received any notice relating to such proceedings. To each Warrantor’s knowledge, no fact or circumstance exists which might give rise to proceedings of that type.

8.3.2

None of the Business IP is the subject of any opposition, invalidation, revocation or cancellation proceedings or counterclaim or any other proceedings or counterclaim (including any litigation, arbitration, or other dispute resolution mechanism) concerning its validity, enforceability, or the relevant Group Company’s title to such right. No such proceedings have been threatened, and no Group Company has received any notice relating to such proceedings. To each Warrantor’s knowledge, no fact or circumstance exists which might give rise to proceedings of that type.

8.3.3	There is no and has not in the last three (3) years been any civil, criminal, arbitration, administrative or other proceedings or dispute in any jurisdiction concerning any of the Business IP.

8.3.4

To each Warrantor’s knowledge, the activities of each Group Company do not infringe, nor have they infringed, misappropriated, misused, violated or otherwise made use without authorisation of any third party Intellectual Property. No such proceedings (including any litigation, arbitration, or other dispute resolution mechanism) have been threatened, and no Group Company has received any notice relating to such proceedings. To each Warrantor’s knowledge, no fact or circumstance exists which might give rise to proceedings of that type.

8.4	Information Technology and Data Protection

8.4.1

Each element of the Business IT is owned by, or used under an agreement with or validly licensed to, the relevant Group Company. The Disclosure Letter contains true, accurate and not misleading details of all such Business IT and relevant agreements and/or licences in all material respects. Each of the Group Companies has complied with all the terms and conditions of all licences and agreements to which it is a party or by which it is bound relating to such Business IT licensed from third parties in all material respects.

8.4.2	Each Group Company has prudent procedures, including adequate disaster recovery arrangements, in place to ensure the security of the Business IT and the data stored on it.

8.4.3	To each Warrantor’s knowledge, no Group Company has been or is in breach of any data security breach reporting or notification requirement under any Applicable Laws.

8.4.4

In the last three (3) years, the Business IT has not suffered any breakdowns or security breaches that have affected or are materially affecting the Group’s business and to each Warrantor’s knowledge, no circumstances exist which are likely to give rise to such breakdown, breach or disruption.

8.4.5	The Business IT is in good working order and functions efficiently in accordance with all applicable specifications in all material respects.

8.4.6	The Business IT is the subject of warranty and/or maintenance arrangements which are adequate for the requirements of each Group Company’s business in all material respects.

8.4.7	The present capacity of the Business IT is sufficient in order to satisfy the current requirements of the business of the Group with regard to data processing and communications.

8.4.8

Each Group Company has necessary and reasonable security measures in place in order to keep processed personal data strictly confidential, to the extent required by Applicable Laws. No claims or proceedings have been raised or pending and, to each Warrantor’s knowledge, no claims or proceedings have been threatened with regard to processing of personal data by any Group Company.

8.4.9

Each Group Company is in compliance with Applicable Laws and any guidance notes or guidelines relating to personal data that are issued from time to time by the Government Authorities in all material respects.

8.4.10

Each Group Company has established and maintained a system of internal controls that is reasonably designed to ensure compliance with all material requirements of Applicable Laws relating to personal data.

8.4.11

No Group Company has received any complaints from any individual regarding the Group Company’s processing of his/her personal data or has compensated or been required to compensate any individual under Applicable Laws in relation to personal data, no claim for such compensation is outstanding and, to each Warrantor’s knowledge there is no reason to believe that any circumstances exist which might lead to any claim for compensation being made.

8.4.12	The consummation of the transactions contemplated under this Agreement will not give rise to any breach of Applicable Laws including Applicable Laws relating to personal data.

9.	Contracts

9.1	Contracts

No Group Company is party to or subject to any contract which:

9.1.1	is not in the Ordinary Course of Business;

9.1.2	is not on an arm’s length basis;

9.1.3	restricts such Group Company’s freedom to operate the whole or part of its business or to use or exploit any of its assets;

9.1.4	cannot be complied with on time or without undue or unusual expenditure of money or effort by such Group Company; or

9.1.5	is of a long-term nature that is incapable of termination in accordance with its terms by such Group Company on six (6) months’ notice or less.

9.2	Validity of Contracts

9.2.1

All of the written contracts, agreements, arrangements or obligations to which a Group Company is a party and which are material to the business of the Group (a “Material Contract”) are valid, binding and enforceable on the parties thereto in accordance with their respective terms. To each Warrantor’s knowledge, no fact or circumstance exists which might invalidate or give rise to a ground for termination, avoidance or repudiation of any Material Contract. No party with whom a Group Company has entered into a Material Contract has given notice of its intention to terminate, or has sought to repudiate or disclaim, the relevant Material Contract.

9.2.2

Neither a Group Company (on the one hand) nor any party with whom a Group Company (on the other hand) has entered into a Material Contract is in material breach of such Material Contract. To each Warrantor’s knowledge, no fact or circumstance exists which might give rise to a breach of this type.

9.2.3	Each Material Contract is legally binding and enforceable in accordance with its respective terms.

9.2.4	In respect of the sale and purchase of the Sale Shares in accordance with this Agreement, no consent is required from any third party that is a party to any Material Contracts.

9.3	Joint Ventures etc.

Other than CERBACT JVCo, CERBACT Asia Holdings Pte. Ltd. Taiwan Branch and ACTMed Co., Ltd., no Group Company is, or has agreed to become, a member of any joint venture, consortium, partnership or other unincorporated association.

10.	Employees and Benefits

10.1	General

10.1.1	The Disclosure Letter contains true, accurate and not misleading details in relation to the Group Companies, of:

(a)

the total number of each Group Company’s employees including those who are on maternity or other statutory leave or other long-term leave of absence and who have or may have a right to return to work with a Group Company;

(b)	the salary and other benefits, period of continuous employment, grade and location of each Group Company’s employees;

(c)	the standard terms of the contract of employment of each director, other officer and employee of each Group Company; and

(d)

the terms of all consultancy agreements under which services are provided to the Company by an individual who is either a party to such a contract or has a controlling interest in a legal entity which is party to such a contract.

10.1.2	True, accurate and not misleading copies or details have been disclosed of:

(a)

any employee handbook or similar document issued by or on behalf of a Group Company (whether issued in paper or electronic form) and all policies relating to the provision of benefits applicable to each grade or category of employee; and

(b)

each bonus, commission, profit sharing, share option, share incentive or other incentive schemes for any director, officer or employee including details of numbers of employees eligible to participate, maximum and target bonus opportunities and details of amounts accrued to date as at the date of this Agreement.

10.1.3	Neither any Group Company nor any employee is in material breach of the relevant employment contracts. No fact or circumstance exists which might give rise to a breach of this type.

10.1.4	Each employment contract with the directors, officers and employee is legally binding and enforceable in accordance with its respective terms.

10.1.5

There is no, and in the past three (3) years there has been no, trade union, works council or other body representing any of the employees of any Group Company vis-a-vis the relevant Group Company. No Group Company is involved in, or has during the twelve (12) months prior to the date of this Agreement been involved in, any strike, lock-out or industrial dispute with, or in respect of, its employees.

10.1.6	No Group Company has provided or agreed to provide a gratuitous payment or benefit to a current or former director, officer or employee or to any of their dependants.

10.1.7

No Group Company is liable (on an actual or a contingent basis) to make any payment or provide any benefit to any of its current or former directors, officers or employees, (or any dependant of such person) in connection with the proposed termination or suspension of employment or services, or variation of any contract of employment.

10.1.8

Each Group Company is, and has been prior to the date of this Agreement, in compliance in all material respects with all applicable employment and labour laws and regulations, including without limitation provisions thereof relating to wages, hours, employee benefits, mandatory provident fund contributions, employees’ compensation insurance and collective bargaining, and is not liable or delinquent for any arrear of wages, Tax or penalty for failure to comply with the foregoing.

10.1.9	No Group Company has any outstanding liability in excess of US$100,000 for breach or termination of an employment contract between it and its current or former directors, officers or employees.

10.2	Termination

No employee of any Group Company with an annual salary exceeding US$100,000 has given or received notice during the past six (6) months to terminate his or her employment and as of the date of this Agreement no such person has ceased to be employed or engaged by any Group Company.

10.3	Pension Schemes

Other than in accordance with the terms of the MPF Schemes and the statutory pension schemes applicable in the jurisdiction of each Group Company, the Group Companies have not paid, and no proposal has been announced to enter into or establish, any agreement or arrangement for the payment or contribution towards a pension, allowance or lump sum or other similar benefit on retirement, death, illness, disability or termination of employment (whether voluntary or not) for the benefit of its current or former directors or officers or employees (or their respective dependents).

11.	Legal Compliance

11.1	Licences and Consents

11.1.1

To each Warrantor’s knowledge, all licences, consents and authorisations material to the business of the Group have been obtained, are in force and are being complied with in all material respects. All actions required for the relevant renewal or extension of each such material licence, consent and authorisation have been taken. All schemes (such as personal information file security maintenance plans) required for the business of each Group Company have been established.

11.1.2

No written notification has been received by the Group in the past three (3) years that any of such licences, consents or authorisations is likely to be suspended, modified or revoked and no such licences, consents or authorisations will be breached, revoked, suspended, cancelled, varied or not renewed (whether as a result of the execution or performance of this Agreement or any document to be executed at or before Completion or otherwise).

11.2	Compliance with law

11.2.1

Each of the Group Companies and its directors, officers and employees has conducted the business of the Group and dealt with the Group’s assets in accordance with all Applicable Laws in all material respects.

11.2.2

There is not and has not been any investigation, enquiry or disciplinary proceeding instigated by or involving any Government Authority (including the TIC, Taiwan Ministry of Health and Welfare, and Taiwan Food and Drug Administration) concerning or involving a Group Company or any of its directors, officers and employees, and none is pending or threatened. To each Warrantor’s knowledge, no fact or circumstance exists which might give rise to an investigation, enquiry or proceedings of that type.

11.2.3

There is no outstanding judgment, order, decree, arbitral award or decision of a court, tribunal, arbitrator or Government Authority against any Group Company or any of its directors, officers and employees.

11.3	Anti-Bribery and Sanctions

11.3.1

None of the Group Companies, the Sellers, nor their respective agents, employees, and other persons acting on their behalf, have taken or will take any action that would cause the Group or any member of the Buyer’s Group to be in violation of anti-corruption laws, anti-money laundering laws or sanctions laws.

11.3.2

Without limiting the generality of the foregoing, none of the Group Companies, the Sellers, nor their respective agents, employees, and other persons acting on their behalf, have taken or will take any action in furtherance of a payment, offer, promise to pay, or authorisation or ratification of a payment of any gift, money or anything of value to:

(a)	a Government Official; or

(b)	any person or entity while knowing or having reasonable grounds to believe that all or a portion of that payment will be passed on to a Government Official,

to influence any act or decision of any Government Official in his or her official capacity to secure an improper advantage (e.g., to obtain a tax rate lower than permitted by law) in order to obtain or retain business.

11.3.3

No Group Company is subject to any investigation by, or request for information from, law enforcement officials regarding a violation or potential violation of anti-corruption laws, anti-money laundering laws or sanctions laws by a Group Company.

11.3.4

No Group Company has received any allegation or conducted any internal investigation related to a violation or potential violation of anti-corruption laws, anti-money laundering laws or sanctions laws by a Group Company.

11.3.5

To each Warrantor’s knowledge, there are no facts or circumstances that would lead a reasonable person to believe that there is a likelihood that any of the officers, directors, employees or agents of the Group Companies has made any payment in violation of any anti-corruption laws, anti-money laundering laws or sanctions laws on behalf of or for the benefit of a Group Company.

11.3.6

The Group has established and continues to maintain reasonable internal controls and procedures for monitoring cash payments and managing the book-keeping practices of the Group to the extent required by Applicable Law.

11.3.7	None of the current officers, directors, employees or agents of the Group Companies are or were in the past five (5) years Government Officials.

11.3.8	The Group has:

(a)	maintained its books and records in a manner that, in reasonable detail, accurately and fairly reflects the transactions and disposition of its assets; and

(b)	maintained a system of internal accounting controls sufficient to provide reasonable assurances that:

(i)	transactions are executed and access to assets is given only in accordance with management’s authorisation,

(ii)	transactions are recorded as necessary to permit preparation of periodic financial statements and to maintain accountability of corporate assets; and

(iii)	recorded assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any discrepancies between recorded and actual assets.

11.3.9

No director or officer of the Group has (i) made or caused to be made false or misleading statements to an accountant, or (ii) attempted to coerce or fraudulently influence, an accountant in connection with any audit, review or examination of the financial statements of the Group.

11.3.10

Notwithstanding any other provision of this Agreement to the contrary, nothing herein shall (i) require the Buyer to make any payment that it reasonably believes will constitute a violation of any anti-corruption laws, anti-money laundering laws or sanctions laws or (ii) prohibit the Buyer, in its sole discretion, from reporting any actual or possible violation of the anti-corruption laws, anti-money laundering laws or sanctions laws to law enforcement officials.

12.	Litigation

12.1	Current Proceedings

No Group Company nor any of the directors, officers and employees of the Group is, or has in the past three (3) years been, involved, whether as claimant or defendant or other party, in any claim, legal action, proceedings, suit or litigation (other than as claimant in the collection of debts arising in the ordinary course of its business).

12.2	Pending or Threatened Proceedings

No written notification has been received by a Group Company in the past three (3) years to the effect that a claim, legal action, proceedings, suit or litigation of material importance in excess of US$100,000 is pending or threatened by or against a Group Company or any of the directors, officers and employees of the Group and, to each Warrantor’s knowledge, no fact or circumstance exists which will or would reasonably be likely to give rise to a claim, legal action, proceedings, suit or litigation involving a Group Company or any of the directors, officers and employees of the Group, which will or would reasonably be likely to result in a liability exceeding US$100,000.

13.	Insurance

13.1	General

Each of the Group Companies has at all material times been and is as at the date of this Agreement adequately insured against professional negligence, accident, damage, injury, third party loss, loss of profits and all other reasonably foreseeable risks to which a person operating the types of business operated by each of the Group Companies is exposed. The insurance policies are sufficient for compliance by each of the Group Companies with the requirements of Applicable Laws and of all contracts to which any Group Company is a party in all material respects.

13.2	Details on Policies

In respect of each of the insurances referred to in paragraph 13.1 above:

13.2.1	it is valid and enforceable and is not void or voidable;

13.2.2	the relevant Group Company has not done anything or omitted to do anything which might:

(a)	make any of the insurance policies void or voidable; or

(b)	prejudice the ability to effect insurance on the same or better terms in the future;

13.2.3	all premiums have been duly paid to date;

13.2.4	no Group Company has received any written notification that such insurances are not valid or enforceable;

13.2.5	to each Warrantor’s knowledge, there are no special or unusual limits, terms, exclusions or restrictions in any of such policies;

13.2.6	to each Warrantor’s knowledge, the premiums payable are not in excess of the normal rates; and

13.2.7	the relevant Group Company has not done anything or omitted to do anything, and there is nothing, which might result in an increase in the premium payable under any such policies.

13.3	Claims

13.3.1

No claims exceeding US$100,000 have been made, no claim is outstanding and, to each Warrantor’s knowledge, no fact or circumstance exists which will or would reasonably be likely to give rise to a claim under any of the insurance policies.

13.3.2	to each Warrantor’s knowledge, no event, act or omission has occurred which requires notification under any of the insurance policies.

13.3.3

None of the insurers under any of the insurance policies has given any notice in writing to refuse or to the effect that it intends to refuse, indemnity in whole or in part in respect of any claims under the insurance policies.

13.3.4

Nothing has been done or omitted to be done, and there is nothing, which will or would reasonably be likely to entitle the insurers under any of the insurance policies to refuse indemnity in whole or in part in respect of any claims under the insurance policies.

14.	Tax

14.1	Returns, Information and Clearances

All returns, computations, notices and information which are or have been required to be made or given by a Group Company for any Taxation purpose (i) have been made or given within the requisite periods and on a proper basis and are up to date and correct and (ii) none of them is the subject of any dispute with or investigation by any Tax Authority.

14.2	Taxation Claims, Liabilities and Reliefs

14.2.1	To each Warrantor’s knowledge, there is no liability to Taxation in respect of which a claim for breach of warranties could be made.

14.2.2

All Taxation of any nature whatsoever for which a Group Company is liable and/or which is assessed or imposed by any Tax Authority, or for which a Group Company is liable to account, has been duly and punctually paid, withheld or has been accrued in the Accounts or Management Accounts.

14.2.3

All material documents to which a Group Company is a party upon which stamp duty is payable have been duly stamped and there are no circumstances or transactions to which any Group Company is or has been a party such that a liability to stamp duty or any penalty in respect of such duty may arise for any Group Company.

14.2.4

The Tax losses of each of the Group Companies, as disclosed in the most recent corporate income tax return submitted to the relevant Tax Authority for each of the Group Companies are correct and up-to-date in all material respects.

14.2.5	Each of the Group Companies:

(a)	is not liable for any penalty, surcharge, fine or interest in connection with Tax in respect of any period up to and including Completion;

(b)

has made all deductions and withholdings in respect of or on account of any Taxation from all payments made by it, which deductions and withholdings it was obliged to make, and has accounted to the relevant Tax Authority for all amounts so deducted or withheld;

(c)	is not and does not expect to be involved in a dispute in relation to Tax in respect of any period up to and including Completion;

(d)

is not and has not been subject to any investigation or enquiry by a Tax Authority concerning its Tax affairs and none is pending or threatened, and to each Warrantor’s knowledge, no fact or circumstance exists which will or would reasonably be likely to give rise to an investigation or enquiry of that type which will or would reasonably be likely to result in a Tax liability exceeding US$100,000;

(e)

is not a party to or otherwise involved in any transaction, agreement or arrangement which will, or is reasonably likely to, subject it to Tax in respect of an amount deemed for Tax purposes to be income or gains of such Group Company where such amount is not reflected as income or gains of such Group Company in the Accounts or Management Accounts; and

(f)

is not a party to any transaction or series of transactions of which the main purpose, or one of the main purposes, was or could reasonably be likely to constitute the avoidance of, or deferral or a reduction in the liability for, Tax.

14.2.6

Each of the Accounts and Management Accounts have made full provision or reserve for all Tax liable to be assessed on each of the Group Companies or for which it may be or may after that date become liable, with respect to Tax on profits, gains, income and receipts, benefits and other items subject to Tax for any period ending on or before, and for any transactions, or events or situations occurring (or deemed to have occurred for Taxation purposes) on or before, the Last Accounting Date or the Management Accounts Date (as the case may be).

14.2.7	There is no order, decree or decision of any Tax Authority outstanding or pending against any Group Company.

14.2.8

Each of the Group Companies has maintained sufficient records to support all returns lodged, filed or submitted to the relevant Tax Authority relating to Taxation (or which may be legally required to be filed, lodged or submitted) and to comply with all Applicable Laws and regulations.

14.2.9

No Tax incentive, exemption or relief has been claimed by any Group Company in the two (2) years prior to the date of this Agreement without such Group Company having satisfied the conditions for such Tax incentive, exemption or relief. No Tax Authority has operated or agreed to operate any special arrangement (being an arrangement which is not based on relevant legislation or any published practice) in relation to any Group Company’s affairs.

14.3	Arm’s-length dealings

No Group Company is or has been a party to or otherwise involved in any transaction, agreement or arrangement otherwise than by way of a bargain at arm’s length, or any transaction, agreement or arrangement (whether or not by way of a bargain at arm’s length) under which it has been or is or may be required to make any payment for any goods, services or facilities provided to it which is in excess of the market value of such goods, services or facilities or under which it has been, or is or may be required to provide goods, services or facilities for a consideration which is less than the market value of such goods, services or facilities and/or in consequence of which it is or will be liable to Tax in respect of an amount deemed for Tax purposes to be income or gains of the Group Company but not actually income or gains of the Group Company.

14.4	Company Residence

Each of the Group Companies has been resident for Taxation purposes in its place of incorporation or other jurisdiction by operation of any double tax agreement and nowhere else at all times since its incorporation and has, and has had, no branch, agency, place of business or permanent establishment outside such place or jurisdiction which may result in that Group Company being subject to Tax in that other place or jurisdiction.

15.	Insolvency

15.1.1

No Group Company is insolvent under the laws of its jurisdiction of incorporation or unable to pay its debts as they fall due nor has any Group Company commenced negotiations with one (1) or more of its creditors with a view to rescheduling or restructuring any of its indebtedness.

15.1.2	There are no proceedings in relation to any compromise or arrangement with creditors or any winding-up, bankruptcy or other insolvency proceedings concerning any Group Company.

15.1.3	To each Warrantor’s knowledge, no steps have been taken to enforce any security over any assets of any Group Company.

15.1.4

No Group Company has received a notice to the effect that an administrator has been or will be appointed in relation to the relevant Group Company. No notice has been given or filed with the court of an intention to appoint an administrator and no petition or application has been presented or order made for the appointment of an administrator in respect of any Group Company.

15.1.5

No receiver or administrative receiver has been appointed, nor any notice given to the relevant Group Company of an intention to appoint, any such person, over the whole or part of any Group Company’s business or assets.

15.1.6	No Group Company has proposed or agreed to a composition, compromise, assignment or arrangement with any of its creditors.

15.1.7	No distress, execution, attachment, sequestration or other process has been levied on an asset of a Group Company which remains undischarged.

15.1.8	No action is being taken by a court to dissolve a Group Company and/or strike it off the relevant register.

15.1.9	No Group Company is, in any jurisdiction, subject to or threatened by any other procedures or steps which are analogous to those set out above.

16.	Accuracy of Information

All information relating to the Group Companies Disclosed to the Buyer is true, complete and accurate in all material respects.

17.	Brokerage or Commissions

No person is entitled to receive a finder’s fee, brokerage or other commission from a Group Company in connection with the transactions contemplated, directly or indirectly, by this Agreement.

SCHEDULE 5

BUYER WARRANTIES

1.	Title and Capacity

1.1

The Buyer is validly existing and in good standing and is a company with limited liability duly incorporated under the laws of the Cayman Islands and has been in continuous existence since incorporation.

1.2

The Buyer is operating and has always operated its business in accordance with its memorandum and articles of association or other constitutional documents at the relevant time in all material respects.

1.3

Neither the execution nor the performance of this Agreement or any document to be executed at or before Completion will result in the Buyer losing the benefit of an asset, grant, subsidy, right or privilege which it enjoys as at the date of this Agreement.

1.4	The Buyer has the legal right and full power and authority and has taken all action necessary to enter into and perform this Agreement and the other Transaction Documents to be executed by it.

1.5	The Transaction Documents to which the Buyer is a party will, when executed, constitute valid and binding obligations on the Buyer in accordance with their respective terms.

1.6

The execution, delivery and performance by the Buyer of this Agreement and the other Transaction Documents (to the extent that the Buyer is a party to such Transaction Documents) do not and will not result in a breach of, constitute a default under, require any consent under, or given any person rights of termination, amendment, acceleration or cancellation under (a) any provision of its constitutional documents, (b) any Applicable Laws or regulations or any order, judgment or decree of any court, arbitral tribunal or Government Authority, and/or (c) any agreement or arrangement to which it is party or by which its assets are bound, except (x) any filings as may be required under the rules and regulations of Nasdaq; or (y) applicable requirements, if any, of the Securities Act, the Exchange Act and Blue Sky Laws.

2.	Capitalisation

2.1

All Consideration Shares to be issued or reserved for issuance in connection with the transactions contemplated by this Agreement, when issued in accordance with the terms of this Agreement, will be, validly issued, fully paid and non-assessable and are issued free of any pre-emptive rights.

2.2

Upon Completion, each relevant Consideration Shares Seller will be the sole legal owner of the number of Consideration Shares set forth opposite his/her/its name in column (E) of Schedule 1, with all rights attaching to them including the voting rights, the right to participate in any dividends, distributed reserves or distributed premium as from their issue date set out in the memorandum and articles of the Buyer that are annexed to this Agreement.

2.3

As at the date of this Agreement, the authorised share capital of the Buyer is US$50,000 divided into 500,000,000 shares of US$0.0001 par value each, of which (i) 400,000,000 shall be designated as Class A Ordinary Shares, (ii) 50,000,000 shall be designated as convertible Class B Ordinary Shares and (iii) 50,000,000 shall be designated as shares of such class or classes as the board of directors of the Buyer may determine.

2.4

Information relating to the share capital of the Buyer as at the date of this Agreement has been publicly disclosed in accordance with SEC rules. Except as publicly disclosed by the Buyer in accordance with SEC rules and requirements, there are no outstanding shares of capital stock or other equity interests of the Buyer, including any options, warrants, calls, or other rights, agreements, arrangements or commitments of any character to which the Buyer is a party to by which the Buyer is bound relating to the issued or unissued capital stock or other equity interests of the Buyer, or securities convertible into or exchangeable for such capital stock or other equity interests, or obligating the Buyer to issue or sell any shares of its capital stock or other equity interests, or securities convertible into or exchangeable for such capital stock of, or other equity interests in, the Buyer.

3.	SEC Documents

3.1

The Buyer has filed or furnished all forms, reports and other documents required to be filed or furnished by the Buyer with the SEC under the Securities Act or the Exchange Act (all such documents filed or furnished by the Buyer, the “Buyer SEC Documents”) since 18 May 2022. None of the subsidiaries of the Buyer is required to make any filings with the SEC pursuant to the Exchange Act.

3.2

As of its respective filing date (or, if amended or superseded prior to the date of this Agreement, on the date of such filing), each Buyer SEC Document complied in all material respects with any applicable requirements of the SOX, the Exchange Act, and the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder as they may apply to such Buyer SEC Document, and did not, at the time it was filed or furnished (or, if amended or superseded prior to the date of this Agreement, on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.3

Each of the consolidated financial statements of the Buyer included in the Buyer SEC Documents (including, in each case, any notes thereto) was prepared in accordance with the IFRS applied on a consistent basis throughout the periods indicated (except as may be indicated in notes thereto or, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) and each fairly presented, in all material respects, the consolidated financial position, the results of operations, cash flows and changes in shareholders’ equity of the Buyer and its subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments). Except as has been described in the Buyer SEC Documents, there are no unconsolidated subsidiaries of the Buyer or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303 of Regulation S-K promulgated by the SEC.

3.4

Except as and to the extent set forth in the audited consolidated balance sheet of the Buyer and its consolidated subsidiaries as at 31 December 2021, including the notes thereto, neither the Buyer nor any subsidiary of the Buyer has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) required to be disclosed by IFRS, except for liabilities or obligations (i) incurred since 31 December 2021, in the ordinary course of business, (ii) in the form of executory obligations under any contract to which the Buyer is a party or is bound and that are not in the nature of material breaches of such contracts, (iii) incurred in connection with fees and expenses of legal counsel, accountants and other third party advisors or services providers, (iv) incurred in connection with the preparation and negotiation of this Agreement or pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, or (v) that would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

3.5

Each of the principal executive officer of the Buyer and the principal financial officer of the Buyer (and each former principal executive officer of the Buyer and each former principal financial officer of the Buyer, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and 18 U.S.C. Section 1350 (Section 906 of the SOX) and the rules and regulations promulgated thereunder with respect to Buyer SEC Documents filed or furnished with the SEC, and prior to the date of this Agreement, neither the Buyer nor any of its executive officers has received written notice from any Government Authority challenging or questioning the accuracy, completeness, form or manner of filing such certifications. For the purposes of this paragraph 3.5, “principal executive officer” and “principal financial officer” have the meanings given to such terms in the SOX. Neither the Buyer nor any of the subsidiaries of the Buyer has outstanding, or has arranged any outstanding “extensions of credit” to directors or executive officers within the meaning of Section 402 of the SOX.

3.6

The Buyer has implemented, and at all time since 18 May 2022, has maintained a system of financial controls over financial reporting designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes, including to provide reasonable assurance: (i) that transactions are executed in accordance with management’s general or special authorisations; (ii) that transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS; (iii) regarding prevention or timely detection of unauthorised acquisition, use or disposition of the assets of the Buyer and its subsidiaries, as applicable, that could have a material effect on the Buyer’s financial statements; (iv) that the maintenance of records in reasonable detail accurately and fairly reflects the transactions and dispositions of the assets of the Buyer on a consolidated basis; and (v) that the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.7

The Buyer has (i) implemented and maintained “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are designed to ensure that material information that is required to be disclosed by the Buyer in the reports that it files or submits under the Exchange Act, is recorded, processed, summarised and reported within the time periods specified in the rules and forms of the SEC and is accumulated and made known to its principal executive officer and principal financial officer as appropriate to allow timely decisions regarding required disclosure and (ii) disclosed, based on its most recent evaluation prior to the date of this Agreement to the Buyer’s outside auditors and the audit committee of the Buyer’s board of directors, (A) any significant deficiencies and material weaknesses in the design or operation of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that would be reasonably likely to adversely affect in any material way the Buyer’s ability to record, process, summarise and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Buyer’s “internal control over financial reporting”. Any material change in internal control over financial reporting required to be disclosed in any Buyer SEC Document on or prior to the date of this Agreement has been so disclosed.

3.8

As at the date of this Agreement, (i) there are no outstanding unresolved comments with respect to the Buyer or the Buyer SEC Documents filed or furnished with the SEC noted in comment letters or, to the knowledge of the Buyer, other correspondence received by the Buyer or its attorneys from the SEC and (ii) there is no pending or threatened (A) formal or informal investigation or other review of, or proceeding against, the Buyer or any of its directors or officers by the SEC or (B) inspection of an audit of the Buyer’s financial statements by the Public Company Accounting Oversight Board.

4.	Compliance with Law

4.1

To the Buyer’s knowledge, since 18 May 2022, there has not been any investigation, enquiry or disciplinary proceeding instigated by any Government Authority (including the TIC, Taiwan Ministry of Health and Welfare, and Taiwan Food and Drug Administration) concerning any member of the Buyer Group which would have a Buyer Material Adverse Effect.

4.2

There is no outstanding judgment, order, decree, arbitral award or decision of a court, tribunal, arbitrator or Government Authority against any member of the Buyer Group which would have a Buyer Material Adverse Effect.

5.	Sufficient Funds

The Buyer’s cash on hand and other financial resources available to the Buyer, will, in the aggregate, be sufficient for the Buyer to pay the Cash Incentive Payment payable pursuant to this Agreement.

6.	Solvency

After giving effect to the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, the Buyer will not be insolvent under the laws of the Cayman Islands or unable to pay its debts as they fall due.

7.	Non-Mainland Chinese Investor

As a result of the Buyer’s inspection to the extent possible, and to the best of its knowledge and belief, the Buyer is not a Mainland Chinese Investor, nor is the Buyer Controlled by a Mainland Chinese Investor.

SCHEDULE 6

LIMITATIONS ON LIABILITY

1.	LIMITATION ON QUANTUM

1.1	The Company, the Warrantors and the MCD Warrantors shall not be liable in respect of an ACT Warranty Claim or an MCD Warranty Claim:

1.1.1

unless the amount recoverable from the Company, the Warrantors and the MCD Warrantors in respect of such Warranty Claim exceeds US$25,000. For this purpose, Warranty Claims arising out of the same, related or similar subject matter, facts, events or circumstances shall be aggregated and form a single Warranty Claim; and

1.1.2

unless the aggregate amount recoverable from the Company, the Warrantors and the MCD Warrantors in respect of such Warranty Claim and any other ACT Warranty Claims and MCD Warranty Claims exceeds US$100,000, in which case the Company shall be liable for such aggregated amount (subject to paragraph 1.1.1) and not just the excess.

1.2	The total amount that the Buyer is entitled to recover from the Company:

1.2.1

in respect of all ACT Warranty Claims and MCD Warranty Claims shall be limited to the amount that is US$15,000,000 minus the total amount recoverable from the Warrantors and the MCD Warrantors agreed under paragraph 1.3 of this Schedule; and

1.2.2

in respect of all other Relevant Claims shall be limited to the amount that is US$50,000,000 minus the total amounts recoverable from the Warrantors and the MCD Warrantors agreed under paragraph 1.3 of this Schedule, in each case, taking into account the gross-up arrangement set out in clause 8.2.

1.3

The total amount that the Buyer is entitled to recover from each Warrantor or MCD Warrantor in respect of all ACT Warranty Claims, all MCD Warranty Claims (as applicable) and all Relevant Claims against the Warrantors under clause 7.10, 7.11, 13.1, 13.2 or 13.5 and the allocation of the amount between the Company, the Warrantors and the MCD Warrantors, as the case may be, in respect of any ACT Warranty Claim, MCD Warranty Claim and Relevant Claim under clauses 7.10, 7.11, 13.1, 13.2 or 13.5 shall be separately agreed in writing between the Buyer, the Warrantors, the MCD Warrantors and the Company on or around the date of this Agreement.

1.4

Each Seller shall only be liable for (i) Fundamental Warranty Claims against himself/herself/itself; and (ii) Relevant Claims in respect of a breach of his/her/its obligations under this Agreement. For the avoidance of doubt:

1.4.1	no Seller (other than any Warrantor or any MCD Warrantor) shall be liable for ACT Warranty Claims, MCD Warranty Claims, Relevant Claims under clause 7.10, 7.11, 13.1, 13.2 or 13.5; and

1.4.2

no Seller shall be liable for any Relevant Claim against any other Seller, any Warrantor, any MCD Warrantor or the Company to the extent that it is not a Fundamental Warranty Claim against himself/herself/itself or a Relevant Claim in respect of a breach of his/her/its own obligations under this Agreement.

2.	NOTIFICATION OF CLAIMS

2.1

If the Buyer becomes aware of a Relevant Claim, the Buyer must give Notice (stating in reasonable detail the nature of the Relevant Claim and, if practicable, an estimate of the amount claimed) to the Company or the relevant Warrantor, MCD Warrantor or Seller (each, an “Indemnifying Party”, and collectively, “Indemnifying Parties”) as soon as practicable after becoming aware of the Relevant Claim and in any event within thirty (30) Business Days of becoming aware of the Relevant Claim.

2.2

Any failure or delay by the Buyer in giving Notice under paragraph 2.1 does not affect the relevant Indemnifying Party’s liability in respect of such Relevant Claim, provided that, in respect of any Warranty Claim, the Buyer serves a Notice in respect of the Warranty Claim in due course within the applicable time period set out in paragraph 3.2.

2.3

Where a Notice is given under paragraph 2.1, without prejudice to the validity of the Relevant Claim or alleged Relevant Claim in question, the Buyer shall allow, and shall procure that the Company allows, the relevant Indemnifying Party to investigate the matter or circumstance alleged to give rise to such Relevant Claim. For such purpose and at such Indemnifying Party’s cost, the Buyer shall provide, and shall procure that the relevant Group Company provides, all reasonable information to such Indemnifying Party, including reasonable access to premises and personnel at reasonable office hours, and the right to examine and copy any accounts, documents and records of the Company, all to the extent reasonably requested by the Indemnifying Party’s representative and necessary for the latter to assess the matter of the Relevant Claim in question and subject to appropriate arrangements being made to maintain commercial confidentiality and privilege.

3.	TIME LIMITS FOR BRINGING CLAIMS

3.1

No Seller is liable for (i) a Fundamental Warranty Claim; or (ii) a Relevant Claim which is not an ACT Warranty Claim, an MCD Warranty or any Relevant Claim under any indemnity given in favour of the Buyer under this Agreement) unless the Buyer has given such Seller Notice of such claim on or before the date that is three (3) years from the Completion Date.

3.2	Neither the Company nor any Warrantor nor any MCD Warrantor shall be liable for:

3.2.1

an ACT Warranty Claim or an MCD Warranty Claim (which is not a Tax Warranty Claim) unless the Buyer has given such Warrantor Notice of such claim on or before the date that is eighteen (18) months after the Completion Date; and

3.2.2	a Tax Warranty Claim unless the Buyer has given such Warrantor Notice of such claim on or before the expiration of the applicable statutory limitation period for Taxes plus one (1) year.

3.3	No Indemnifying Party shall rely on the Limitation Ordinance (Cap. 347, Laws of Hong Kong), laches or any other time-based defence in respect of any Warranty Claim.

4.	WITHDRAWAL OF CLAIMS

4.1

Any Relevant Claim notified pursuant to paragraph 2.1 shall (if it has not been previously satisfied, settled or withdrawn) be deemed to be irrevocably withdrawn and shall become fully barred and unenforceable six (6) months after the Notice is given pursuant to paragraph 2.1, unless at the relevant time legal proceedings in respect of the Relevant Claim have been commenced by being both properly issued and validly served on the relevant Indemnifying Party(ies).

4.2

Notwithstanding paragraph 4.1, in the case of a Relevant Claim in respect of a contingent liability, provided that the contingent or unquantifiable liability is notified to the relevant Indemnifying Party(ies) within the relevant time period specified in paragraph 3 above the six (6)-month period referred to in paragraph 4.1 shall commence on the date the relevant contingent liability becomes an actual liability and is due and payable. The fact that the liability in respect of a Relevant Claim notified in accordance with paragraph 2.1 on or before the relevant date set out in paragraph 3.1 has not become an actual liability by such relevant date shall not exonerate such relevant Indemnifying Party in respect of the Relevant Claim.

5.	SPECIFIC LIMITATIONS

5.1	No Indemnifying Party shall be liable for any Relevant Claim, to the extent that the loss arising from the Relevant Claim would not have arisen but for:

5.1.1	the passing of, or any change in, after the date of this Agreement, any Applicable Law not actually or prospectively in effect as at the date of this Agreement; or

5.1.2

any voluntary action taken by the Buyer after the date of this Agreement (including such actions expressly directed by the Buyer), other than any such action taken to comply with Applicable Law, or pursuant to a binding commitment made by a Group Company prior to the date of this Agreement which has been Disclosed to the Buyer.

5.2	Neither the Company nor any Warrantor nor any MCD Warrantor shall be liable for any ACT Warranty Claim or MCD Warranty Claim to the extent that:

5.2.1	the matter giving rise to such Warranty Claim is in respect of or directly relates to Sanomics Holdings Limited;

5.2.2	the loss arising from such Warranty Claim is covered by an insurance policy of a Group Company and payment is made by the insurer to the relevant Group Company;

5.2.3

the matter giving rise to such Warranty Claim is a direct result of the passing of, or any change in, any Applicable Law after the date of this Agreement which is not actually or prospectively in effect as at the date of this Agreement;

5.2.4

the matter giving rise to such Warranty Claim is a direct result of any change in accounting or Tax policies, bases or practices binding upon a Group Company or the Buyer, introduced after the date of this Agreement;

5.2.5

the matter giving rise to such Warranty Claim is a direct result of any increase in the rates of Tax announced after the date of this Agreement or any imposition of Tax not actually in effect on the date of this Agreement;

5.2.6

the matter giving rise to such Warranty Claim is a direct result of voluntary actions taken by the Buyer after the date of this Agreement (including such actions expressly directed by the Buyer), other than any such action taken to comply with Applicable Law, or pursuant to a binding commitment made by a Group Company prior to the date of this Agreement which has been Disclosed to the Buyer; or

5.2.7	the matter giving rise to such Warranty Claim was taken into account in calculating the amount of any item set out in the Accounts.

5.3	No Indemnifying Party shall be liable in respect of any Relevant Claim to the extent such loss result from indirect or consequential losses (including loss of profits).

5.4

The Buyer agrees that where there is an ACT Warranty Claim, an MCD Warranty Claim or a Relevant Claim under clause 7.10, 7.11, 13.1, 13.2 or 13.5, the Buyer shall not bring such Relevant Claim against the Warrantors or the MCD Warrantors but shall, to the extent practicable, bring a Relevant Claim against the Company under clause 8.1.1, 8.1.2 or 8.1.3 (as applicable).

6.	NO DOUBLE RECOVERY

The Buyer may not recover from the Company, a Seller, Warrantor or MCD Warrantor under this Agreement more than once in respect of the same loss suffered.

7.	CONDUCT OF WARRANTY CLAIMS

7.1	If the Buyer becomes aware of any claim, action or demand being made by a third party against the Buyer or any Group Company which is likely to give rise to a Warranty Claim (the “Third Party Claim”):

7.1.1

the Buyer shall, within thirty (30) days of becoming aware of such Third Party Claim, give Notice to the Company of the Third Party Claim and shall consult with the Company with respect to the Third Party Claim. The failure of the Buyer to give such Notice within the thirty (30) day period shall not prejudice the Buyer’s ability to bring such Third Party Claim; and

7.1.2

the Buyer shall provide to the Company reasonable access to records within the control of the Buyer, during normal working hours and on reasonable advance Notice, for the purposes of investigating the Third Party Claim.

7.2	In the case of a Third Party Claim:

7.2.1

no admission of liability shall be made by or on behalf of the Buyer and the Third Party Claim shall not be compromised, disposed of or settled without the prior written consent of the Company, such consent not to be unreasonably withheld, delayed or conditioned; and

7.2.2

the Buyer shall keep the Company reasonably informed of the progress of any such Third Party Claim and its defence, and shall provide the Company with copies of all material notices, written communications and filings (including court papers) made by or on behalf of any of the parties to the underlying claim.

8.	MITIGATION

Nothing in this Schedule 6 restricts or limits the Buyer’s common law duty to mitigate any loss suffered by it as a result of a breach of a Relevant Claim (other than a Relevant Claim under any indemnity given in favour of the Buyer under this Agreement).

9.	GENERAL

Nothing in this Schedule 6 shall have the effect of limiting or restricting any liability of any Seller, the Company, a Warrantor or MCD Warrantor in respect of a Warranty Claim arising as a result of any fraud or wilful misconduct.

SCHEDULE 7

ACTION PENDING COMPLETION

Each of the Group Companies will:

1.

carry on its business in the Ordinary Course of Business in accordance with all Applicable Laws and shall not make (or agree to make) any payment (including any Leakage payment) other than routine payments in the Ordinary Course of Business and usual course of trading;

2.

take all commercially reasonable and necessary steps to preserve and protect its assets and not create, or agree to create or amend, an Encumbrance over any asset or redeem, or agree to redeem, an existing Encumbrance over any asset;

3.

not take any action which is inconsistent with the provisions of the Transaction Documents or the consummation of the transactions contemplated by the Transaction Documents, which would materially and adversely affect the Company’s ability to perform its obligations under the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents;

4.

not create, allot, issue, acquire, repay or redeem any share or loan capital or agree, arrange or undertake to do any of those things or acquire or agree to acquire, an interest in a corporate body or merge or consolidate with a corporate body or any other person, enter into any demerger transaction or participate in any other type of corporate reconstruction;

5.	preserve sufficient working capital for its day-to-day business operation in the Ordinary Course of Business;

6.

not acquire or dispose of, or agree to acquire or dispose of, any revenues, assets, business or undertakings except in the Ordinary Course of Business or assume or incur, or agree to assume or incur, any liability, obligation or expense (actual or contingent) except in the Ordinary Course of Business;

7.

not make, or agree to make, capital expenditure exceeding in total US$100,000 (or its equivalent at the time) or incur, or agree to incur, a commitment or commitments involving capital expenditure exceeding in total US$100,000 (or its equivalent at the time);

8.	not pass a shareholders’ resolution, except in accordance with this Agreement and the Transaction Documents;

9.	not make any amendments to the constitutional documents of any Group Company, except in accordance with this Agreement and the Transaction Documents;

10.	continue, without amendment, each of the insurance policies of the Group and not do, or omit to do, anything which might:

10.1	make any such policy void or voidable;

10.2	entitle any of the insurers under any such policy to refuse indemnity in relation to particular claims in whole or in part; or

10.3	result in an increase in the premium payable under any such policies;

11.	not enter into, amend or terminate any long-term, onerous, unusual or material agreement, arrangement or obligation, other than in the Ordinary Course of Business;

12.

not amend the terms and conditions of employment or engagement of a director, other officer or employee of any Group Company with an annual salary exceeding US$100,000 (except in the Ordinary Course of Business) or provide, or agree to provide, a gratuitous payment or benefit to a director, officer or employee of any Group Company with an annual salary exceeding US$100,000 (or any of their dependants) or employ, engage or terminate the employment or engagement of, a person;

13.

not amend, or agree to amend, the terms of its borrowing or indebtedness in the nature of borrowing or create, incur, or agree to create or incur, borrowing or indebtedness in the nature of borrowing (except pursuant to facilities disclosed in the Disclosure Letters where the borrowing or indebtedness in the nature of borrowing does not exceed the amount available to be drawn by a Group Company under those facilities);

14.

not enter into an agreement, arrangement or obligation (whether legally enforceable or not) in which a Seller, a director or former director of a Group Company or a person connected with any of them is interested;

15.

not establish an employee incentive scheme or enter into any obligation or arrangement of any employee incentive scheme, or communicate to a current or former employee a plan, proposal or an intention to establish any employee incentive scheme or enter into any employee incentive scheme;

16.	not start litigation or arbitration proceedings for an amount involved in the proceedings which exceeds US$100,000;

17.

not compromise or settle litigation or arbitration proceedings or any action, demand or dispute or waive a right in relation to litigation or arbitration proceedings for an amount involved in such compromise or settlement which exceeds US$100,000;

18.	not change residence for Tax purposes or otherwise establish a taxable presence in any jurisdiction where the Group Company is not currently subject to Tax;

19.	not enter into any transaction or arrangement outside the Ordinary Course of Business which would give rise to a Tax liability for the Group Company;

20.

not make a Tax election, amend a Tax return or submit a Tax return which is inconsistent in any material respect with past practice, in each case to the extent that any such election, amendment or inconsistency could reasonably be expected to give rise to or increase a liability to Tax or utilise any Relief of any Group Company;

21.	not settle or compromise any material Tax dispute with a Tax Authority; and

22.	not enter into any agreement or arrangement (conditional or otherwise) to do any of the foregoing.

SCHEDULE 8

CONVERTIBLE BOND TERMS AND CONDITIONS

EXECUTION COPY

ACT GENOMICS HOLDINGS COMPANY LIMITED

US$10,000,000 CONVERTIBLE BOND

CONVERTIBLE BOND INSTRUMENT

THIS BOND INSTRUMENT is executed by way of deed poll on                              2022.

BY

(1)

ACT GENOMICS HOLDINGS COMPANY LIMITED, a company incorporated under the laws of the Cayman Islands (registered number: 336039), having its registered office at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the “Issuer”);

IN FAVOUR OF

(2)

PRENETICS GLOBAL LIMITED, a company incorporated under the laws of the Cayman Islands, trading on NASDAQ with ticker PRE, having its principal executive office at 7/F, K11 Atelier King’s Road, 728 Kings Road, Hong Kong (the “Bondholder”).

WHEREAS

(A)	The Issuer was authorised in a duly convened and quorate meeting of its board of directors dated 14 December 2022 to create and issue a US$10,000,000 convertible bond (the “Bond”).

(B)	The Bond will be in registered form. The Bondholder will be issued with a Bond Certificate in the form as scheduled to this Bond Instrument in Schedule 1 (the “Bond Certificate”).

(C)	The Issuer wishes to constitute the Bond by deed poll.

THIS BOND INSTRUMENT WITNESSES as follows:

1.	INTERPRETATION

1.1	References to Bond Conditions

In this Bond Instrument, “Bond Conditions” means the terms and conditions of the Bonds (as scheduled to this Bond Instrument in Schedule 2 and as modified from time to time in accordance with its terms), and any reference to a numbered “Bond Condition” is to the correspondingly numbered provision thereof.

1.2	References to Bond Instrument

Any reference to this Bond Instrument includes, without limitation, the Bond Conditions.

1.3	Other Defined Terms

Terms defined in the Bond Conditions have the same meanings when used in this Bond Instrument.

1.4	References to Clauses, Paragraphs and Schedules

Any reference in this Bond Instrument to a Clause, Paragraph or Schedule, unless specifically provided otherwise, is a reference to a clause or paragraph of, or schedule to, this Bond Instrument.

1.5	Headings

Headings and sub-headings are for ease of reference only and shall not affect the construction of this Bond Instrument.

1.6	Legislation

Any reference in this Bond Instrument to any legislation (whether primary legislation or regulations or other subsidiary legislation made pursuant to primary legislation) shall be construed as a reference to such legislation as the same may have been, or may from time to time be, amended or re-enacted.

2.	THE BOND

The Issuer hereby constitutes the Bond which has the terms and conditions provided in the Bond Conditions and covenants in favour of the Bondholder that it will duly perform and comply with the obligations expressed to be undertaken by it in the Bond Certificate and in the Bond Conditions (and for this purpose any reference in the Bond Conditions to any obligation or payment under or in respect of the Bond shall be construed to include a reference to any obligation or payment under or pursuant to this provision).

3.	DEPOSIT OF BOND INSTRUMENT

The Issuer hereby acknowledges the right of the Bondholder to the production of this Bond Instrument and shall ensure that copies of this Bond Instrument are available for inspection by the Bondholder during office hours at the Specified Office.

4.	STAMP DUTIES AND TAXES

The Issuer shall promptly pay all stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) which are payable upon or in connection with the execution and delivery of this Bond Instrument, and shall upon demand indemnify the Bondholder against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which the Bondholder incurs as a result or arising out of or in relation to any failure to pay or delay in paying any of the same by the Issuer.

5.	BENEFIT OF BOND INSTRUMENT

5.1	Deed Poll

This Bond Instrument shall take effect as a deed poll for the benefit of the Bondholder from time to time.

5.2	Benefit

This Bond Instrument shall enure to the benefit of the Bondholder and its (and any subsequent) successors and transferees, each of which shall be entitled severally to enforce this Bond Instrument against the Issuer.

5.3	Assignment

Unless otherwise provided in the Bond Conditions, neither the Bondholder nor the Issuer shall be entitled to assign or transfer all or any of its rights, benefits and obligations under this Bond Instrument.

6.	PARTIAL INVALIDITY

If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the laws of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the laws of any other jurisdiction shall in any way be affected or impaired thereby.

7.	NOTICES

All notices and other communications to the Issuer hereunder shall be made in accordance with Bond Condition 14 (Notices).

8.	GOVERNING LAW AND DISPUTE RESOLUTION

8.1	This Bond Instrument is governed by, and construed in accordance with, the laws of Hong Kong.

8.2

Any dispute, controversy or claim arising in any way out of or in connection with this Bond Instrument (including: (1) any issue regarding contractual, pre-contractual or non-contractual rights, obligations or liabilities; and (2) any issue as to the existence, validity, breach or termination of this Bond Instrument) (a “Dispute”) shall be referred to and finally resolved by binding arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted in accordance with such Rules (the “Rules”). The Rules are deemed to be incorporated by reference into this clause and as may be amended by the rest of this clause.

8.3	The arbitration shall be conducted as follows:

8.3.1

The arbitration tribunal (“Tribunal”) shall consist of three (3) arbitrators. The claimant(s) and the respondent(s) shall each nominate one (1) arbitrator, and the two (2) arbitrators thus appointed shall nominate the third arbitrator who shall be the presiding arbitrator; if the claimant(s) or the respondent(s) fails to appoint the arbitrator within fourteen (14) days of a request to do so from the other party(ies), or if the two (2) arbitrators fail to nominate the third arbitrator within fourteen (14) days after the appointment of the second arbitrator, the appointment shall be made, upon request of a party, by the HKIAC in accordance with the Rules.

8.3.2	The seat of the arbitration shall be Hong Kong. This Clause 8 shall be governed by the laws of the Hong Kong.

8.3.3	The language of the arbitration proceedings shall be English.

8.3.4	Any award of the Tribunal shall be made in writing and shall be final and binding on the parties from the day it is made. The parties undertake to carry out any award without delay.

8.3.5

The parties waive any right to apply to any court of law and/or other judicial authority to determine any preliminary point of law and/or review any question of law and/or the merits, insofar as such waiver may validly be made. The parties shall not be deemed, however, to have waived any right to challenge any award on the ground that the Tribunal lacked substantive jurisdiction and/or on the ground of serious irregularity affecting the Tribunal, the proceedings or the award to the extent allowed by the law of the seat of arbitration. Nothing in this Clause 8 shall be construed as preventing any party from seeking conservatory or interim relief from any court of competent jurisdiction.

9.	MODIFICATION

9.1

Without prejudice to Clause 9.2, all or any of the rights for the time being attached to the Bond may from time to time (whether or not the Issuer is being dissolved or wound up) be altered or abrogated with the approval of the Bondholder and the Issuer, and shall be effected by an instrument by way of deed poll executed by the Issuer and expressed to be supplemental to this Bond Instrument.

9.2

The Bondholder may, by notice in writing to the Issuer, request for modifications to the Bond Instrument which are of a formal, minor or technical nature, or made to correct a manifest error, and in each case not affecting adversely the rights of the Issuer, and upon receipt of such notice in writing the Issuer shall effect such modifications by an instrument by way of deed poll executed by the Issuer and expressed to be supplemental to this Bond Instrument and notify the Bondholder in respect of the modifications. Any such modifications shall be binding on the Bondholder and the Issuer.

IN WITNESS whereof this Bond Instrument has been executed by the Issuer and is intended to be and is hereby delivered on the date first before written.

SCHEDULE 1

FORM OF BOND CERTIFICATE

*********************************************************

Certificate No: [•]	Date of Issue: [•]

THIS BOND CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY SECURITIES LAW OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES EXCEPT PURSUANT TO A REGISTRATION STATEMENT OR IN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

ACT GENOMICS HOLDINGS COMPANY LIMITED

(the “Issuer”)

(a company incorporated with limited liability

under the laws of the Cayman Islands)

US$10,000,000 Convertible Bond

This Bond Certificate is issued in respect of US$10,000,000 convertible Bond (the “Bond”) of the Issuer. The Bond is constituted by a Bond Instrument dated                      2022 (as amended and/or supplemented from time to time) and entered into by the Issuer (the “Bond Instrument”), subject to the Amended Articles.

THIS IS TO CERTIFY that the Bondholder named below is the registered holder of the Bond (with such principal amount as specified in this Bond Certificate). The Issuer promises to pay the person who appears at the relevant time on the Bond Register as Bondholder of the Bond in respect of which this Certificate is issued such amount or amounts as shall become due in respect of the Bond and otherwise to comply with the terms and conditions of the Bond Instrument (the “Bond Conditions”).

This Bond Certificate is issued pursuant to the Bond Instrument. Words and expressions used in the Bond Instrument and the Bond Conditions have the same meanings when used in this Bond Certificate.

Name of Bondholder:	[•]

Address of Bondholder:	[•]

Principal amount of the Bond:	US$[•]

This Bond Certificate is governed by, and shall be construed in accordance with the laws of Hong Kong.

SIGNED, SEALED and DELIVERED	)
as a DEED by	)
CHEN HUA CHIEN	)
as the authorised signatory of and for and on behalf of	)
ACT GENOMICS HOLDINGS COMPANY LIMITED	)
in the presence of:	)

                                                                          (Signature of witness)

Witness’ name:

Witness’ address:

Witness’ occupation:

THE BOND IS NOT TRANSFERABLE UNLESS THE RELEVANT PROVISIONS OF THE BOND INSTRUMENT AND THE BOND CONDITIONS HAVE BEEN COMPLIED WITH. A COPY OF THE BOND INSTRUMENT AND THE BOND CONDITIONS MAY BE OBTAINED ON REQUEST FROM THE ISSUER AT THE SPECIFIED OFFICE. THE SCHEDULES PRINTED ON THE FOLLOWING PAGES FORM PART OF THIS BOND CERTIFICATE.

FIRST SCHEDULE TO BOND CERTIFICATE

FORM OF EOD REDEMPTION NOTICE

ACT GENOMICS HOLDINGS COMPANY LIMITED

(the “Issuer”)

(incorporated with limited liability under

the laws of the Cayman Islands)

US$10,000,000 Convertible Bond (the “Bond”)

EOD REDEMPTION NOTICE

To:	The Directors

ACT Genomics Holdings Company Limited

Date:

Words and expressions used in the Bond Instrument dated                             2022 (as amended and/or supplemented from time to time) entered into by the Issuer to constitute the Bond (the “Bond Instrument”) and the terms and conditions of the Bond contained in the Bond Instrument have the same meanings when used in this notice.

Reference is made to Bond Condition 7.2 (Redemption upon Event of Default), the relevant Event of Default being [•], we, being the undersigned Bondholder of the Bond of such principal amount specified below and evidenced by the Bond Certificate referred to below, hereby elect to have the Bond of such principal amount redeemed.

1.	Principal amount of the Bond to which this notice applies:

Principal amount of the Bond being redeemed:

Certificate number of the Bond:

2.	Proposed EoD Redemption Date:

3.	EoD Redemption Price:

4.	The EoD Redemption Price payable by the Issuer will be transferred to the following bank account:

Account no:      [•]

Account name:     [•]

Bank:      [•]

Signed by                      )

for and on behalf of      )

[Name of Bondholder] )

SECOND SCHEDULE TO BOND CERTIFICATE

FORM OF CONVERSION NOTICE

ACT GENOMICS HOLDINGS COMPANY LIMITED

(the “Issuer”)

(incorporated with limited liability under

the laws of the Cayman Islands)

US$10,000,000 Convertible Bond (the “Bond”)

CONVERSION NOTICE

To:	The Directors

ACT Genomics Holdings Company Limited

Date:

Words and expressions used in the Bond Instrument dated                          2022 (as amended and/or supplemented from time to time) entered into by the Issuer to constitute the Bond (the “Bond Instrument”) and the terms and conditions of the Bond contained in the Bond Instrument have the same meanings when used in this notice.

I/We, by or on behalf of the holder or beneficial owner of the Bond specified below, hereby elect to convert such Bond into such amount of Conversion Shares in accordance with Bond Condition 6 (Conversion) of the terms and conditions of the Bond.

Total principal amount and certificate number of the Bond to be converted:

Total principal amount:

Certificate number of the Bond:

We hereby direct the Issuer to allot and issue the following Conversion Shares by issuing and dispatching the certificate for the Conversion Shares in the accordance with the following instructions:

(i)	The certificate for the Conversion Shares be issued to the person whose name and address is given below:

Name:

Address:

(ii)	The certificate for the Conversion Shares be dispatched to the person whose name and address is given below and in the manner specified below:

Name:

Address:

Manner of dispatch:

We agree that the Conversion Shares are issued subject to the Amended Articles and agree to become a member of the Issuer.

Signed by                    )

for and on behalf of    )

[Name of Bondholder])

THIRD SCHEDULE TO BOND CERTIFICATE

FORM OF REDEMPTION NOTICE

ACT GENOMICS HOLDINGS COMPANY LIMITED

(the “Issuer”)

(incorporated with limited liability under

the laws of the Cayman Islands)

US$10,000,000 Convertible Bond

(the “Bond”)

MATURITY REDEMPTION NOTICE

(To be completed in duplicate)

To:	The Directors

ACT Genomics Holdings Company Limited

Date:

US$10,000,000 convertible bond (the “Bond”)

Words and expressions used in the Bond Instrument dated                          2022 (as amended and/or supplemented from time to time) entered into by the Issuer to constitute the Bond (the “Bond Instrument”) and the terms and conditions of the Bond contained in the Bond Instrument have the same meanings when used in this notice.

I/We, by or on behalf of the holder or beneficial owner of the Bond specified below, hereby elect to have the following principal amount of the Bond redeemed pursuant to and in accordance with Bond Condition 7.1 (Redemption at maturity).

Total principal amount and certificate number of the Bond to be redeemed:

Total principal amount:

Certificate number of the Bond:

If the Bond Certificate referred to above is to be returned to the undersigned in accordance with the Bond Conditions, it should be returned by registered mail to:

Name:

Address:

FOURTH SCHEDULE TO BOND CERTIFICATE

Form of Transfer

FOR VALUE RECEIVED                                                                      , being the registered holder of Bond Certificate numbered                                             hereby transfers to                                                                                                                                the aggregate principal amount of US$                                             of the convertible bond with principal amount of US$10,000,000 (the “Bond”) of ACT Genomics Holdings Company Limited (the “Issuer”) constituted by the Bond Instrument dated                          and entered into by the Issuer, and irrevocably requests and authorises the Issuer to effect the relevant transfer by means of appropriate entries in the Bond Register kept by it.

Dated:

By:

duly authorised for and on behalf of

[Name of Bondholder]

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Bond Certificate.

(a)

A representative of such registered holder should state the capacity in which he signs, e.g. executor. The Issuer shall be entitled to assume that the transfer referred to in this form of transfer has been duly authorised by the registered holder.

(b)	This form of transfer shall be ineffective and invalid unless accompanied by the relevant Bond Certificate.

Notice of Transfer

[On Letter Head of Bondholder]

To:	The Directors

ACT Genomics Holdings Company Limited

Date:

Dear Sirs

Bond Instrument entered into by way of deed poll relating to the US$10,000,000 convertible bond (as amended and supplemented from time to time, the “Bond Instrument”)

Words and expressions used in the Bond Instrument and the terms and conditions of the Bond contained in the Bond Instrument have the same meanings when used in this notice.

We hereby give notice that we are transferring the Bond of an aggregate principal amount of US$[•] that is constituted by the Bond Instrument to [name of transferee] of [address] (the “Transferee”) and enclose a duly executed form of transfer. Subject to the compliance of provisions set out in Bond Conditions 3.3 (Transfers, redemption and conversion) and 3.6 (Requirements concerning transfers), such transfer shall take effect from the date of this notice.

We enclose our Bond Certificate for cancellation by you. Please issue a new Bond Certificate to the Transferee in respect of the Bond so transferred and a new Bond Certificate to us in respect of the balance of the Bond retained by us.

Yours faithfully

for and on behalf of

[Name of Bondholder]

FIFTH SCHEDULE TO BOND CERTIFICATE

Terms and Conditions of the Bond

NOTE: to be attached when the Bond Certificate is being issued

(End of Schedule 1 (Form of Bond Certificate))

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SCHEDULE 2

TERMS AND CONDITIONS OF THE BOND

The issue of US$10,000,000 convertible bond (the “Bond”) of ACT Genomics Holdings Company Limited (the “Issuer”), a company incorporated in the Cayman Islands, was authorised in a duly convened and quorate meeting of the board of directors of the Issuer dated 14 December 2022. The Bond is constituted by a Bond Instrument (as amended and/or supplemented from time to time, the “Bond Instrument”) dated                          2022 and entered into by the Issuer and is subject to the terms set out in these terms and conditions (the “Bond Conditions”).

1.	Interpretation

1.1

Unless the context otherwise requires, the terms defined in the Share Purchase Agreement shall have the same meaning as those in the Bond Conditions, and the following expressions shall have the following meanings:

“Affiliate” has the meaning given to it in clause 1.1 of the Share Purchase Agreement.

“Bond” has the meaning given to it in the preamble to the Bond Conditions.

“Bond Certificate” means the certificate in the form, or substantially in the form, set out in Schedule 1 to the Bond Instrument.

“Bond Condition” has the meaning given to it in the preamble to these terms and conditions.

“Bond Instrument” has the meaning given to it in the preamble to the Bond Conditions.

“Bond Register” has the meaning given to it in Bond Condition 3.1 (Bond Register).

“Bondholder” means a holder of any portion of the Bond and in whose name such portion of the Bond is for the time being registered in the Bond Register (or, in the case of a joint holding, the first named thereof).

“Control” has the meaning given to it in clause 1.1 of the Share Purchase Agreement.

“Conversion Date” has the meaning given to it in Bond Condition 6.1 (Voluntary conversion).

“Conversion Notice” has the meaning given to it in Bond Condition 6.1 (Voluntary conversion).

“Conversion Shares” means such number of Investor Ordinary Shares issued in accordance with Bond Condition 6.2 (Conversion mechanism for voluntary conversion).

“Disclosed” has the meaning given to it in clause 7.6 of the Share Purchase Agreement.

“Dispute” has the meaning given to it in Bond Condition 15.2.

“EoD Redemption Date” has the meaning given to it in Bond Condition 7.2.3(c).

“EoD Redemption Notice” has the meaning given to it in Bond Condition 7.2.1.

“EoD Redemption Price” has the meaning given to it in Bond Condition 7.2.2.

“Equity Securities” means, in relation to any company, common shares, preferred shares, bonds, loans, warrants, rights, options or other similar instruments or securities which are convertible into or exercisable or exchangeable for, or which carry a right to subscribe for or purchase common shares of such company or any instrument or certificate representing a beneficial ownership interest in the common shares of such company. For the avoidance of doubt, the Equity Securities of the Issuer shall include the Investor Ordinary Shares, Existing Shareholder Ordinary Shares, Other Ordinary Shares and the Bond.

“Event of Default” means any event set out in Bond Condition 7.3 (Events of Default).

“Financial Year” means a fiscal year ending on 31 December.

“Indebtedness” means any indebtedness of any person for money borrowed or raised including (without limitation) any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	amounts raised pursuant to any note facility, bonds, notes, debentures, loan stock or any similar instrument;

(c)	amounts raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(d)

the amount of any liability in respect of leases or hire purchase contracts which would, in accordance with applicable law and generally accepted accounting principles, be treated as finance or capital leases;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(g)	the amount of any liability in respect of any purchase price for assets or services the payment of which is deferred for a period in excess of sixty (60) days;

(h)	amounts raised by the issue of shares that are redeemable at the option of the holder of such shares;

(i)	amounts raised under any other transaction (including, without limitation, any forward sale or purchase agreement) having the commercial effect of a borrowing;

(j)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(k)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

“Internal Rate of Return” means, in respect of any Bond held by a Bondholder, the annual rate based on a 365-day period used to discount each cash flow in respect of such Bond (such cash flow to include subscription or purchase consideration and cash received from sale or redemption of such Bond) to the original Issue Date of such Bond such that the present value of the aggregate cash flow equals zero. In connection with any payment required under this Bond Instrument, the Internal Rate of Return will be calculated with reference to the period from the Issue Date of the Bond to the date on which such payment is made in full.

“IPO” means an initial public offering and listing of the Shares of the Issuer (or any Affiliate of the Issuer) on one or more stock exchanges under applicable securities laws and regulations.

“Issue Date” means, in respect of any Bond, the date on which such Bond is issued.

“Issuer” has the meaning given to it in the preamble to the Bond Conditions.

“Issuer Warranties” has the meaning given to it in Bond Condition 12.1.1.

“Key Management” means the chief executive officer, chief scientific officer, chief financial officer and chief operating officer of the Issuer.

“Management Director” has the meaning given to it in the Amended Shareholders’ Agreement.

“Maturity Date” means the date falling on the third (3rd) anniversary of the Completion Date.

“Maturity Redemption Notice” has the meaning given to it in Bond Condition 7.1.1.

“Maturity Redemption Price” has the meaning given to it in Bond Condition 7.1.2.

“Minority Director” has the meaning given to it in the Amended Shareholders’ Agreement.

“Notice” means a notice given pursued to the terms of the Bond Instrument and shall be construed in accordance with Bond Condition 14 (Notices).

“Pre-IPO Financing” means the subscription and issuance of Investor Ordinary Shares or any Equity Securities with rights more senior to the Investor Ordinary Shares by any person which occurs the latest in time prior to an IPO.

“Pre-IPO Financing Subscription Price” means the subscription price per share of the Investor Ordinary Shares issued by the Issuer in the Pre-IPO Financing.

“Prenetics Director” has the meaning given to it in the Amended Shareholders’ Agreement.

“Specified Office” means the Company’s office located at 3F., No. 345, Xinhu 2nd Road, Neihu Dist. Taipei 114, Taiwan, or such other address as the Issuer may notify to the Bondholder in writing.

“Share Purchase Agreement” means the share purchase agreement entered into between the Issuer, the Buyer and the Sellers (as defined therein) dated 16 December 2022 in relation to, inter alia, the sale and purchase of the Sale Shares (as defined therein) and the issue and subscription of the Bond.

“Total Assets” means at the relevant time, the total assets of the Group as stated in the latest audited consolidated balance sheet of the Group at such time.

“Total Indebtedness” means at the relevant time, the total Indebtedness of the Group as stated in the latest audited consolidated balance sheet of the Group at such time.

1.2	A reference to a statute or statutory provision includes a reference:

1.2.1	to that statute or provision as from time to time modified or re-enacted;

1.2.2	to any repealed statute or statutory provision which it re-enacts (with or without modification); and

1.2.3	to any orders, regulations, instruments or other subordinate legislation made under the relevant statute or statutory provision.

1.3	Unless the context otherwise requires:

1.3.1	words in the singular include the plural, and vice versa;

1.3.2	words importing any gender include all genders; and

1.3.3	a reference to a person includes a reference to a body corporate and to an unincorporated body of persons.

1.4	any reference to any party shall be construed to include its successors in title, permitted assigns and transferees;

1.5	any reference to any agreement or instrument is a reference to that agreement or instrument as amended, supplemented and/or novated from time to time;

1.6	“assets” includes present and future properties, revenues and rights of every description;

1.7	a Bond shall be considered to be “outstanding” unless one or more of the following events has occurred:

1.7.1	it has been redeemed in full under Bond Condition 7 (Redemption); or

1.7.2	its right has been exercised, the obligations of the Issuer in relation thereto have been duly performed in accordance with Bond Condition 6 (Conversion);

1.8

“regulation” includes any regulation, rule, official directive, order, request, code of practice or guideline (whether or not having the force of Law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

1.9

“repay”, “redeem” and “pay” shall each include both the others and “repaid”, “repayable” and “repayment”, “redeemed”, “redeemable” and “redemption” and “paid”, “payable” and “payment” shall be construed accordingly and “repay” (or any derivative form thereof) shall, subject to any contrary indication, be construed to include “prepay” (or, as the case may be, the corresponding derivative form thereof);

1.10	a provision of Law is a reference to that provision as amended or re-enacted from time to time;

1.11	a time of day is a reference to Hong Kong time;

1.12	words denoting the singular number only shall include the plural number also and vice versa;

1.13	words denoting one gender only shall include the other genders;

1.14

references to schedules, appendices, clauses, sub-clauses, paragraphs and sub-paragraphs shall be construed as references to the schedules and appendices to the documents in which they appear respectively and to the clauses, sub-clauses, paragraphs and sub-paragraphs in the documents in which they appear respectively and, unless otherwise stated, reference to sub-clauses are references to sub-clauses of the clause in which the reference appears;

1.15

references to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than Hong Kong, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of judicial proceeding described or referred to in these presents;

1.16

a reference to the shareholding percentage of a person in the Shares “on a fully diluted and as converted basis” is a reference to such shareholding percentage after: (a) (if applicable) taking into the effect of the allotment and issuance of the Shares (including the Investor Ordinary Shares allotted and issued in accordance with Bond Condition 6.2.1); and (b) assuming all outstanding securities of the Issuer which are convertible into Shares have been fully converted into issued Shares and all share options granted by the Issuer have been exercised and fully converted into issued Shares; and

1.17

unless specifically provided otherwise if for any purpose an amount expressed in one currency needs to be translated or converted into another currency then the rate of exchange to be applied shall be the Screen Rate.

2.	Form, denomination, status and guarantee

2.1	Form and denomination

The Bond Certificate is issued in registered form of an amount (the “Denominated Amount”). A Bond Certificate will be issued to the Bondholder in respect of its registered holding of the Bond. The Bond Certificate will be numbered serially with an identifying number which will be recorded on the relevant Bond Certificate and in the register of Bondholder (the “Bond Register”) kept by the Issuer.

2.2	Status of the Bond

The Bond constitutes direct, senior, unsubordinated and unconditional obligations of the Issuer which will at all times rank pari passu without any preference or priority among themselves.

3.	Bond Register, title and transfers

3.1	Bond Register

The Issuer shall keep and maintain the Bond Register at the Specified Office and shall enter in the Bond Register:

3.1.1	the name, address, fax and email address and contact person of the Bondholder for the time being;

3.1.2	the Denominated Amount of the Bond held by the Bondholder;

3.1.3	the date on which the name of the Bondholder is entered in the Bond Register in respect of the Bond registered in its name;

3.1.4	if the Bond is transferred, redeemed or converted, the date on which the Bond is transferred, redeemed or converted; and

3.1.5	if the Bond is converted, the valuation used for such conversion.

Any change in the name or address of any Bondholder shall be notified to the Issuer by the Bondholder as soon as reasonably practicable following such change by notice in accordance with Bond Condition 14 (Notices), following which the Issuer shall update the Bond Register accordingly. The Bondholder or any person authorised by a Bondholder shall be entitled at all times during office hours upon one (1) Business Day’s notice to inspect the Bond Register and to take copies of or extracts from it.

3.2	Title

In the case of a transfer and in accordance with Bond Condition 3.6 (Requirements concerning transfers), title to the Bond passes only by transfer and registration in the Bond Register. The Bondholder shall (except as otherwise required by applicable Laws) be treated as the absolute owner of such Bond registered under its name for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing on the Bond Certificate relating thereto (other than the endorsed form of transfer) or any notice of any previous loss or theft of such Bond Certificate). Every subsequent Bondholder shall be recognised by the Issuer as entitled to its Bond free from any equity, set off or cross claim on the part of the Issuer against the original or any intermediate holder of such Bond.

3.3	Transfers, redemption and conversion

3.3.1	A Bond may be transferred, redeemed or converted:

(a)

in the case of a transfer and subject to Bond Condition 3.6 (Requirements concerning transfers), upon surrender at the Specified Office of the Bond Certificate issued in respect of that Bond, with a form of transfer and notice of transfer (each in the form set out in the fourth schedule to the Bond Certificate) duly completed and signed by the Bondholder or his attorney duly authorised in writing. The form of transfer of the Bond shall be signed by or on behalf of the transferor. The transferor shall be deemed to remain the Bondholder of the relevant Bond until the name of the transferee is entered in the Bond Register in respect of that Bond;

(b)	in the case of a conversion, in accordance with the requirements under Bond Condition 6 (Conversion); and

(c)	in the case of a redemption, in accordance with the requirements under Bond Condition 7 (Redemption).

3.3.2

The Issuer shall waive any requirement on the Bondholder to produce the original of any Bond Certificate upon provision by such Bondholder of customary evidence of the loss or destruction of such certificate as it may reasonably require. Subject to the foregoing provisions of this Bond Condition 3.3 (Transfers, redemption and conversion), the Issuer may not decline any transfer, redemption or conversion and must register and perform its obligations with respect to such transfer, redemption or conversion of the Bond in accordance with the Bond Conditions. Any transfer of the Bond which complies with this Bond Condition 3.3 (Transfers, redemption and conversion) shall be recorded in the Bond Register promptly following receipt by the Issuer of the relevant form of transfer.

3.3.3

Where not all portions of the Bond represented by the surrendered Bond Certificate are the subject of the transfer, a new Bond Certificate in respect of the balance of the Bond (and which states the aggregate outstanding principal amount of the Bond) will be issued and delivered to the transferor within two (2) Business Days of the surrender of that Bond Certificate.

3.3.4

In the Bond Conditions, “transfer” includes an offer, sale, transfer or otherwise disposal of any Bond, whether directly or indirectly (including through any entity holding the Bond), or entering into any agreement to do so.

3.4	Registration and delivery of Bond Certificate

Within two (2) Business Days of the surrender of a Bond Certificate in accordance with Bond Condition 3.3 (Transfers, redemption and conversion), the Issuer shall register the transfer in question and deliver a new Bond Certificate of the same principal amount to the Bond transferred to the transferee at the Specified Office or (at the request of any such transferee) by courier (airmail if overseas) to the address specified for such purpose by the transferee.

3.5	No charge

The transfer of a Bond and the issue of new Bond Certificate in respect of a transfer will be effected without charge by or on behalf of the Issuer.

3.6	Requirements concerning transfers

3.6.1

The Bond may not be transferred by the Bondholder but may be pledged or charged by the Bondholder with the prior approval of the board of directors of the Issuer (including an affirmative vote or a written consent from the Minority Director or the Management Director (which shall not be unreasonably withheld or delayed)).

3.6.2

Subject to Bond Condition 3.6.1, the requirements concerning the transfer of the Bond contained in the Bond Conditions may not be changed by the Issuer without the prior written approval of the Bondholder.

4.	Covenants

4.1	Negative pledge

So long as any portion of the Bond remains outstanding, the Issuer shall not, and shall ensure that the Group Companies shall not, create or permit to subsist or arise any Encumbrance upon the whole or any part of their respective present or future assets or revenues to secure any Indebtedness or to provide any guarantee or indemnity in respect of any Indebtedness of any person, unless at the same time or prior thereto the Issuer’s obligations under the Bond are secured equally and rateably therewith or by such other security, guarantee or indemnity or other arrangement as shall be approved by the Bondholder and the prior approval of the board of directors of Issuer (including an affirmative vote or a written consent from the Minority Director or the Management Director (which shall not be unreasonably withheld or delayed)).

4.2	General covenants

For so long as any portion of the Bond remains outstanding, the Issuer undertakes that, except with the prior written consent of the Bondholder:

4.2.1

it will, in a timely manner, obtain all such consents and approvals, and take any such other action, as may be necessary to enable the Bondholder to exercise its rights under the Bond and to ensure the continuing validity of the Bond, to the maximum extent permitted under applicable Laws from time to time, and will comply with the Bond Conditions, and shall ensure that its obligations under the Transaction Documents rank and continue to rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally;

4.2.2

it will obtain and/or maintain all applicable consents and approvals which are required for the performance of its obligations under the Bond and the Bond Instrument and will not take any action for the purpose of avoiding or seeking to avoid the performance of any of the terms to be observed or performed under the Bond Conditions;

4.2.3

it will keep available, free from pre-emptive or other rights, out of its authorised but unissued Shares, such number of Investor Ordinary Shares as would be required to be issued upon conversion of all the Bond from time to time remaining unexercised and to satisfy in full all other rights of exercise, conversion into or exchange or subscription for Investor Ordinary Shares and shall ensure that all Conversion Shares to be issued upon the exercise of all the Bond will be duly and validly issued as fully paid and free from any Encumbrance and rank at least pari passu with all other Investor Ordinary Shares then in issue. If at any time the number of authorised but unissued Investor Ordinary Shares shall not be sufficient to effect the conversion rights in accordance with Bond Condition 6 (Conversion) in full, the Issuer will take such corporate action as may be necessary to increase its authorised but unissued Investor Ordinary Shares to such number of Investor Ordinary Shares as shall be sufficient for such purpose;

4.2.4

except as required by applicable Laws, it will not close its register of members or take any other action which prevents the transfer of its Shares generally except for the purpose of determining relevant shareholders’ entitlement to exercise shareholders’ rights such as voting rights or rights as to annual, interim or special dividends unless, under the Laws of the Cayman Islands as then in effect, the Bond may be converted legally and Shares may (subject to any limitation imposed by Law) be transferred (as between transferor and transferee although not as against the Issuer) at all times during the period of such closure or while such other action is effective, nor take any action which prevents the conversion of the Bond or the issue of Investor Ordinary Shares (following the conversion of the Bond) in respect thereof; and

4.2.5	it shall, and shall procure each Group Company and its directors, officers and employees to, comply with applicable Laws in all material respects.

5.	Interest

5.1	The Bond does not bear any interest.

6.	Conversion

6.1	Voluntary conversion

At any time from the date falling thirty (30) Business Days prior to the occurrence of any of the following events, the Bondholder may, at its sole and absolute discretion, elect to convert the Bond in full into newly issued Conversion Shares pursuant to this Bond Condition 6 (Conversion), such events being:

6.1.1	the closing date of an IPO;

6.1.2	the closing date of the Pre-IPO Financing; or

6.1.3	the Maturity Date,

in each case, by delivering a notice of conversion in writing substantially in the form set out in the second schedule to the Bond Certificate (a “Conversion Notice”), which shall specify the proposed date of conversion (the “Conversion Date”) which shall be not earlier than the third (3rd) Business Day after the date on which the Conversion Notice is delivered.

6.2	Conversion mechanism for voluntary conversion

6.2.1

If the Bondholder wishes to exercise its conversion right under Bond Condition 6.1.1, the Issuer shall allot and issue such number of Investor Ordinary Shares to the Bondholder, which, immediately after the issuance of such Investor Ordinary Shares pursuant to this Bond Condition 6.2.1, will result in the Bondholder being the legal and beneficial owner of such number of Conversion Shares (taking into account the total number of issued Shares) as determined by the IPO Conversion Formula.

6.2.2	For the purpose of Bond Condition 6.2.1:

“IPO Conversion Formula” means:

A=	B + C
D

where:

A = number of Conversion Shares immediately after the allotment and issuance of the Conversion Shares;

B = the outstanding principal amount of the Bond (in US$) to be converted;

C = the amount which would yield an Internal Rate of Return of fifteen per cent. (15%) on the outstanding principal amount of the Bond calculated from the Issue Date to the date of the closing of the IPO; and

D = the closing price per Share of the Issuer (or any Affiliate of the Issuer) in the IPO.

6.2.3

If the Bondholder wishes to exercise its conversion right under Bond Condition 6.1.2, the Issuer shall allot and issue such number of Investor Ordinary Shares to the Bondholder, which, immediately after the issuance of such Investor Ordinary Shares pursuant to this Bond Condition 6.2.3, will result in the Bondholder being the legal and beneficial owner of such number of Conversion Shares (taking into account the total number of issued Shares) as determined by the Pre-IPO Financing Conversion Formula or the Pre-IPO Financing Valuation Conversion Formula (whichever yielding a higher number of Conversion Shares to be allotted and issued).

6.2.4	For the purpose of Bond Condition 6.2.3:

“Pre-IPO Financing Conversion Formula” means:

F =	G
H

where:

F = number of Conversion Shares immediately after allotment and conversion of Conversion Shares;

G = the outstanding principal amount of the Bond (in US$) to be converted; and

H = 50% discount of the Pre-IPO Financing Subscription Price;

“Pre-IPO Financing Valuation Conversion Formula” means:

J =	K + L
M

where:

J = number of Conversion Shares immediately after allotment and conversion of Conversion Shares;

K = the outstanding principal amount of the Bond (in US$) to be converted;

L = the amount which would yield an Internal Rate of Return of fifteen per cent. (15%) on the outstanding principal amount of the Bond calculated from the Issue Date to the date of the closing of the Pre-IPO Financing; and

M = Pre-IPO Financing Subscription Price.

6.2.5

If the Bondholder wishes to exercise its conversion right under Bond Condition 6.1.3, the Issuer shall allot and issue such number of Investor Ordinary Shares to the Bondholder, which, immediately after the issuance of such Investor Ordinary Shares pursuant to this Bond Condition 6.2.5, will result in the Bondholder being the legal and beneficial owner of such number of Conversion Shares (taking into account the total number of issued Shares) as determined by the Maturity Date Conversion Formula.

6.2.6	For the purpose of Bond Condition 6.2.5:

“Maturity Date Conversion Formula” means:

N =	O + P	x R
Q

where:

N = number of Conversion Shares immediately after allotment and conversion of Conversion Shares;

O = the outstanding principal amount of the Bond (in US$) to be converted;

P = the amount which would yield an Internal Rate of Return of fifteen per cent. (15%) on the outstanding principal amount of the Bond calculated from the Issue Date to the Maturity Date;

Q = valuation of the Issuer as of the Maturity Date as determined by an independent valuer appointed by the Key Management; and

R = total number of issued Shares of the Issuer prior to the conversion of the Bond.

6.3	Procedures for conversion

6.3.1	Upon a conversion in accordance with Bond Conditions 6.2 (Conversion mechanism for voluntary conversion), the Issuer shall:

(a) deliver to the Bondholder each document as may be required under applicable Laws to allot and issue the Conversion Shares to the Bondholder (including but not limited to the relevant share certificates); and

(b) deliver to the Bondholder a certified true copy of the updated register of member of the Issuer showing that the Bondholder is the legal and beneficial owner of the Conversion Shares.

6.3.2

The person in whose name the Conversion Shares are registered in accordance with the instructions given in the Conversion Notice will become the legal and beneficial owner of the Conversion Shares with effect from the Conversion Date. In the event the Conversion Shares were issued to any person other than the Bondholder, such person shall:

(a) execute the deed of accession in the form substantially similar to the form attached in Exhibit D (Form of Deed of Accession to Shareholders Agreement) to the Amended Shareholders’ Agreement and become a party to the Amended Shareholders’ Agreement; and

(b) deliver a copy of the duly executed deed of accession to the Issuer.

6.3.3

The Issuer will pay all costs and expenses, including all capital duty, stamp, issue, registration, securities transaction or other similar Taxes, duties, levies and fees (if any) arising in connection with the issue of the Bond, any conversion of the Bond and the issue and delivery of the Conversion Shares pursuant to the conversion of the Bond, directly to the relevant authorities.

6.4	Conversion Shares issued upon the conversion of the Bond

The Conversion Shares issued to the Bondholder upon the conversion of the Bond under Bond Condition 6 (Conversion) shall be fully paid up or credited as fully paid up, in accordance with the Amended Articles, free from any Encumbrance, to such Bondholder with effect from the Conversion Date, and such Conversion Shares shall rank pari passu in all respects with the Investor Ordinary Shares in the Issuer in issue on the Conversion Date and shall be entitled to all dividends and other distributions the record date for which falls on a date on or after the Conversion Date.

6.5	Fractions

No fractions of a Conversion Share will be issued to any Bondholder upon the conversion of the Bond and the Issuer shall have no obligation to refund any sum which represents such fraction (if any). Any fraction of Conversion Shares deliverable by the Issuer upon conversion of the Bond shall be rounded up to the nearest whole number of the Conversion Share.

7.	Redemption

7.1	Redemption at maturity

7.1.1	Subject to Bond Condition 6 (Conversion), Bond Condition 7.2 (Redemption upon Event of Default) and Bond Condition 9 (Payments), unless:

(a)	the Bond has been previously redeemed, converted or purchased and cancelled as provided in the Bond Conditions; or

(b)	an EoD Redemption Notice has been served by the Bondholder in accordance with Bond Condition 7.2 (Redemption upon Event of Default),

the Bondholder shall have the right to require the Issuer to redeem all (but not part of) the outstanding and unconverted Bond held by the Bondholder on the Maturity Date, by giving the Issuer a redemption notice in the form set out in the third schedule to the Bond Certificate (the “Maturity Redemption Notice”) at least fifteen (15) Business Days prior to the Maturity Date in accordance with Bond Condition 8 (Procedure for redemption of the Bond).

7.1.2

The redemption price payable by the Issuer to a Bondholder upon redemption under this Bond Condition 7.1 (Redemption at maturity) (the “Maturity Redemption Price”) shall be an amount in US$ equal to the aggregate of:

(a)	the aggregate principal amount of such outstanding Bond in US$ held by such Bondholder; and

(b)	an amount that would yield an Internal Rate of Return of fifteen per cent. (15%) on the outstanding principal amount of such outstanding Bond calculated from the Issue Date until the Maturity Date.

7.1.3	On the Maturity Date, the Issuer shall pay or cause to be paid to the Bondholder the Maturity Redemption Price in accordance with Bond Condition 9 (Payments).

7.2	Redemption upon Event of Default

7.2.1

Save as otherwise consented to or waived by the Bondholder, if any Event of Default occurs at any time after the Issue Date, subject to the Bondholder’s confirmation in writing that there is occurrence of an Event of Default, the Bondholder may, at its sole and absolute discretion, issue a redemption notice in the form set out in the first schedule to the Bond Certificate (the “EoD Redemption Notice”) to the Issuer requiring the Issuer to redeem all (but not part of) the outstanding and unconverted Bond it holds at that time and such relevant outstanding amounts of the Bond shall immediately become due and repayable at the EoD Redemption Price.

7.2.2

The redemption price payable by the Issuer to a Bondholder in US$ upon redemption under this Bond Condition 7.2 (Redemption upon Event of Default) due to an Event of Default (the “EoD Redemption Price”) shall be an amount in US$ equal to the aggregate of:

(a)	the aggregate principal amount of such outstanding Bond in US$ held by such Bondholder; and

(b)

an amount that would yield an Internal Rate of Return of 15 per cent. (15%) on the outstanding principal amount of such outstanding Bond calculated from the Issue Date until the date of actual redemption of such outstanding Bond.

7.2.3	The EoD Redemption Notice shall specify, among other things, the following:

(a)	a description of the relevant Event of Default, by reference to the relevant paragraph(s) in Bond Condition 7.3 (Events of Default);

(b)	the aggregate principal amount of such outstanding Bond required to be redeemed;

(c)	the proposed date of redemption (which shall be at least five (5) Business Days after the delivery of the EoD Redemption Notice) (the “EoD Redemption Date”); and

(d)	the EoD Redemption Price payable by the Issuer.

7.2.4

On the EoD Redemption Date, the Issuer shall pay or cause to be paid to the relevant Bondholder which has delivered an EoD Redemption Notice the EoD Redemption Price as specified in the EoD Redemption Notice, in accordance with Bond Condition 9 (Payments).

7.3	Events of Default

An Event of Default means the occurrence of any of the following events without the knowledge of any Prenetics Director:

7.3.1

Material Breach of representations and warranties: after the Issue Date for as long as the Bond is outstanding, if the Bondholder becomes aware that any of the Issuer Warranties set out in Part A of Schedule 4 of the Share Purchase Agreement was untrue, inaccurate or misleading as at the Issue Date;

7.3.2

Material Breach of other terms or obligations: the Issuer materially defaults in the performance or observance of any obligations under or in respect of the Bond (without prejudice to the rights or entitlements of any Bondholder under or in relation to any other Event of Default referred to in this Bond Condition 7.3 (Events of Default)) which default is incapable of remedy;

7.3.3

Change of or cessation of business: a material change of the nature of or cessation of the Business (as defined in the Amended Shareholders’ Agreement) of any Group Company, without the prior written consent of the Bondholder;

7.3.4

Unsatisfied judgment: one or more final and unappealable judgment(s) or order(s) for the payment of an amount exceeding US$100,000 (or its equivalent in any other currency or currencies), whether individually or in aggregate, is rendered against any Group Company and continue(s) unsatisfied and unstayed for a period of thirty (30) days after the date(s) thereof or, if later, the date therein specified for the payment;

7.3.5

Unlawfulness: (i) it is, or will become, unlawful for the Issuer to perform or comply with any of its obligations under or in respect of the Transaction Documents; (ii) any obligation or obligations of the Issuer under any Transaction Documents cease(s) to be legal, valid, binding or enforceable; or (iii) any Transaction Document ceases to be in full force and effect;

7.3.6

Failure to take action, etc.: any action or omission committed by the Issuer which would cause (i) the entry into, the exercise of its rights, performance or compliance with its obligations under the Transaction Documents or in respect of the Bond unlawful; (ii) the obligations of the Issuer under the Bond to be illegal, invalid, non-binding and unenforceable; and/or (iii) any of the Transaction Documents to be inadmissible in evidence in the courts of the Cayman Islands and/or Hong Kong or elsewhere;

7.3.7

Security enforced: a secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or a material part of the undertaking, assets and/or revenues of any Group Company;

7.3.8

Insolvency, etc.: (i) any Group Company becomes insolvent or bankrupt, or is unable to pay its debts as they fall due; or (ii) an administrator or liquidator is appointed (or application for any such appointment is made) in respect of any Group Company or the whole or part of the undertaking, assets and/or revenues of any Group Company;

7.3.9

Winding up, etc.: an order is made or an effective resolution is passed for the bankruptcy, winding up, liquidation, dissolution or an event having a substantially similar or analogous effect to any of the foregoing events of any Group Company;

7.3.10

Litigation: one or more final and non-appealable judgment(s), verdict(s) or order(s) is / are rendered against the Issuer or any of its assets (or against any director or senior officer of the Issuer arising from their carrying out of duties as directors or senior officers of the Issuer) in any material litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes which would materially impact the Issuer’s ability to carry on its business in the ordinary and usual course; or

7.3.11

Breach of Law: there is a material breach of any applicable Laws by any Group Company or any director or senior officer of any Group Company which would materially impact the Issuer’s ability to carry on its business in the ordinary and usual course.

7.4

The Issuer shall, as soon as possible and in any event within three (3) Business Days after the Issuer becomes aware of any Event of Default or potential Event of Default, deliver to the Bondholder a written notice signed by a director of the Issuer setting forth the details of the Event of Default or potential Event of Default, and the action which the Issuer proposes to take with respect thereto.

8.	Procedure for redemption of the Bond

8.1

Upon the receipt of the Maturity Redemption Notice, if the board of directors of the Issuer with the approval of the board of directors of the Issuer (including an affirmative vote or a written consent from the Minority Director or the Management Director (which shall not be unreasonably withheld or delayed)) has determined that, as of the Maturity Date, the Issuer has sufficient cash surplus not otherwise reserved or planned to be allocated for business operations in the annual Budget (as defined in the Amended Shareholders’ Agreement) of the Issuer as approved by the board of directors of the Issuer for each Financial Year, the Bond shall be redeemed in accordance with Bond Conditions 7.1.2 and 7.1.3; provided that if the board of directors of the Issuer does not approve (or if neither the Minority Director or the Management Director votes in favour or provide his / her consent for) the redemption of the Bond following the receipt of the Maturity Redemption Notice, the Bond shall be automatically converted into Conversion Shares as if the Bondholder had served a Conversion Notice under Bond Condition 6.1.3. The number of Conversion Shares allotted and issued shall be determined in accordance with Bond Conditions 6.2.5 and 6.2.6 and Bond Conditions 6.1.3, 6.2.5 and 6.2.6 shall apply mutatis mutandis. For the avoidance of doubt, the Bond shall be converted into Conversion Shares in accordance with Bond Condition 6 or be redeemed in accordance with Bond Condition 7 on or prior to the Maturity Date.

8.2

As soon as practicable and in any event not later than three (3) days after the board of directors of the Issuer has approved the redemption of the Bond at Maturity Date in accordance with Bond Condition 8.1 or receipt of the EoD Redemption Notice given by the Bondholder in accordance with Bond Condition 7.2.1 (as applicable), the Issuer shall mail a notice by registered mail, postage prepaid to the Bondholder of the outstanding Bond, which notice shall state:

8.2.1	the relevant Maturity Date or EoD Redemption Date (as the case may be);

8.2.2	the Maturity Redemption Price or EoD Redemption Price (as the case may be); and

8.2.3	the reference to Bond Condition 7.1 (Redemption at maturity) or 7.2 (Redemption upon Event of Default).

8.3	The Issuer (or its nominee) shall pay the Maturity Redemption Price or EoD Redemption Price (as applicable) to the Bondholder on the Maturity Date or EoD Redemption Date (as applicable).

8.4

From and after the payment in full by the Issuer of the relevant Maturity Redemption Price or EoD Redemption Price, the Bond will no longer be outstanding or deemed to be outstanding; and all powers, designations, preferences and other rights of the Bondholder thereof as a holder of such Bond shall cease and terminate.

8.5

Notwithstanding anything in Bond Condition 7 (Redemption) to the contrary, the relevant Bondholder shall retain the right in respect of any outstanding Bond subject to redemption, until the later of: (a) the Maturity Date or the EoD Redemption Date (as the case may be), and (b) the date on which the Maturity Redemption Price or EoD Redemption Price (as the case may be) for such outstanding Bonds subject to redemption is paid to such Bondholder in full by the Issuer.

9.	Payments

9.1

All payments to be made by the Issuer to the Bondholder hereunder shall be made by the Issuer by remitting the amount to be paid in US$ by delivery of banker’s draft or cashier order drawn on a bank licensed in Hong Kong to the relevant Bondholder at its address as specified in the Bond Register or, at the option of the Bondholder, not later than 11:00 a.m. (Hong Kong time) on the due date in funds which are for value of that same date to the relevant Bondholder’s account with a bank in Hong Kong as may be notified by the relevant Bondholder from time to time.

9.2

All payments made by the Issuer with respect to the Bond will be made free from any restriction or condition and be made without deduction or withholding for or on account of any Taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands, Hong Kong or any other jurisdiction or any authority thereof or therein having power to tax, unless deduction or withholding of such Taxes, duties, assessments or governmental charges is compelled by Law. In such event, the Issuer shall pay such additional amounts as will result in the receipt by the Bondholder of the net amounts after such deduction or withholding equal to the amounts which would otherwise have been receivable by them had no such deduction or withholding been required.

10.	Expenses

The Issuer will pay all administrative costs and expenses, including all stamp, issue, registration, securities transaction or other similar Taxes, duties, levies and fees (if any) arising in connection with the redemption of the Bond and the cancellation and delivery of certificate therefor, in each case as applicable.

11.	Replacement of Bond Certificate

Should any Bond Certificate be lost, stolen, destroyed, mutilated or defaced, it may be replaced free of charge at the Specified Office upon presentation of such evidence as the Issuer may reasonably require. Mutilated or defaced Bond Certificate must be surrendered before replacements will be issued.

12.	Issuer Warranties

12.1	General

12.1.1

The statements set out in Part A and Part B of Schedule 4 to the Share Purchase Agreement shall apply to the Bond Conditions as if they had been set out in full herein mutatis mutandis (the “Issuer Warranties”) and as if any reference therein to “the Buyer” have been replaced by “the Bondholder”.

12.1.2

The Issuer represents, warrants and undertakes to the Bondholder that each Issuer Warranty is true, accurate and not misleading in accordance with their terms at the Issue Date and shall thereafter be deemed to be repeated each day so long as any portion of the Bond remains outstanding by the Issuer in favour of the Bondholder by reference to the facts and circumstances then existing on each day so long as any portion of the Bond remains outstanding.

12.2	No limitation to Issuer Warranties

Save for the facts and circumstances Disclosed in the Disclosure Letter, no other knowledge of the Bondholder relating to any Group Company (actual, constructive or imputed) prevents or limits a claim made by the Bondholder for breach of Bond Condition 12 (Issuer Warranties).

12.3	Warranties independent and separate

Each of the Issuer Warranties shall be construed as an independent and separate warranty and shall not be limited or restricted by reference to or inference from the terms of any other Issuer Warranty or any other term of the Bond Instrument and/or the Bond Conditions.

12.4	Change in matters represented

12.4.1

The Issuer shall forthwith notify the Bondholder of anything which at any time has or may have rendered, or will or may render, untrue, incorrect, inaccurate or misleading on the terms thereunder any Issuer Warranty as if it had been made or given at such time with reference to the facts and circumstances then subsisting.

12.4.2

The Issuer shall not, and shall use its best endeavours to procure that no member of the Group shall, at any time do or omit to do anything which may cause any of the Issuer Warranties to be untrue, incorrect, inaccurate or misleading on the terms thereunder.

13.	Modification and Waiver

Any modification or amendment of the Bond Conditions (or any waiver, authorisation or ratification of any breach of the Issuer of the Bond Conditions) requires: (i) the written consent of the Issuer and (ii) consent of the Bondholder, and if passed shall be binding on the Issuer and the Bondholder.

14.	Notices

14.1	A Notice under or in connection with the Bond Instrument and/or the Bond Conditions shall be:

14.1.1	in writing and in English; and

14.1.2

delivered personally, sent by fax with confirmation receipt followed by mail posted within twenty four (24) hours, sent by courier or sent by e-mail to the party due to receive the Notice at the facsimile number, address or e-mail address referred to in Bond Condition 14.2 or such other facsimile number, address or e-mail address as a party may specify by notice in writing to the other parties received before the Notice was despatched.

14.2	For the purposes of this Bond Condition 14 (Notices), a Notice shall be sent to the addresses, facsimile numbers or e-mail addresses and for the attention of those persons set out below:

14.2.1	in the case of the Issuer:

Address:	3F., No. 345, Xinhu 2nd Road, Neihu Dist. Taipei 114, Taiwan
Fax:	[****]
E-mail address:	[****]
Attention:	Dr. Hua Chien Chen

14.2.2

in the case of the Bondholder, the address in the Bond Register, or to such other address, facsimile number or e-mail address as the relevant party may have notified to the other by not less than seven (7) days’ written notice to the other party before the Notice was despatched.

14.3	Unless there is evidence that it was received earlier, a Notice is deemed given if:

14.3.1	delivered personally, when left at the address referred to in Bond Condition 14.2;

14.3.2	sent by courier, two (2) Business Days after posting it;

14.3.3	sent by fax, when confirmation of its transmission has been recorded on the sender’s fax machine; or

14.3.4	sent by e-mail, upon receipt.

15.	Governing Law and Dispute Resolution

15.1	The Bond Instrument is governed by, and shall be construed in accordance with the laws of Hong Kong.

15.2

Any dispute, controversy or claim arising in any way out of or in connection with this Bond Instrument (including: (1) any issue regarding contractual, pre-contractual or non-contractual rights, obligations or liabilities; and (2) any issue as to the existence, validity, breach or termination of this Bond Instrument) (a “Dispute”) shall be referred to and finally resolved by binding arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted in accordance with such Rules (the “Rules”). The Rules are deemed to be incorporated by reference into this clause and as may be amended by the rest of this clause.

15.3	The arbitration shall be conducted as follows:

15.4

The arbitration tribunal (“Tribunal”) shall consist of three (3) arbitrators. The claimant(s) and the respondent(s) shall each nominate one (1) arbitrator, and the two (2) arbitrators thus appointed shall nominate the third arbitrator who shall be the presiding arbitrator; if the claimant(s) or the respondent(s) fails to appoint the arbitrator within fourteen (14) days of a request to do so from the other party(ies), or if the two (2) arbitrators fail to nominate the third arbitrator within fourteen (14) days after the appointment of the second arbitrator, the appointment shall be made, upon request of a party, by the HKIAC in accordance with the Rules.

15.5	The seat of the arbitration shall be Hong Kong. This Clause 15 shall be governed by the laws of the Hong Kong.

15.6	The language of the arbitration proceedings shall be English.

15.7	Any award of the Tribunal shall be made in writing and shall be final and binding on the parties from the day it is made. The parties undertake to carry out any award without delay.

15.8

The parties waive any right to apply to any court of law and/or other judicial authority to determine any preliminary point of law and/or review any question of law and/or the merits, insofar as such waiver may validly be made. The parties shall not be deemed, however, to have waived any right to challenge any award on the ground that the Tribunal lacked substantive jurisdiction and/or on the ground of serious irregularity affecting the Tribunal, the proceedings or the award to the extent allowed by the law of the seat of arbitration. Nothing in this Clause 15 shall be construed as preventing any party from seeking conservatory or interim relief from any court of competent jurisdiction.

SIGNATURE PAGE OF THE BOND INSTRUMENT

SIGNED, SEALED and DELIVERED	)
as a DEED by	)
)
as the authorised signatory of and for and on behalf of	)
ACT GENOMICS HOLDINGS COMPANY LIMITED	)
in the presence of:	)

                                                         (Signature of witness)

Witness’ name:

Witness’ address:

Witness’ occupation:

Project Ace – Signature Page to CB Instrument

SCHEDULE 9

SPECIFIC INDEMNIFICATION

1.

An amount equal to any loss, liability, cost and expense incurred by each Group Company and each of the Buyer and their respective Affiliates, directors, officers or employees which arises (directly or indirectly) out of or in connection with:

1.1

the illegality, invalidity or unenforceability of (i) the amendment of any provision in the Shareholders’ Agreement in the form of the Amended Shareholders’ Agreement at Completion or (ii) any provision in the Amended Articles adopted at Completion; or

1.2

any material non-compliance with or breach of any Applicable Laws, agreement, approval, registration or licence granted to any Group Company by a Government Authority (including the United States Food and Drug Administration) or any third party, or the failure to obtain any approval, registration or licence in connection with any arrangement entered or proposed to be entered into between any Group Company and Thermo Fisher Scientific Inc. or any of its affiliates, in each case, on or prior to Completion.

2.	An amount equal to the Buyer’s Pro Rata Share of:

2.1

any Actual Tax Liability of a Group Company which arises by reference to profits, gains or income earned, accrued or received (or deemed to be earned, accrued or received) on or before Completion or in respect of or as a result of any acts, omissions, events or circumstances occurring, existing or deemed for Tax purposes to occur or exist on or before Completion;

2.2	any Deemed Tax Liability; and

2.3

all reasonable costs and expenses reasonably incurred by the Buyer or the Group Companies in connection with, including taking, defending or settling any claim or action relating to paragraphs 1 and 2 above.

For the purposes of this paragraph 2, “Buyer’s Pro Rata Share” means the percentage equal to the total number of Shares held by the Buyer and its Affiliates on the date on which the Buyer gives Notice in accordance with Schedule 6 in respect of a Relevant Claim under this paragraph 2 divided by the total number of the issued and outstanding Shares of the Company on such Date.

SCHEDULE 10

MCD WARRANTIES

Unless otherwise defined herein, the capitalized terms in this Schedule shall have the meanings given to them in the MCD SPA.

EXECUTED by the parties on the date first written above:

[SIGNATURE PAGES]

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

COMPANY:

SIGNED, SEALED AND DELIVERED	)
as a DEED by CHEN HUA CHIEN	)
as director of	)
ACT GENOMICS HOLDINGS	)
COMPANY LIMITED	)

/s/ Hua Chien Chen

in the presence of:

/s/ Shu-Jen Chen

Witness by:

Name: Shu-Jen Chen

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLERS:

SIGNED, SEALED AND DELIVERED	)
as a DEED by	)
CHEN Hua Chien	)
for and on behalf of	)
HSUEH PO-JEN	)
LIU, KWOK-WAI	)
John Culkin	)
KUNG,HUI-PING	)
CHEN, CHEN-YI	)
Peter Maguire	)
Susan Maguire	)
HONG, HUEI-CHUEH	)
CHEN, YO-CHING	)
HSU, MING-CHU	)
IAN CROSBY	)
JOANNE CROSBY	)
WU, TSUNG-KAI	)
CHEN, YI-FAN	)
CHU, HSUAN-YIH	)
YUNG, LAP HANG	)
John Fenyu Jin	)
CHEN, YUEH-YING	)
WANG, YING-MEI	)
CHUNG, TIEN-KUEN	)
LEE, WEN-TSAO	)
HSU-AN	)
PAN, MAY-CHUN	)
WANG, SHAN-SHAN	)
HSIEH, CHI-YIN	)
HSU, CHEN-YUN	)
WEI, SHUCHING	)
YU-I-TING	)

/s/ Hua Chien Chen

in the presence of:

/s/ Shu-Jen Chen
Witness by:
Name: Shu-Jen Chen

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLERS:

SIGNED, SEALED AND DELIVERED	)
as a DEED by	)
CHEN Hua Chien	)
for and on behalf of	)
WANG, HSIANG-LI	)
WU, PING-FANG	)
CHEN, CHIEH-HUN	)
HSU CHI YING	)
Andrew Williamson	)
WU,KO-WEN	)
CHEN, YI-WEN	)
YANG, SZU-TUNG	)
CHEN, YI-HSUAN	)
TSAI, WAN-CHUAN	)
AI, HSIN-HSIN	)
WANG, CHIH-LI	)
HUANG, SHIH-CHIEN	)
HSU, CHING-HUNG	)
LIN, YUNG-YUAN	)
YANG, CHIEN-YU	)
LI, TSAI- LING	)
HUANG, SUNG-HSIEN	)
HSU, TSUNG-SHIH	)
LAI, YU- HUNG	)
CHEN, SHU-JUNG	)
CHEN, CHUN-KAI	)
SHIH, KUEI-FANG	)
LIN, MAN-TUNG	)
HSIEH, PI-HSIA	)

/s/ Hua Chien Chen

in the presence of:

/s/ Shu-Jen Chen
Witness by:
Name: Shu-Jen Chen

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLERS:

SIGNED, SEALED AND DELIVERED	)
as a DEED by	)
CHEN Hua Chien	)
for and on behalf of	)
WEI, DATSEN	)
CHEN, CHI-JUI	)
TSAI, CHUN-MIAO	)
LU, YEN-JUNG	)
LU, PO-SUNG	)
CHEN, CHIEN-HO	)
LIN, YU-HUI	)
HUANG, HO-CHIH	)
SUN, YI-CHING	)
TING, YU-SUNG	)
JIAN, SIAO-CHENG	)
LIU, MING-SHIUAN	)
HSIEH, CHUIN-JU	)
Hsu Tseng, Hsien	)
CHIU, LU-Ting	)
CHEN, TSUI-FANG	)
WU, TSAI-YUN	)
CHEN, KUAN- YING	)
YANG, MING-YING	)
KAO, YUAN-CHUNG	)
WANG, CHING-JU	)
CHI, BEl-CHING	)
Melody J Wang	)
SUN, CHIN-FENG	)
TSENG, CHIUNG-YING	)
CHENG, JEN-HAO	)
KUO, HUI-CHUN	)

/s/ Hua Chien Chen

in the presence of:

/s/ Shu-Jen Chen
Witness by:
Name: Shu-Jen Chen

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLERS:

SIGNED, SEALED AND DELIVERED	)
as a DEED by	)
CHEN Hua Chien	)
for and on behalf of	)
SHIH, YA-FENG	)
WU, LI-CHUN	)
TANG KA YEE	)
WU, YI-JIUN	)
CHEN, CHUN-HSIANG	)
HSIEH, CHUNG-CHIEH	)
LEE, CHUN-YI	)
CHANG, CHUAN- YUEH	)
CHANG, YU-HUA	)
SHIH, LI-HUA	)
CHEN, PAO-MEI	)
LAI, SHU-CHEN	)
LIN, TING-YU	)
CHENG, SU-WEN	)
Chan Cheuk Wing Andy	)
LIN, CHIA-WEN	)
TAN KIEN THIAM	)
HSIEH, CHENG-CHUNG	)
CHANG, TENG-YUAN	)
CHAO, WEI-CHEN	)
LEE, KUN-LIN	)
LIAO, YUN-RU	)
CHEN, LI-CHIU	)
CHOU, WAN-JU	)
Liu, Shang-Yun	)
LU, YUN-FU	)
YANG, SZU-YI	)

/s/ Hua Chien Chen

in the presence of:

/s/ Shu-Jen Chen
Witness by:
Name: Shu-Jen Chen

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLERS:

SIGNED, SEALED AND DELIVERED	)
as a DEED by	)
CHEN Hua Chien	)
for and on behalf of	)
CHOU, YU-WEI	)
LIN, HUI-CHEW	)
LIU, HUNG-CHUNG	)
LAI, YU-HAO	)
HUANG, CHIEN-CHIN	)
LO, PEl-CHI	)
LAI, SHU-JUNG	)
CHANG, YI-FENG	)
CHAN, WEN-KUNG	)
CHEN-HUNG-LING	)
NINA LAPKE	)
CHEN, CHIU-CHIN	)
LIN, YI-WEI	)
TUNG, KAI-CHE	)
HSU, CHING-I	)
HSU, CHIH-HAO	)
CHIANG, WEI-WEI	)
CHEN, BO-SHAU	)
LIU, YEN-TING	)
CHEN, HUI-SHAN	)
TSE, KA-PO	)
LEE, YUAN	)
WANG, I-PING	)
LO, CHI-CHIH	)
CHOU, SHIH-WEN	)
CHEN, SHOU-HSUN	)
LIN, PEI-YI	)
LO, YU-SHAN	)

/s/ Hua Chien Chen

in the presence of:

/s/ Shu-Jen Chen
Witness by:
Name: Shu-Jen Chen

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLERS:

SIGNED, SEALED AND DELIVERED	)
as a DEED by	)
CHEN Hua Chien	)
for and on behalf of	)
WANG, KO-LI	)
WANG, YU-CHEN	)
LIN, KUAN-HAN	)
HSU, SHAN-HU	)
KUO, TZU-WEI	)
CHEN, CHENG-TA	)
HUANG, YI	)
HUANG, LING-YI	)
YANG, PEI-JIA	)
LIU, PENG-HSUAN	)
LIU, KUAN-YU	)
HSIAO, HONG-KUNG	)
CHUNG, YU-HAN	)
CHUNG, PEl-FANG	)
Timothy Tak-Chun YIP	)
POON SONG LING	)
WU, CHIN-FANG	)
LIN, YU	)
CHEN, YING-JA	)
CHANG, YA-LING	)
YU, PEI-NING	)
WANG, LIEN-TU	)
Seo Tho Wee Siang	)
CASSIAN-YEE	)
YEUNG TZE SHAN	)
HSIEH, YI-LIN	)

/s/ Hua Chien Chen

in the presence of:

/s/ Shu-Jen Chen
Witness by:
Name: Shu-Jen Chen

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLERS:

SIGNED, SEALED AND DELIVERED	)
as a DEED by	)
CHEN Hua Chien	)
for and on behalf of	)
CHUANG, SIN-HUA	)
LIU, CHI-JUI	)
LIU, YOU-CHENG	)
YANG, SHANG-FANG	)
LU, HSIAO- YUN	)
JAN, YI-HUA	)
TENG, YUNG-YI	)
Lin, Wei-Chun	)
CHEN, YI-HUA	)
CHANG, CHIH-CHUN	)
WU, CHIA-LING	)
CHEN, MING-HUI	)
WANG, WEN-TUNG	)
WEN, CHUN FANG	)
HUANG, WAN-MIN	)
YANG, HANG-CHE	)
CHAN,KA-IN	)
YEH-HAN WANG	)
HO, TIEN-YU JESSICA	)
BHAN PRERANA	)
Ann Lin	)
LIN, YU-JU	)
HUANG, YU-FENG	)
LIU, CHIA-WEI	)
CHAN, KAI-LEUNG CLEMENT	)
CHANG, CHUN-CHUAN	)
CHU, SUK-MEI	)

/s/ Hua Chien Chen

in the presence of:

/s/ Shu-Jen Chen
Witness by:
Name: Shu-Jen Chen

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:

SIGNED, SEALED AND DELIVERED )
as a DEED by Shu FENG )
as director of )
Unique Life Limited )

/s/ Shu FENG

I/We agree to sell:

☒ ALL of the Shares in the Company registered in my/our name; or

☐ the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares:

•	Existing Shareholder Ordinary Shares:

•	Investor Ordinary Shares:

in the presence of:

/s/ Huijuan Wang
Witness by:
Name: Huijuan Wang

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:

SIGNED, SEALED AND DELIVERED )
as a DEED by Shu FENG )
as director of )
Graceful Life Limited )

/s/ Shu FENG

I/We agree to sell:

☒ ALL of the Shares in the Company registered in my/our name; or

☐ the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares:

•	Existing Shareholder Ordinary Shares:

•	Investor Ordinary Shares:

in the presence of:

/s/ Huijuan Wang
Witness by:
Name: Huijuan Wang

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:

The COMMON SEAL of	)
Wealth Power Asia Investment Limited	)
was hereunto affixed in the presence of:	)

/s/ Chiang Lai Ling
[Director][Authorised Signatory]

[Illegible Signature]
[Director][Secretary][Authorised Signatory]

SELLER:

Executed as a deed by	)
Wealth Power Asia Investment Limited

/s/ Chiang Lai Ling	Signature of director
Name of director

[Illegible Signature]	Signature of director/secretary
Name of director/secretary

I/We agree to sell:

☐ ALL of the Shares in the Company registered in my/our name; or

☒ the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares: 1,037,594

•	Existing Shareholder Ordinary Shares: nil

•	Investor Ordinary Shares: 4,055,560

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:

SIGNED, SEALED AND DELIVERED	)
as a DEED by	)
KUI Yee Lun Gordon	)

/s/ KUI Yee Lun Gordon

I/We agree to sell:

☒  ALL of the Shares in the Company registered in my/our name; or

☐  the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares:

•	Existing Shareholder Ordinary Shares:

•	Investor Ordinary Shares:

in the presence of:

Witness by:
Name:

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:

SIGNED, SEALED AND DELIVERED	)
as a DEED by Kris Peng	)
as President of	)
Fortune Venture Capital Corporation	)

/s/ Kris Peng

I/We agree to sell:

☒  ALL of the Shares in the Company registered in my/our name; or

☐  the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares:

•	Existing Shareholder Ordinary Shares:

•	Investor Ordinary Shares:

in the presence of:

/s/ DJ Lung
Witness by:
Name: DJ Lung

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:

SIGNED, SEALED AND DELIVERED	)
as a DEED by SZETO Yat Kong	)
as director of	)
Prestige Noble Limited	)

/s/ SZETO Yat Kong

We agree to sell:

☐  ALL of the Shares in the Company registered in my/our name; or

☒  the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares: 397,863

•	Existing Shareholder Ordinary Shares:

•	Investor Ordinary Shares: 950,494

in the presence of:

/s/ Benny Wang
Witness by:
Name: Benny Wang

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:

SIGNED, SEALED AND DELIVERED ) as a DEED by [Yang Yi Chung] ) as [director/authorised representative/attorney] of )
[SERES INVESTMENTS LIMITED] )

/s/ Yang Yi Chung

I/We agree to sell:

☒  ALL of the Shares in the Company registered in my/our name; or

☐  the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares:

•	Existing Shareholder Ordinary Shares:

•	Investor Ordinary Shares:

in the presence of:

/s/ Li Chit
Witness by: Executive Secretary
Name: Li Chit

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:

SIGNED, SEALED AND DELIVERED	)
as a DEED by Lin Yu-Chang	)
as attorney of	)
JAFCO Asia Technology Fund VII Pte. Ltd.	)

/s/ Liu Yu-Chang

We agree to sell:

☒  ALL of the Shares in the Company registered in our name; or

☐  the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares:

•	Existing Shareholder Ordinary Shares:

•	Investor Ordinary Shares:

in the presence of:

/s/ Chang, Yu-Ping
Witness by:
Name: Chang, Yu-Ping

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:

EXECUTED AND DELIVERED	)
as a DEED by	)
CVF NINE LIMITED	)
)
	)	/s/ WONG Hak Keung Albert
	)	Name:	WONG Hak Keung Albert
	)	Title:	Director
)
)
)
)
)
	)	/s/ MAK Sze Kit
	)	Name:	MAK Sze Kit
	)	Title:	Director
)
)
)
in the presence of:	)
)
/s/ Maximilian Shuk Lun Tung	)
Name: Maximilian Shuk Lun Tung	)
Occupation: Solicitor	)
Address: Maximilian Shuk Lun Tung	)
Solicitor, Hong Kong SAR

I/We agree to sell:

☒  ALL of the Shares in the Company registered in my/our name; or

☐  the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares:

•	Existing Shareholder Ordinary Shares:

•	Investor Ordinary Shares:

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:

EXECUTED AND DELIVERED		)
as a DEED by		)
PRIMUS BRAGINSKII LIMITED		)
)
		)	/s/ WONG Hak Keung Albert
		)	Name:	WONG Hak Keung Albert
		)	Title:	Director
)
)
)
)
)
		)	/s/ MAK Sze Kit
		)	Name:	MAK Sze Kit
		)	Title:	Director
)
)
)
in the presence of:		)
)
/s/ Maximilian Shuk Lun Tung		)
Name:	Maximilian Shuk Lun Tung	)
Occupation:	Solicitor	)
Address:	Maximilian Shuk Lun Tung Solicitor, Hong Kong SAR	)

I/We agree to sell:

☒  ALL of the Shares in the Company registered in my/our name; or

☐  the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares:

•	Existing Shareholder Ordinary Shares:

•	Investor Ordinary Shares:

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:

SIGNED, SEALED AND DELIVERED	)
as a DEED by [insert name of signatory]	)
as [director/authorised representative/attorney] of	)
[insert name of the institutional investor]	)

/s/ Hua Nan Venture Capital Co., Ltd.

I/We agree to sell:

☒  ALL of the Shares in the Company registered in my/our name; or

☐  the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares:

•	Existing Shareholder Ordinary Shares:

•	Investor Ordinary Shares:

/s/ Yao Qing Li

in the presence of: /s/ Pei-Tsen Wu

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:

The COMMON SEAL of	)
Ample Pacific Development Limited	)
was hereunto affixed in the presence of:	)

/s/ Chu Wing Hong, Park
[Authorised Signatory]
Chu Wing Hong, Park

/s/ Pang Wai Yee
[Secretary]
Pang Wai Yee

SELLER:

Executed as a deed by )
Ample Pacific Development Limited )

/s/ Chu Wing Hong, Park	Signature of director
Chu Wing Hong, Park	Name of director

/s/ Pang Wai Yee	Signature of secretary
Pang Wai Yee	Name of secretary

I/We agree to sell:

☒  ALL of the Shares in the Company registered in my/our name; or

☐  the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares:

•	Existing Shareholder Ordinary Shares:

•	Investor Ordinary Shares:

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:

SIGNED, SEALED AND DELIVERED	)
as a DEED by Seah Kian Wee	)
as CEO & Managing Director of UOB Venture	)
Management Pte Ltd, Fund Manager of	)
UVM 3 Venture Investments LP acting through	)
its General Partner UOB Bioventures	)
Management Pte Ltd	)

/s/ Seah Kian Wee

I/We agree to sell:

☒  ALL of the Shares in the Company registered in our name; or

☐  the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares:

•	Existing Shareholder Ordinary Shares:

•	Investor Ordinary Shares:

in the presence of:

/s/ Jean Thoh Jing Herng
Witness by:
Name: Jean Thoh Jing Herng

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:

SIGNED, SEALED AND DELIVERED	)
as a DEED by [Sen Huang Huang]	)
as [chairman] of	)
[PixArt Investment (Samoa) Ltd.]	)

/s/ Sen Huang Huang

I/We agree to sell:

☒  ALL of the Shares in the Company registered in my/our name; or

☐  the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares:

•	Existing Shareholder Ordinary Shares:

•	Investor Ordinary Shares:

in the presence of:

/s/ Chia-Lin Charlie Chang
Witness by:
Name: Chia-Lin Charlie Chang

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:

SIGNED, SEALED AND DELIVERED as a DEED by [Sen Huang Huang] as [chairman] of [Yuan-Xiang Investment Corp.]	) ) ) )

/s/ Sen Huang Huang

I/We agree to sell:

☒	ALL of the Shares in the Company registered in my/our name; or

☐	the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares:

•	Existing Shareholder Ordinary Shares:

•	Investor Ordinary Shares:

in the presence of:

/s/ Chia-Lin Charlie Chang
Witness by:
Name: Chia-Lin Charlie Chang

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:

SIGNED, SEALED AND DELIVERED as a DEED by KOON, SAY MING WILLIAM	) ) )

/s/ Koon, Say Ming William

I/We agree to sell:

☐	ALL of the Shares in the Company registered in my/our name; or

☒	the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares: 397,863

•	Existing Shareholder Ordinary Shares:

•	Investor Ordinary Shares: 1,902,137

in the presence of:

/s/ Shawnl Chen
Witness by:
Name: SHAWNL CHEN

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:

SIGNED, SEALED AND DELIVERED as a DEED by James Ho as Chairman of CDIB Capital Healthcare Ventures Limited

/s/ James Ho

I/We agree to sell:

☒	ALL of the Shares in the Company registered in my/our name; or

☐	the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares:

•	Existing Shareholder Ordinary Shares:

•	Investor Ordinary Shares:

in the presence of:

/s/ Kung, Te-Chun
Witness by: Name: KUNG, TE-CHUN

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:

SIGNED, SEALED AND DELIVERED as a DEED by [insert name of signatory] as [director/ authorised representative/attorney] of [insert name of the institutional investor]	) ) ) )

/s/ Chow I Chang

I/We agree to sell:

☒	ALL of the Shares in the Company registered in my/our name; or

☐	the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares:

•	Existing Shareholder Ordinary Shares:

•	Investor Ordinary Shares:

in the presence of:

/s/ Robert Lin
Witness by:
Name: ROBERT LIN

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:

SIGNED, SEALED AND DELIVERED as a DEED by Hsu, Douglas Jefferson as the Management Director of Drive Catalyst SPC	) ) ) )

/s/ Hsu, Douglas Jefferson

I/We agree to sell:

☒	ALL of the Shares in the Company registered in my/our name; or

☐	the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares:

•	Existing Shareholder Ordinary Shares:

•	Investor Ordinary Shares:

in the presence of:

/s/ Ding Wei Law
Witness by: Name: Ding Wei Law

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:

SIGNED, SEALED AND DELIVERED as a DEED by Pai-Chien Huang as Chairman of Eminent II Venture Capital Corporation

/s/ Pai-Chien Huang

I/We agree to sell:

☒	ALL of the Shares in the Company registered in my/our name; or

☐	the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares:

•	Existing Shareholder Ordinary Shares:

•	Investor Ordinary Shares:

in the presence of:

/s/ Chih-Liu Lin
Witness by:
Name: Chih-Liu Lin

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:
SIGNED, SEALED AND DELIVERED	)
as a DEED by Yi-Kuei, Chen	)
as Director of	)
Maxpro Investment Co., Ltd.	)
/s/ Yi-Kuei, Chen

I/We agree to sell:

☒	ALL of the Shares in the Company registered in my/our name; or

☐	the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares:

•	Existing Shareholder Ordinary Shares:

•	Investor Ordinary Shares:

in the presence of:

/s/ Yuchia, Wang
Witness by:
Name: Yuchia, Wang

[Project Ace - Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written. ·

SELLER:
SIGNED, SEALED AND DELIVERED	)
as a DEED by	)
[insert individual Investor’s name]	)
/s/ Ng Po Kay, Andy

I/We agree to sell:

☐	ALL of the Shares in the Company registered in my/our name; or

☒	the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares:

•	Existing Shareholder Ordinary Shares:

•	Investor Ordinary Shares: 989, 629

in the presence of:

/s/ Howard Lee
Witness by:
Name: Howard Lee

[Project Ace - Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:
SIGNED, SEALED AND DELIVERED	)
as a DEED by	)
Yung Lap Hang	)
/s/ Yung Lap Hang

I/We agree to sell:

☐	ALL of the Shares in the Company registered in my/our name; or

☒	the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares: 610,087

•	Existing Shareholder Ordinary Shares:

•	Investor Ordinary Shares: 229,882

in the presence of:
/s/ Leung Sze Man Evon
Witness by:
Name: Leung Sze Man Evon

[Project Ace - Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:
SIGNED, SEALED AND DELIVERED	)
as a DEED by	)
[insert individual Investor’s name]	)
/s/ Andrew Williamson

I/We agree to sell:

☒	Lof the Shares in the Company registered in my/our name; or

☐	the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares: ___________________________

•	Existing Shareholder Ordinary Shares: _______________

•	Investor Ordinary Shares: _________________________

in the presence of:

/s/ K E Nelson
Witness by:
Name:

Mrs K E Nelson 180 Hale Road
Hale, Cheshire
WA15 8SQ
Mob. [****]
DOB 08/02/61

[Project Ace - Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:
SIGNED, SEALED AND DELIVERED	)
as a DEED by Chan Wai Lung	)
/s/ Chan Wai Lung

I/We agree to selll:

☒	ALL of the Shares in the Company registered in my/our name; or

☐	the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares:

•	Existing Shareholder Ordinary Shares:

•	Investor Ordinary Shares:

in the presence of:

/s/ Wong Hoi Ting
Witness by:
Name: Wong Hoi Ting

[Project Ace - Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:
SIGNED, SEALED AND DELIVERED		)
as a DEED by Cheung Yiu Wai	)
/s/ Cheung Yiu Wai

I/We agree to sell:

☒	ALL of the Shares in the Company registered in my/our name; or

☐	the below number of the Shares in the Company registered in my/our name:

• Other Ordinary Shares:

• Existing Shareholder Ordinary Shares:

• Investor Ordinary Shares:

in the presence of:

/s/ Wendy Lam Wai Fung
Witness by:
Name: WENDY LAM WAI FUNG

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:
SIGNED, SEALED AND DELIVERED	)
as a DEED by LEE Kar Chung Felix	)
as ~~[~~director~~/authorised representative/attorney]~~ of	)
CTGA Limited )

/s/ LEE Kar Chung Felix

I/We agree to sell:

☒	ALL of the Shares in the Company registered in my/our name; or

☐	the below number of the Shares in the Company registered in my/our name:

• Other Ordinary Shares:

• Existing Shareholder Ordinary Shares:

• Investor Ordinary Shares:

in the presence of:

/s/ Winnie Cheung
Witness by: Winnie Cheung
Name: Winnie Cheung

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:

SIGNED, SEALED AND DELIVERED	)
as a DEED by	)
Ian Crosby	)

/s/ Ian Crosby

I/We agree to sell:

☒	ALL of the Shares in the Company registered in my/our name; or

☐	the below number of the Shares in the Company registered in my/our name:

• Other Ordinary Shares:

• Existing Shareholder Ordinary Shares:

• Investor Ordinary Shares:

in the presence of:

/s/ Caron M Johnston
Witness by:
Name: CARON M JOHNSTON

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:

SIGNED, SEALED AND DELIVERED	)
as a DEED by	)
Joanne Crosby	)

/s/ Joanne Crosby

I/We agree to sell:

☒	ALL of the Shares in the Company registered in my/our name; or

☐	the below number of the Shares in the Company registered in my/our name:

• Other Ordinary Shares:

• Existing Shareholder Ordinary Shares:

• Investor Ordinary Shares:

in the presence of:

/s/ Caron M Johnston
Witness by:
Name: CARON M JOHNSTON

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:

SIGNED, SEALED AND DELIVERED	)
as a DEED by	)
[insert individual Investor’s name]	)

/s/ John Colkin

I/We agree to sell:

☒	ALL of the Shares in the Company registered in my/our name; or

☐	the below number of the Shares in the Company registered in my/our name:

• Other Ordinary Shares:

• Existing Shareholder Ordinary Shares:

• Investor Ordinary Shares:

in the presence of:

/s/ Ken Cropper

Witness by: Ken Cropper

Name:

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:
SIGNED, SEALED AND DELIVERED	)
as a DEED by Mok Tony Shu Kam	)
as [director~~/authorised representative/attorney~~] of	)
Keen Hunter Limited	)

/s/ Mok Tony Shu Kam

I/We agree to sell:

☒	ALL of the Shares in the Company registered in my/our name; or

☐	the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares:

•	Existing Shareholder Ordinary Shares:

•	Investor Ordinary Shares:

in the presence of:

/s/ Naomi Wong
Witness by:
Name: Naomi Wong

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:
SIGNED, SEALED AND DELIVERED	)
as a DEED by Lee Hon Nam	)
/s/ Lee Hon Nam

I/We agree to sell:

☒	ALL of the Shares in the Company registered in my/our name; or

☐	the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares:

•	Existing Shareholder Ordinary Shares:

•	Investor Ordinary Shares:

in the presence of:

/s/ Yeung Ching
Witness by:
Name: YEUNG CHING
HKID No. [****]

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:
SIGNED, SEALED AND DELIVERED	)
as a DEED by Lee Wai Chung Kirsty	)
/s/ Lee Wai Chung Kirsty

I/We agree to sell:

☒	ALL of the Shares in the Company registered in my/our name; or

☐	the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares:

•	Existing Shareholder Ordinary Shares:

•	Investor Ordinary Shares:

in the presence of:

/s/ Ting Ling Yin
Witness by:
Name: Ting Ling Yin

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:
SIGNED, SEALED AND DELIVERED	)
as a DEED by Lo Pui Ying	)
/s/ Lo Pui Ying

I/We agree to sell:

☒	ALL of the Shares in the Company registered in my/our name; or

☐	the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares:

•	Existing Shareholder Ordinary Shares:

•	Investor Ordinary Shares:

in the presence of:

/s/ Ting Ling Yin
Witness by:
Name: Ting Ling Yin

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:
SIGNED, SEALED AND DELIVERED	)
as a DEED by Ng Pui Keung	)
/s/ Ng Pui Keung

I/We agree to sell:

☒	ALL of the Shares in the Company registered in my/our name; or

☐	the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares:

•	Existing Shareholder Ordinary Shares:

•	Investor Ordinary Shares:

in the presence of:

/s/ Lee Hon Nam
Witness by:
Name: LEE HON NAM
HKID No. [****]

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:
SIGNED, SEALED AND DELIVERED	)
as a DEED by	)
[insert individual Investor’s name]	)

/s/ Peter Maguire

I/We agree to sell:

☒	ALL of the Shares in the Company registered in my/our name; or

☐	the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares:

•	Existing Shareholder Ordinary Shares:

•	Investor Ordinary Shares:

in the presence of:

/s/ E Jordaw
Witness by:
Name: E Jordaw

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:

SIGNED, SEALED AND DELIVERED	)
as a DEED by August Serelli Lee	)
as [~~director~~/authorised representative/~~attorney~~]of	)
Premium Alpha Limited	)

/s/ August Serelli Lee	ON BEHALF OF ADELSIDE INVESTMENTS LIMITED, DIRECTOR OF PREMIUM ALPHA LIMITED

I/We agree to sell:

☒	ALL of the Shares in the Company registered in my/our name; or

☐	the below number of the Shares in the Company registered in my/our name:

• Other Ordinary Shares:

• Existing Shareholder Ordinary Shares:

• Investor Ordinary Shares:

in the presence of:

/s/ Chen Yiren
Witness by:
Name: CHEN YIREN

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:

SIGNED, SEALED AND DELIVERED	)
as a DEED by Somruethai Wongwirattana	)

/s/ Somruethai Wongwirattana

I/We agree to sell:

☒	ALL of the Shares in the Company registered in my/our name; or

☐	the below number of the Shares in the Company registered in my/our name:

• Other Ordinary Shares:

• Existing Shareholder Ordinary Shares:

• Investor Ordinary Shares:

in the presence of:

/s/ Ting Ling Yin
Witness by:
Name: Ting Ling Yin

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:
SIGNED, SEALED AND DELIVERED	)
as a DEED by	)
[insert individual Investor’s name]	)
/s/ Susan Maguire

I/We agree to sell:

☒	ALL of the Shares in the Company registered in my/our name; or

☐	the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares:

•	Existing Shareholder Ordinary Shares:

•	Investor Ordinary Shares:

in the presence of:

/s/ E Jordaw
Witness by:
Name: E Jordaw

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:

SIGNED, SEALED AND DELIVERED	)
as a DEED by Sy Ming Yiu	)

/s/ Sy Ming Yiu

I/We agree to sell:

☒	ALL of the Shares in the Company registered in my/our name; or

☐	the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares:

•	Existing Shareholder Ordinary Shares:

•	Investor Ordinary Shares:

in the presence of:

/s/ Wong Hoi Ting
Witness by:
Name: Wong Hoi Ting

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:

Executed as a deed by	)
Techno-Novum Limited	)

/s/ Lam Koon Tak William	Signature of director Name of director

/s/ Leung Wai Chu	Signature of Witness Name of witness

I/We agree to sell:

☒	ALL of the Shares in the Company registered in my/our name; or

☐	the below number of the Shares in the Company registered in my/our name:

•	Other Ordinary Shares:

•	Existing Shareholder Ordinary Shares:

•	Investor Ordinary Shares:

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:

SIGNED, SEALED AND DELIVERED	)
as a DEED by Ting Ling Yin	)

/s/ Ting Ling Yin

I/We agree to sell:

☒	ALL of the Shares in the Company registered in my/our name; or

☐	the below number of the Shares in the Company registered in my/our name:

• Other Ordinary Shares:

• Existing Shareholder Ordinary Shares:

• Investor Ordinary Shares:

in the presence of:

/s/ Chan Chung Sing
Witness by: CHAN CHUNG SING
Name:

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:

SIGNED, SEALED AND DELIVERED	)
as a DEED by Wong Hoi Ting	)

/s/ Wong Hoi Ting

1/We agree to sell:

☒	ALL of the Shares in the Company registered in my/our name; or

☐	the below number of the Shares in the Company registered in my/our name:

• Other Ordinary Shares:

• Existing Shareholder Ordinary Shares:

• Investor Ordinary Shares:

in the presence of:

/s/ Chan Wai Lung
Witness by:
Name: Chan Wai Lung

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:

SIGNED, SEALED AND DELIVERED                )

as a DEED by Wu Shu Ting                )

/s/ Wu Shu Ting

I/We agree to sell:

☒	ALL of the Shares in the Company registered in my/our name; or

☐	the below number of the Shares in the Company registered in my/our name:

• Other Ordinary Shares:

• Existing Shareholder Ordinary Shares:

• Investor Ordinary Shares:

in the presence of:

/s/ Chan Wai Lung
Witness by:
Name: Chan Wai Lung

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:

SIGNED, SEALED AND DELIVERED                )

as a DEED by Zhong Jiefu                )

/s/ Zhong Jiefu

I/We agree to sell:

☒	ALL of the Shares in the Company registered in my/our name; or

☐	the below number of the Shares in the Company registered in my/our name:

• Other Ordinary Shares:

• Existing Shareholder Ordinary Shares:

• Investor Ordinary Shares:

in the presence of:

/s/ Qiuyoe Wei
Witness by:
Name: Qiuyoe Wei

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written.

SELLER:

SIGNED, SEALED AND DELIVERED	)
as a DEED by [insert name of signatory]	)
as [director/authorised representative/attorney] of	)
[insert name of the institutional investor]	)

For and on behalf of

Global Logistic Investment Limited

/s/ Chow I Chang

Authorized Signature(s)

I/We agree to sell:

☐	ALL of the Shares in the Company registered in my/our name; or

☒	the below number of the Shares in the Company registered in my/our name:

• Other Ordinary Shares:

• Existing Shareholder Ordinary Shares: 904980

• Investor Ordinary Shares:

in the presence of:

/s/ Robert Lin

Witness by:

Name: Robert Lin

[Project Ace – Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF this Agreement has been duly executed as a deed and is intended to be delivered on the date first above written

SIGNED, SEALED AND DELIVERED	)
as a DEED by YEUNG DANNY SHENG WU	)
as CEO of	)
Prenetics Global Limited	)

/s/ Yeung Danny Sheng Wu

in the presence of:

/s/ Nadia Wong

Witness by:

Name: Nadia Wong

[Project Ace – Signature Page to Share Purchase Agreement]